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                                                                    EXHIBIT 2.1




                            SHARE PURCHASE AGREEMENT





THIS AGREEMENT is made effective as of August 10, 2000 (the "Effective Date").



AMONG:


                  DEBORAH M. DEAN, an individual residing in the State of Washington, U.S.A.


                  (the "Vendor");


AND:


                  JEFFREY W. DEAN, an individual residing in the State of Washington, U.S.A.


                  (the "Founder") (collectively, the Vendor and the Founder are defined as the "Deans");


AND:


                  SPECTRUM PRINT & MAIL SERVICES, LTD., a corporation incorporated under the laws of the State of Delaware, U.S.A.


                  ("Spectrum");


AND:


                  GLOBAL ELECTION SYSTEMS INC., a company incorporated under the laws of British Columbia


                  ("Global Canada");


AND:




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                  GLOBAL ELECTION SYSTEMS, INC., a corporation incorporated
                  under the laws of the State of Delaware, U.S.A.


                  ("Global USA") (collectively, Global Canada and Global USA are defined as "Global");


WHEREAS:


A. The authorized capital stock of Spectrum consists of 1,000 shares without par value, of which 100 shares of the capital stock (the "Spectrum Shares") are issued and outstanding;


B. The Vendor is the sole registered and beneficial owner of the Spectrum
Shares;


C. The Vendor has agreed to sell the Spectrum Shares to Global and Global has agreed to purchase the Spectrum Shares from the Vendor on the terms and conditions set forth in this Agreement.



NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:


2.       REPRESENTATIONS AND WARRANTIES


2.1 In order to induce Global to enter into this Agreement and complete its transactions contemplated hereunder, the Vendor and the Founder jointly and severally represent and warrant to Global that:


(a) Spectrum was and remains duly incorporated and validly subsisting under the laws of the State of Delaware, U.S.A. and
                  Spectrum:


(i) does not carry on business in any state of the United States of America save and except for Washington and California nor does it carry on business in any territory or province of Canada save and except for British Columbia; and



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                                      -3-


(ii) is in good standing with respect to the filing of annual reports with the Secretary of State for Delaware;


(b) the authorized and issued share capital of Spectrum is as set forth in paragraphs A and B of the recitals to this Agreement;


(c) the Spectrum Shares are validly issued and outstanding fully paid and non-assessable shares of the capital stock of Spectrum registered in the names of, and beneficially owned by, the Vendor free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;


(d) there are no outstanding securities convertible into or exchangeable or exercisable for any shares of the capital stock of Spectrum, nor does Spectrum have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance of, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;


(e) the constating documents of Spectrum have not been altered since the incorporation of Spectrum, save and except for the amendment to the Certificate of Incorporation of Spectrum to change the name of Spectrum, which amendment was evidenced by the filing of a Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State for the State of Delaware on July 3, 1996;


(f) Spectrum does not own, directly or indirectly, nor has it agreed to acquire any of the outstanding shares or securities convertible into shares of any other corporation, or any participating interest in any partnership, joint venture or other business enterprise;


(g) all of the material transactions of Spectrum have been promptly and properly recorded or filed in or with the books or records of Spectrum and the minute books of Spectrum contain all records of the meetings and proceedings of Spectrum's shareholders and directors since its incorporation;


(h) Spectrum holds all material licences and permits that are required for carrying on its business in the manner in which such business has been carried on;


(i) Spectrum is the owner of all properties and assets (collectively the "Assets") listed on Schedule "A" to this Agreement, except to the extent any of the Assets are leased, and such Assets represent all of the material property and assets used by Spectrum and which are necessary or useful in the conduct of its business and


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                  all owned Assets are free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule "A" to this Agreement;


(j) Spectrum has all necessary corporate power, authority and capacity to own the Assets owned by it and carry on the business carried on by it and Spectrum is duly registered, licensed or otherwise qualified and in good standing to carry on business in all jurisdictions in which it carries on business;


(k) all machinery and equipment comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;


(l) all of the bank accounts and trust accounts of Spectrum, and the names of all persons authorized to draw thereon or who have access thereto, are listed on Schedule "A" to this Agreement;


(m) Schedule "K" to this Agreement sets forth, with respect to Spectrum, a true and complete list of all material equipment, office equipment, furniture, machinery, vehicles, fixtures, computer hardware and software and other personal property in the possession or custody of Spectrum which is leased, held under license or similar arrangement, or subject to an agreement to lease, license or similar arrangement, together with a description of each of the leases, license, agreements or other documentation relating thereto;


(n) except as disclosed in Schedule "K" to this Agreement, each such lease, license, agreement or arrangement set forth in Schedule "K" to this Agreement is in good standing and in full force and effect, and Spectrum is entitled to all benefits, rights and privileges thereunder;


(o) each lease, license, agreement or arrangement set forth in Schedule "K" to this Agreement constitutes a valid and binding obligation of Spectrum and, to the Deans' knowledge, of the other parties thereto, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity;


(p) the Deans have no knowledge that the other party to any lease, license agreement or arrangement set forth in Schedule "K" to this Agreement is in breach of its obligations thereunder, and no act or event has occurred which, with notice or lapse of time, or both, would constitute a breach thereof by Spectrum or, to the Deans' knowledge, by any of the other parties thereto;


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                                      -5-


(q) each lease, license, agreement or arrangement set forth in Schedule "K" to this Agreement was entered into in the ordinary and normal course of business and Spectrum has not received notice that any party has breached, intends to breach or intends to discontinue any such lease, license, agreement or arrangement;


(r) Schedule "L" to this Agreement sets forth, with respect to Spectrum, a true and complete list and description of any lease, sublease or license of real property (collectively, "Spectrum Properties") to which Spectrum is a party or by which Spectrum is bound (collectively, the "Non-Freehold Agreements");


(s) all interests held by Spectrum under the Non-Freehold Agreements are, and will be at the Time of Closing, free and clear of all liens, charges and encumbrances of any kind whatsoever;


(t) the Non-Freehold Agreements are in good standing and in full force and effect and Spectrum is entitled to all benefits, rights and privileges thereunder;


(u) all amounts of rent and other amounts presently owing under the Non-Freehold Agreements have been paid;


(v) Spectrum has complied with all of its obligations under the Non-Freehold Agreements, and neither Spectrum nor, to the Deans' knowledge, the other parties to the Non-Freehold Agreements, are in breach of their obligations thereunder and no act or event has occurred which, with notice or lapse of time, or both, would constitute a breach thereof;


(w) neither the leasing of the real property under the Non-Freehold Agreements nor Spectrum's use of such real property is, to Deans' knowledge, in violation of any applicable material law, rule or regulation, including any violation of any health, safety, zoning, subdivision or building statute, ordinance or restriction, any Environmental Laws (as defined herein), or any restrictive covenant, affecting the real property;


(x) Spectrum has not received notice that any of the other parties to the Non-Freehold Agreements has breached, intends to breach or intends to discontinue the Non-Freehold Agreements;


(y) the Non-Freehold Agreements constitute valid and binding obligations of Spectrum, and to the Deans' knowledge, of the other parties thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity;



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                                      -6-


(z) Spectrum does not own any real property or, except pursuant to the Non-Freehold Agreements, any interests in real property;


(aa) Spectrum maintains insurance against loss of, or damage to, the Assets by all usual insurable risks on a replacement cost basis and reasonable insurance with respect to public liability for a business of its size (collectively the "Insurance Coverage"), and all of the policies (the "Insurance Policies") in respect of such Insurance Coverage are described on Schedule "D" to this Agreement and all such Insurance Policies are in good standing in all respects and not in default in any respects;


(bb) the unaudited financial statements of Spectrum for its fiscal years ended December 31, 1999, 1998, 1997 and 1996 and the unaudited financial statements of Spectrum for the interim six month period of its current fiscal year (collectively the "Spectrum Financial Statements"), a copy of which appear as Schedule "B" to this Agreement, present fairly and accurately the financial position and results of the operations of Spectrum for the periods then ended;


(cc) the books and records of Spectrum disclose all material financial transactions of Spectrum and such transactions have been fairly and accurately recorded;


(dd)              except as disclosed in the Spectrum Financial Statements:


(i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Spectrum have been made, declared or authorized;


(ii) Spectrum is not indebted to the Vendor or to the Founder except for reimbursable expenses incurred in the ordinary course of business and for salaries and benefits since the date thereof;


(iii) none of the Vendor, or the Founder, or any other officer, director or employee of Spectrum is indebted or under obligation to Spectrum on any account whatsoever; and


(iv) Spectrum has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;


(ee) there are no material liabilities of Spectrum, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Spectrum Financial Statements except those incurred in the ordinary course of business of


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                                      -7-


                  Spectrum since June 30, 2000 to the Effective Date which are recorded in the books and records of Spectrum;


(ff) the inventory shown on the Spectrum Financial Statements or recorded in the books and records of Spectrum has been valued at cost and none of the inventory is obsolete or unsaleable in the ordinary course of the business of Spectrum;


(gg) the accounts receivable of Spectrum shown on the Spectrum Financial Statements or recorded in the books and records of Spectrum are bona fide, good and collectible without set-off or counterclaim;


(hh)              since June 30, 2000:


(i) there has not been any material adverse change of any kind whatsoever in the financial position of Spectrum or any damage or loss materially adversely affecting the business or Assets of Spectrum or the right or capacity of Spectrum to carry on its business;


(ii) Spectrum has not waived or surrendered any right of any kind whatsoever of material value;


(iii) except as permitted under this Agreement, Spectrum has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;


(iv) the business of Spectrum has been carried on in the ordinary course;


(v) no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, Spectrum except as disclosed to Global on Schedule "A" to this Agreement; and


(vi) no capital expenditures have been authorized or made by Spectrum in excess of US$50,000 in the aggregate;


(ii) the directors, officers and key employees of Spectrum and the payment arrangements with Spectrum are as listed on Schedule "C" to this Agreement;


(jj) no payments of any kind whatsoever have been made or authorized by Spectrum since June 30, 2000 to or on



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                                      -8-


                  behalf of the Vendor or the Founder or to or on behalf of any of the directors, officers or key employees of Spectrum except in accordance with those compensation arrangements specified on Schedule "C" to this Agreement or except as contemplated by this Agreement;


(kk) all wages (specifically including any severance or termination payments due and owing), salaries, bonuses and commissions relating to the directors, officers and employees of Spectrum since June 30, 2000 to the Effective Date are reflected and accrued in the books and records of Spectrum;


(ll) there is no outstanding, pending or, to the Deans' knowledge, threatened or anticipated assessment, legal action, cause of action, legal claim, order, prosecution or suit against Spectrum, pursuant to or under any applicable material law, statutes, rules, regulations, ordinances or orders, including social security, unemployment insurance, income tax, employer health tax, employment standards, labor relations, occupational health and safety, human rights, workers' compensation or pay equity, and Spectrum is in compliance with all such applicable material law, statutes, rules, regulations, ordinances or orders;


(mm) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Spectrum other than those specified on Schedule "C" to this Agreement, and Spectrum has no unfunded or unpaid liability in respect of any such plan;


(nn) Spectrum is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;


(oo) Spectrum has not experienced any strikes, work stoppages, claims of unfair labor practice or other material labor disputes;


(pp) no officer or employee of Spectrum has given notice of any claim alleging eligibility for short-term or long-term disability benefits;


(qq) each of the officers and key employees of Spectrum is in good standing under the terms and conditions of their respective employment with Spectrum, and the Deans have no knowledge of any material problem with any such officer or employee, or the employment of any such officer or key employee with Spectrum;


(rr) there have been no occupational health or safety violations affecting Spectrum of the nature or type, including the presence of any industrial disease or any long-term occupational illness in the workplace or among any of the employees or former employees, which could or did result in any action or claim against


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                                      -9-


                  Spectrum by any of its employees or former employees, or their respective dependents, heirs or legal personal representatives, under any applicable insurance programs, workers' compensation laws or other law;


(ss) there are no toxic or hazardous substances in use in the workplace of Spectrum except those used in the printing business;


(tt) Spectrum has complied in all material respects with all legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing; and Spectrum is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing legal requirements;


(uu) the contracts and agreements included on Schedules "A", "C", "K", and "L" to this Agreement and those additional contracts and agreements specified on Schedule "D" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of Spectrum. Each Material Contract constitutes a valid and binding obligation of Spectrum and, to the Deans' knowledge, of the other parties thereto, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and to general principles of equity. None of Spectrum and, to the Deans' knowledge, the other parties to any such Material Contract, is in breach of its obligations thereunder, and no act or event has occurred which, with notice or lapse of time or both, would constitute a breach thereof. All such Material Contracts were entered into in the ordinary and normal course of business. Spectrum has not received notice that any party has breached, intends to breach or intends to discontinue any such contract or agreement. None of the Material Contracts may be terminated by the other party thereto as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;


(vv) true, correct and complete copies of all Material Contracts have been delivered to Global Canada;


(ww) all tax returns and reports of Spectrum required by law to have been filed have been filed and are substantially complete and correct and all taxes required to be paid thereunder have been timely paid or accrued in the Spectrum Financial Statements;


(xx) Spectrum has been assessed for all federal and provincial income tax in Canada for its full fiscal year ended December 31, 1999;


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                                      -10-


(yy) there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Spectrum;


(zz) they are not aware of any tax liabilities of Spectrum of any kind whatsoever or any grounds which would prompt a reassessment of Spectrum;


(aaa) Spectrum has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which Spectrum carries on business;


(bbb) Spectrum is a registrant for purposes of the goods and services tax provided for under the Excise Tax Act (Canada) and its registration number is 891242430RT;


(ccc) Spectrum is, and has been at all times since its incorporation, an S corporation for United States income tax purposes;


(ddd) to the best of their knowledge, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Spectrum at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever;


(eee) Spectrum, the Founder and the Vendor each have good and sufficient right and authority to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;


(fff) to the best of their knowledge, the execution and delivery of this Agreement, the performance of their respective obligations under this Agreement and the completion of the transactions contemplated under this Agreement will not:


(i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Spectrum, the Vendor or the Founder is a party or by which any one of them is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any one of them is bound; and


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                                      -11-


(ii) result in the violation of any material law or regulation of any kind by Spectrum;


(ggg) neither Spectrum nor the Deans have incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement other than payments for valuations;


(hhh) Schedule "M" to this Agreement contains an accurate, complete and comprehensive list of:


(i) all trademarks, trademark applications, trademark registrations, trade names, service marks, service mark registrations and applications, designs, graphics, logos and other commercial symbols of or relating to Spectrum's business, including business names;


(ii) all industrial designs or similar rights of or relating to Spectrum's business, including applications and registrations;


(iii) all patents, the inventions claimed therein and all applications therefor of or relating to Spectrum's business, including patents which may be issued out of such applications (including divisions, reissues, renewals, re-examinations, continuations, continuations in part and extensions) applied for or registered in any jurisdiction;


(iv)                       all domain names and websites used by Spectrum;


(v) all computer systems, including hardware, software, firmware, middleware, software libraries, software tools, the object and source codes relating thereto and the design, technical and user documentation relating thereto used by Spectrum in whatever form and media in the conduct and operation of Spectrum's business except such as are commercially available in the marketplace (collectively, "Spectrum's Computer Systems"), and also Spectrum's Computer Systems that were created by the employees, officers and directors of Spectrum and/or consultants under contract with Spectrum ("Spectrum's In-house Computer Systems") (collectively, Spectrum's Computer Systems and Spectrum's In-house Computer Systems are defined as "Spectrum's Computer Programs"); and


(vi) all contracts between Spectrum and third parties which relate to Spectrum's Computer Programs licensed or leased by third parties to Spectrum and used in connection with Spectrum's business, including but not limited to development agreements, consulting agreements, maintenance agreements, source code escrow agreements, license agreements and distribution agreements (collectively, the "Third-Party IT Contracts");


                  (collectively, the "Intellectual Property Rights"), and such list sets out, in detail, the relevant dates, reference numbers and jurisdictions of each. Spectrum has all necessary rights and is fully entitled to exercise the Intellectual Property Rights as provided hereunder. The execution, delivery and performance of this Agreement do not constitute and will not constitute a breach of any of the Intellectual Property Rights of Spectrum;


(iii) Spectrum's In-house Computer Systems set forth in Schedule "M" are owned by Spectrum and are used in Spectrum's business; and to the Deans' knowledge, Spectrum is not in default of any of its obligations as licensee under any licenses or any Third-Party IT Contracts listed in Schedule "M" to this Agreement as at the date hereof;


(jjj) no source code for any of Spectrum's In-house Computer Systems is in the possession of any person other than Spectrum;


(kkk) except with respect to any Third-Party IT Contracts and the licenses disclosed in Schedule "M" to this Agreement which grant rights to Spectrum and are owned by other persons, Spectrum is or at the time of Closing will be the sole legal and beneficial owner of:


(i)                        the Intellectual Property Rights; and


(ii) all right, title and interest in and to all know-how relating to Spectrum's business, including all research data, trade secrets and other proprietary know-how (whether patentable or non-patentable and whether or not reduced to practice), techniques, instructions, manuals, records, procedures, financial, marketing and business data (including pricing and cost information, business and marketing plans and customer and supplier lists and information),


                  (collectively, the "Proprietary Information")


                  (collectively, the Intellectual Property Rights and the Proprietary Information are defined as the "Technology"), and will hold all right, title and interest in and to the Technology, free and clear of all liens, charges and encumbrances whatsoever and to any licenses of the Technology granted by Spectrum in the ordinary course of its business and Spectrum has no notice of any adverse claim of ownership in any Technology;


(lll) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the assignment and/or transfer by Spectrum of the Intellectual Property Rights or the execution, delivery or performance of this Agreement by Spectrum. There are no restrictions on the ability of Spectrum to use and exploit all the Intellectual Property Rights;


(mmm) except as disclosed in Schedule "M" to this Agreement, Spectrum's In-house Computer Systems are original works and Spectrum's use of Spectrum's In-house Computer Systems to the best of their knowledge does not infringe the industrial or intellectual property rights of any person in the United States, Canada or any other country where Spectrum currently has customers;

(nnn) Spectrum has made no filings with any governmental authority in respect of the Intellectual Property Rights, except for the filings identified in Schedule M;


(ooo) Spectrum utilizes industry standard software that searches all computers and incoming electronic material for any harmful programs or data incorporated into any computer program or system with malicious intent to disrupt the proper operation of a computer hardware system or its associated program, including but not limited to clock, timer, counter or other limiting or disabling code, design or routine that would cause the computer program or system to be erased, made inoperable in any material way or otherwise rendering incapable of performing substantially in accordance with its applicable user documentation and specifications or would prevent or prohibit or otherwise diminish the use thereof by Global (collectively, "Computer Viruses"). At the Closing Date the Computer Programs used by Spectrum in Spectrum's business shall be free of Computer Viruses incorporated into Spectrum's In-house Computer Systems by the Vendor, the Founder or any other employee of Spectrum;


(ppp) the documentation delivered by Spectrum in respect of Spectrum's Computer Programs is sufficient to allow skilled software professionals possessing experience in this industry and some knowledge of Spectrum's Computer Programs to operate Spectrum's business;


(qqq) all of Spectrum's Technology is "Year 2000 Compliant", which means that, where relevant, it uses a method of sorting, interpreting, manipulating, calculating, processing and reporting dates based upon the full four digits for each year such that all arithmetic operations, comparisons, sorts and reporting involving dates yield correct results for all years during and after the year 2000, provided that:

(i) all information imported from other data sources includes complete dates only;


(ii) linked tables and other shared data sources include complete dates only; and


(iii) hardware that fails to correctly switch or change dates is not used and no other source of date inconsistency is entered into a Computer Program or other Technology;


(rrr) the conduct of Spectrum and its use, ownership or rights in respect of the Intellectual Property Rights do not infringe, and to the Deans' knowledge Spectrum has not infringed or breached, nor is infringing or breaching, any Intellectual Property Rights of any other person;


(sss) Spectrum has not received any notice of a claim against Spectrum alleging infringement of any Intellectual Property Right;


(ttt) Spectrum has used commercially reasonable efforts to take precautions and to protect Spectrum's proprietary information from loss, damage and unauthorized use or disclosure;


(uuu) Spectrum is not a party to any agreement or arrangement which restricts the freedom of Spectrum to carry on its business as presently carried on or any contract or agreement which contains covenants by Spectrum not to compete in any line of business with any other person, except in favour of Global;


(vvv) the business of Spectrum has been and is being carried on, and the processes and undertakings of Spectrum have been and are being conducted in compliance with all applicable material laws, regulations or orders of any governmental authority relating to environmental matters (collectively, "Environmental Laws"). The Deans have no knowledge of any fact which could give rise to a potential claim against Spectrum or any of its directors, officers or employees relating to non-compliance with any Environmental Laws;


(www) to the Deans' knowledge, Spectrum is not required under Environmental Laws to have any permits for the operation of its business as it is presently being conducted;

(xxx) Spectrum does not use the Spectrum Properties to generate, manufacture, refine, treat, transport, handle, store, dispose, transfer, produce or process hazardous waste or hazardous substances, except as used in the normal printing business;


(yyy) neither Spectrum nor any of its officers or directors or employees has ever been convicted of an offense or otherwise cited, fined, penalized or been made subject to an enforcement order for non-compliance with any Environmental Law;


(zzz) Spectrum has not caused or permitted any release of any hazardous substances in the course of the conduct of Spectrum's business that currently imposes or would in the future impose any material cleanup or remediation obligations on Spectrum under any Environmental Law;


(aaaa) to the Dean's knowledge, Spectrum is not required to make any reports to governmental authorities under Environmental Laws in connection with its business or the Spectrum Properties;


(bbbb) Spectrum has not incurred any material liability with respect to the Spectrum Properties pursuant to Environmental Laws and, to the Deans' knowledge, Spectrum is not now incurring any liability with respect to the Spectrum Properties pursuant to any Environmental Laws. To the Deans' knowledge, there is no past or present fact, condition or circumstance in connection with Spectrum's operations that could result in any material liability or potential liability under any Environmental Laws;


(cccc) Schedule "N" to this Agreement sets forth a list of all of the customers of Spectrum as of the Effective Date. No contract or agreement with any such customer will terminate or be terminable by the customer as a result of the consummation of the transactions contemplated by this Agreement. The Deans have no reason to believe that any customer intends to terminate or seek a renegotiation of its relationship with Spectrum as a result of the transactions contemplated by this Agreement and Spectrum is not involved in any dispute or disagreement with any of its customers which could have a material adverse effect on the business of Spectrum. The Deans do not have any knowledge that the relationship with any of its customers will not continue after the Closing Date. No customer has notified Spectrum that it intends not to do business or that it intends to reduce the amount of business it conducts with Spectrum as a result of the transaction contemplated herein;


(dddd) there have been no sales or purchases by Spectrum of any assets relating to the business of Spectrum which have occurred since December 31, 1999 and which involve (i) an obligation on behalf of Spectrum to indemnify the other party thereto for liabilities in connection with such transaction;
                  (ii) an obligation on
                  behalf of the other party thereto to indemnify Spectrum for liabilities in connection with such transaction; or (iii) the retention of any such liabilities or obligations by Spectrum in connection with such transaction;


(eeee) neither Spectrum, nor any director, officer or employee (including the Deans) or, to the Deans' knowledge, any agent or other person acting on behalf of Spectrum has used any corporate or other funds for unlawful contributions or unlawful gifts with respect to customers or suppliers of Spectrum, or has made any unlawful expenditures relating to political activity of government officials or others, or established or maintained any unlawful or unrecorded funds. Neither Spectrum nor any director, officer or employee (including the Deans) or, to the Deans' knowledge, any agent or other person acting on behalf of Spectrum has accepted or received any unlawful contributions, or unlawful payments, or unlawful gifts; and


(ffff) the Vendor is acquiring Global's Shares for the Vendor's own account for investment and not as a nominee or agent for or for the benefit of any other person and that the Vendor has no present intention of distributing or reselling any of Global's Shares in violation of federal or state securities laws.


2.2 The representations and warranties of the Vendor and the Founder contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and they shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of Global for a period of 36 months from the time of Closing after which they shall expire and be of no further force or effect.


2.3 In order to induce the Vendor and the Founder to enter into this Agreement and complete their respective transactions contemplated hereunder, Global Canada represents and warrants to the Vendor and the Founder that:


(a) Global Canada was and remains duly incorporated and validly subsisting under the laws of British Columbia and:


(i) Global Canada is a "reporting issuer" as that term is defined in the Securities Act;


(ii) Global Canada will be in good standing with respect to the filing of annual reports with the B.C. Registrar of Companies on or before the Time of Closing;

(iii) Global Canada's common shares are listed and, as of the Effective Date, posted for trading on The Toronto Stock Exchange, and to the best of its knowledge, Global Canada is not in material default of any of the listing requirements of the TSE; and


(iv) Global Canada is a reporting issuer in British Columbia and Ontario and Global Canada is not, to the best of its knowledge, in material default of any of the requirements of the applicable Securities Rules of those jurisdictions;


(b)               as of the Effective Date:


(i) the authorized share capital of Global Canada consisted of 100,000,000 common shares without par value and 20,000,000 convertible voting preferred shares without par value, of which 18,583,673 common shares were issued and outstanding;


(ii) there are no commitments, plans or arrangements of any kind whatsoever to issue shares of Global Canada, nor are there any outstanding options, warrants, convertible securities or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of Global Canada save and except as disclosed in Schedule "O" to this Agreement;


(c) Global holds all material licences and permits that are required for carrying on its business in the manner in which such business has been and is now being carried on;


(d) the audited financial statements of Global for its fiscal year ended June 30, 1999 and the unaudited financial statements of Global for the interim nine month period of its current fiscal year ending March 31, 2000 (collectively "Global's Financial Statements"), copies of which appear as Schedule "E" to this Agreement, present fairly and accurately the financial position and results of the operations of Global for the periods then ended and Global's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;


(e) the books and records of Global disclose all material financial transactions of Global since March 31, 2000 and such transactions have been fairly and accurately recorded;

(f) except as disclosed in Global's Financial Statements, Global has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;


(g) since March 31, 2000, there has not been any material adverse change of any kind whatsoever in the financial position of Global or any damage or loss materially adversely affecting the business or assets of Global or the right or capacity of Global to carry on its business;


(h) there are no liabilities of Global, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in Global's Financial Statements except those incurred in the ordinary course of business of Global since March 31, 2000 which are recorded in the books and records of Global;


(i) all tax returns and reports of Global required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever have been paid or accrued in Global's Financial Statements;


(j) Global has been assessed for federal, state and provincial income tax for all full or partial fiscal years to and including its fiscal year ended June 30, 1999;


(k) adequate provision has been made for taxes payable by Global for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Global;


(l) it is not aware of any contingent tax liabilities of any kind whatsoever or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in earlier tax returns filed;


(m) Global has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which it carries on business;


(n) to the best of its knowledge, there are no material actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Global at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever;


(o) to the best of its knowledge, Global is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;


(p) Global has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;


(q) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not:


(i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Memorandum or Articles of Global Canada or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Global is a party or by which it is bound, or any judgment or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which Global is bound; and


(ii) result in the violation of any material law or regulation of any kind by Global;


(r) Global has not incurred any liability for broker's or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement;


(s) Schedule "P" to this Agreement contains an accurate, complete and comprehensive list of all computer systems, including hardware, software, firmware, middleware, software libraries, software tools, the object and source codes relating thereto and the design, technical and user documentation relating thereto used by Global in whatever form and media in the conduct and operation of Global's business except such as are commercially available in the marketplace (collectively, "Global's Computer Systems"), and also Global's Computer Systems that were created by the employees, officers and directors of Global and/or consultants under contract with Global ("Global's In-house Computer Systems") (collectively, Global's Computer Systems and Global's In-house Computer Systems are defined as "Global's Computer Programs");

(t) Global's In-house Computer Systems set forth in Schedule "P" are owned by Global and are used in Global's business;


(u) Global is the sole legal and beneficial owner of Global's Computer Programs and holds all right, title and interest in and to Global's Computer Programs free and clear of all liens, charges and encumbrances whatsoever and to any licenses of Global's Computer Programs granted by Global in the ordinary course of its business and Global has no notice of any adverse claim of ownership in any of Global's Computer Programs; and


(v) except as disclosed in Schedule "P" to this Agreement, Global's In-house Computer Systems are original works and Global's use of Global's In-house Computer Systems to the best of their knowledge does not infringe the industrial or intellectual property rights of any person in the United States, Canada or any other country where Global currently has customers.


2.4 The representations and warranties of Global contained in this Agreement, except for those set forth in subparagraph 1.3(b) of this Agreement, shall be true at the Time of Closing as though they were made at the Time of Closing and they, together with those set forth in subparagraph 1.3(b), shall survive the completion of the transactions contemplated under this Agreement and remain in full force and effect thereafter for the benefit of the Vendor and the Founder for a period of 36 months from the time of Closing after which they shall expire and be of no further force or effect.


3. PURCHASE AND SALE


3.1 Subject to the terms and conditions of this Agreement, the Vendor agrees to sell her Spectrum Shares to Global, and Global agrees with the Vendor to purchase her Spectrum Shares, on the Closing Date for the sum of US$4,000,000 (the "Purchase Price").


3.2 Global shall pay the Purchase Price to the Vendor as follows:


(a) by the payment of US$1,600,000 (the "Cash Payment") as follows:

(i)                        on the Closing Date: (the "Initial       US$600,000
                           Payment")


(ii)                       on the first anniversary of the Closing  US$333,334
                           Date:


(iii)                      on the second anniversary of the         US$333,333
                           Closing Date:


(iv)                       on the third anniversary of the Closing  US$333,333
                           Date:


                           Total Cash Payment:                      US$1,600,000
                                                                    ============

(b) by the issuance on the Closing Date of a total of 1,600,000 common shares of Global Canada ("Global's Shares") at a deemed price of CDN$2.09 per Global's Share, of which 500,000 common shares (the "Escrowed Shares") will be held until the second anniversary of the Closing Date by an escrow agent set forth in, and on the terms and conditions set forth in, an escrow agreement attached as Schedule "Q" to this Agreement.


3.3 The Vendor acknowledges to and agrees with Global that Global's Shares will be subject to resale restrictions imposed under applicable securities laws and the rules of regulatory bodies having jurisdiction and that the certificates issued for Global's Shares will bear a legend in substantially the following form:


                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") NOR THE SECURITIES ACT OF ANY STATE OF THE UNITED STATES, THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS THEY ARE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" AS THAT TERM IS DEFINED BY REGULATION S UNDER THE 1933 ACT AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM PACIFIC CORPORATE TRUST COMPANY, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO PACIFIC CORPORATE TRUST COMPANY, THE COMPANY AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT."

3.4 The sale and purchase contemplated under this Agreement shall, when completed on the Closing Date, take effect as of the close of business on the Effective Date and from such time to the Closing Date the business of Spectrum shall be carried on by the Vendor and the Founder in the ordinary course for the account of Global.


4. COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS


4.1 The Vendor, the Founder and Spectrum jointly and severally covenant and agree with Global that the Vendor, the Founder and Spectrum shall:


(a) from and including the Effective Date through to and including the Time of Closing, permit Global, through its directors, officers, employees and authorized agents and representatives (collectively the "Purchaser's Representatives") at its own cost, full access to Spectrum's books, records and property including, without limitation, all of the Assets, contracts and minute books of Spectrum, so as to permit Global to make such investigation ("Global's Investigation") of Spectrum as Global deems necessary;


(b) from and including the Effective Date through to and including the Time of Closing, do all such acts and things reasonably necessary to ensure that all of the representations and warranties of the Vendor and the Founder contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement remain true and correct; and


(c) from and including the Effective Date through to and including the Time of Closing, preserve and protect the goodwill, Assets, business and undertaking of Spectrum and, without limiting the generality of the foregoing, carry on the business of Spectrum in a reasonable and prudent manner.


4.2 The Vendor, the Founder and Spectrum jointly and severally covenant and agree with Global that, from and including the Effective Date through to and including the Time of Closing, the Vendor, the Founder and Spectrum shall not negotiate with any other person in respect of a purchase and sale of any of the Spectrum Shares or all or substantially all of the Assets, other than a sale of part of the Assets and inventory in the ordinary course of Spectrum's business.


4.3 The Vendor and the Founder jointly and severally acknowledge to and agree with Global that Global's Investigation shall in no way limit or otherwise adversely affect the rights of Global as provided for hereunder in respect of the representations and warranties of the Vendor and the Founder contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement.

4.4 Global covenants and agrees with the Vendor, the Founder and Spectrum that Global shall:


(a) from and including the Effective Date through to and including the Time of Closing, permit the Vendor and the Founder themselves and through their authorized agents and representatives (collectively the "Deans' Representatives") at their own cost, full access to Global's property, books and records including, without limitation, all of the assets, contracts and minute books of Global, so as to permit the Deans' Representatives to make such investigation (the "Deans' Investigation") of Global as the Vendor and the Founder deem necessary; and


(b) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of Global contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct.


4.5 Global acknowledges to and agrees with the Vendor and the Founder that the Deans' Investigation shall in no way limit or otherwise adversely affect the rights of the Vendor and the Founder as provided for hereunder in respect of the representations and warranties of Global contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement.


4.6 Global acknowledges that the Vendor is a guarantor of obligations of Spectrum (the "Guarantees") under the leases of personal property as more particularly described in Schedule "K" to this Agreement and Global covenants and agrees with the Vendor to use its best efforts to obtain a release of the Vendor's personal liability under the Guarantees at the earliest time following the Closing Date. Following the Closing Date, Global shall indemnify and save harmless the Vendor from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Vendor by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Vendor, directly or indirectly, arising out of or as a consequence of the Guarantees.


4.7 Global acknowledges that the Vendor shall continue as an employee of Spectrum until December 31, 2000 on the terms set out in Schedule "C" hereto and may thereafter enter a consulting arrangement with Spectrum on terms acceptable to Purchaser.


5. INDEMNITY


5.1 Notwithstanding the completion of the transactions contemplated under this Agreement or Global's Investigation, the representations, warranties and acknowledgements of the Vendor and the Founder or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of Global. If any of the representations, warranties or acknowledgements given by the Vendor and the Founder or any one of them in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of the Vendor and the Founder or any one of them, the Vendor and the Founder shall jointly and severally indemnify and save harmless Global from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against Global by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by Global, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by Global, directly or indirectly, arising out of any material liability, assessment, reassessment or similar item levied upon or incurred by Spectrum for any tax, interest and/or penalties for any period up to and including the Closing Date and all claims, demands, costs (including legal fees and disbursements as charged by a lawyer to his own client) and expenses of any kind whatsoever in respect of the foregoing.


5.2 Notwithstanding the completion of the transactions contemplated under this Agreement or the Deans' Investigation, the representations, warranties and acknowledgements of Global contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and shall continue in full force and effect thereafter for the benefit of the Deans. If any of the representations, warranties or acknowledgements given by Global in this Agreement are found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of Global, Global shall indemnify and save harmless the Deans from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against the Deans by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Vendor or the Founder, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement.


6. CONDITIONS PRECEDENT


6.1 Global's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfilment to the satisfaction of Global of each of the following conditions that:


(a) on or before the Time of Closing, Global shall have directly, or indirectly through Spectrum, entered into the following agreements:

(i) written employment agreements with Jeffrey Dean, Tae Kim, John Elder and David Dean (the "Employment Agreements"), the form of which appear in Schedule "F" to this Agreement; and


(ii) written non-compete agreements with Jeffrey Dean and Deborah Dean (the "Non-Compete Agreements"), the form of which appear in Schedule "F" to this Agreement;


(b) at the Time of Closing, the directors of Spectrum shall consist of Deborah M. Dean, T. Neil Dean and Jeffrey W. Dean;


(c) at the Time of Closing, the solicitors for the Vendor and the Founder shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "G" to this Agreement; and


(d) as of the Time of Closing, the representations and warranties of the Vendor and the Founder or any one of them referred to in paragraph 1.1 of this Agreement, contained elsewhere in this Agreement or contained in any certificates or documents delivered by them or any one of them pursuant to this Agreement shall be true and correct as if such representations and warranties had been made by the Vendor and the Founder as of the Time of Closing.


The conditions set forth above are for the exclusive benefit of Global and may be waived by Global in whole or in part on or before the Time of Closing.


6.2 The Deans' respective obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:


(a) at the Time of Closing, the solicitors for Global Canada shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "H" to this Agreement; and


(b) at the Time of Closing, the representations and warranties of Global referred to in paragraph 1.3 of this Agreement, contained elsewhere in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be true and correct as if such representations and warranties had been made by Global as of the Time of Closing.


The conditions set forth above are for the exclusive benefit of each of the Vendor and the Founder and may be waived by each of them in whole or in part on or before the Time of Closing.

6.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement have been approved ("Regulatory Approval") by the Toronto Stock Exchange ("TSE") and Global Canada warrants that it has all requisite approvals to issue Global's Shares. The parties also acknowledge that the TSE, by way of a letter dated August 28, 2000, from the TSE to Global Canada, that the TSE accepted notice of this Agreement and has conditionally approved for listing Global's Shares.


7. CLOSING


7.1 The completion of the transactions contemplated under this Agreement shall be closed at the offices of Messrs. Gowling Lafleur Henderson LLP, P.O. Box 49122, 2300 - 1055 Dunsmuir Street, Vancouver, British Columbia at 9:00 o'clock a.m. local time in Vancouver, B.C. (the "Time of Closing") on September 29, 2000 or such other date as the parties may agree upon in writing (the "Closing Date").


7.2 At the Time of Closing, the Vendor and the Founder shall deliver to the solicitors for Global:


(a) a certified true copy of the resolutions of the directors of Spectrum evidencing that the directors of Spectrum have approved this Agreement and all of the transactions of Spectrum contemplated hereunder and the resolutions shall include specific reference to:


(i) the approval of the sale and transfer of Spectrum Shares from the Vendor to Global as provided for in this Agreement;


(ii) the cancellation of the share certificate (the "Old Share Certificate") representing Spectrum Shares held as set forth in paragraph B of the recitals to this Agreement; and


(iii) the issuance of a new share certificate (the "New Share Certificate") representing Spectrum Shares registered in the name of Global USA;


(b)               the Old Share Certificate;


(c)               the New Share Certificate;


(d) the Employment Agreements referred to in subparagraph 5.1(a) of this Agreement;

(e) the Non-Compete Agreement referred to in subparagraph 5.1(a) of this Agreement;


(f) the solicitor's opinion referred to in subparagraph 5.1(c) of this Agreement;


(g) a certificate of confirmation signed by the Vendor and the Founder in the form attached as Schedule "I" to this Agreement; and


(h) any other materials that are, in the opinion of the solicitors for Global, reasonably required to complete the transactions contemplated under this Agreement in the manner herein provided.


7.3 At the Time of Closing, Global shall deliver to the solicitors for the Vendor and the Founder:


(a) certified true copies of the resolutions of the directors of Global Canada evidencing that the directors of Global Canada have approved this Agreement and all of the transactions of Global Canada contemplated hereunder;


(b)               evidence that Regulatory Approval has been obtained;


(c) the Initial Cash Payment as provided for in subparagraph 2.2(a) of this Agreement by way of certified funds;


(d) share certificates representing Global's Shares registered in the name of the Vendor as provided for in subparagraph 2.2(b) of this Agreement;


(e) the solicitor's opinion referred to in subparagraph 5.2(a) of this Agreement;


(f) a certificate of confirmation signed by two directors or officers of Global Canada in the form attached as Schedule "J" to this Agreement; and


(g) any other materials that are, in the opinion of the solicitors for the Vendor, reasonably required to complete the transactions contemplated under this Agreement in the manner herein provided.

8. GENERAL


8.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.


8.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.


8.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.


8.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.


8.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.


8.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.


8.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.


8.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.


8.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

(a)               To the Vendor, the Founder or Spectrum:


                  Deborah and Jeffrey Dean
                  22006 - 100th Avenue West
                  Edmonds, Washington
                  USA 98020
                  Telecopier: (425) 778-1163


                  with a copy to:


                  Borden Ladner Gervais
                  1200 Waterfront Centre
                  200 Burrard Street
                  Vancouver, BC
                  Canada V7X 1T2
                  Attention: Ron L. Bozzer, Esq.
                  Telecopier: (604) 622-5834


(b)               To Global:


                  Global Election Systems Inc.
                  1611 Wilmeth Road
                  McKinney, Texas
                  USA 75069-8250
                  Attention: Robert J. Urosevich, President
                  Telecopier: (972) 542-6044


                  with a copy to:


                  Winstead Sechrest & Minick P.C.
                  5400 Renaissance Tower
                  1201 Elm Street
                  Dallas, Texas
                  USA 75270
                  Attention: Brice Tarzwell, Esq.
                  Telecopier: (214) 745-5390


or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.


8.10 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.


8.11 This Agreement shall be subject to, governed by, and construed in accordance with the laws applicable in the Province of British Columbia.

8.12 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.


IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.


Signed, Sealed and Delivered by             Signed, Sealed and Delivered by
DEBORAH M. DEAN in the presence of:         JEFFREY W. DEAN in the presence of:

/s/ Ron L. Bozzer                           /s/ Ron L. Bozzer
-----------------------------------         --------------------------------
Signature of Witness                        Signature of Witness

Name: Ron L. Bozzer                         Name: Ron L. Bozzer
     ------------------------------              --------------

Address: 1200 Waterfront Centre,            Address: 1200 Waterfront Centre,
        ---------------------------                 ------------------------

200 Burrard Street, Vancouver,              200 Burrard Street, Vancouver,
BC Canada                                   BC Canada
-----------------------------------         --------------------------------

Occupation: Lawyer                          Occupation: Lawyer
            -----------------------                     --------------------



)                                           )
)                                           )
)                                           )
)      /s/ Deborah M. Dean                  )      /s/ Jeffrey W. Dean
)      ----------------------------         )      -------------------------
)      DEBORAH M. DEAN                      )      JEFFREY W. DEAN
)                                           )
)                                           )
)                                           )
)                                           )
)                                           )
)                                           )
)                                           )
)                                           )

The Corporate Seal of SPECTRUM              )
PRINT & MAIL SERVICES, LTD. was             )
hereunto affixed in the presence of:        )
                                            )
/s/ Deborah M. Dean                         )
------------------------------------        )              C/S
Authorized Signatory                        )
                                            )
                                            )
------------------------------------        )
Authorized Signatory                        )



                                            The Corporate Seal of GLOBAL
                                            ELECTION SYSTEMS INC. was hereunto
                                            affixed in the presence of:

                                            /s/ Robert J. Urosevich
                                            ------------------------------------
                                            Authorized Signatory


                                            ------------------------------------
                                            Authorized Signatory




The Corporate Seal of GLOBAL                )
ELECTION SYSTEMS, INC. was hereunto         )
affixed in the presence of:                 )
                                            )
/s/ Robert J. Urosevich                     )
------------------------------------        )
Authorized Signatory                        )              C/S
                                            )
------------------------------------        )
Authorized Signatory                        )

                                  SCHEDULE "A"

             LIST OF ASSETS OF SPECTRUM PRINT & MAIL SERVICES, LTD.

A. LIST OF ASSETS AND ENCUMBRANCES

                     SPECTRUM LTD. FURNITURE & FIXTURES LIST

LOCATION:         HEADQUARTERS
                  6920 220TH ST SW, STE 206
                  MOUNTLAKE TERRACE, WA 98043

DESCRIPTION                                                                  QTY
3 drawer small roll-away file cabinet                                        1
5.5 ft standing book shelf                                                   1
6' Black book case                                                           1
Breakroom Table w/4 chairs                                                   1
Coat Hanger                                                                  1
Cubicle Desk (front desk)                                                    1
Dayton Standing 2dr Supply Cabinet                                           1
First Alert Combination Safe                                                 1
Folding work table                                                           1
HON 2 drawer lateral filing cabinet (Black)                                  1
HON 2 drawer lateral filing cabinet (White)                                  2
HON 4 drawer lateral filing cabinet                                          1
HON 2 door Supply Cabinet                                                    1
Leather Couch                                                                1
Leather Love Seat                                                            1
Meeting/Guest table                                                          1
Microwave Oven                                                               1
Office Chair                                                                 11
Refrigerator                                                                 1
Sectional Desk 6 drawers (Grey)                                              1
Sectional Desk w/2 overhead filing cab (Black)                               1
Small 2 shelf book shelf                                                     1
Studio RTA Computer Desk                                                     5
Waiting room end table                                                       1
Waiting room/guest chairs                                                    7
White board                                                                  1
White printer table                                                          1
Wood & Metal supply shelves                                                  1
Wooden Desk w/2 drawers                                                      2
Wooden Desk w/5 drawers                                                      1
Wooden desk w/6 drawers                                                      2
Wooden roll-away office desk                                                 1
Wooden Table 4 drawers, 2 cabinets                                           1

LOCATION:         PARK TERRACE
                  22314 70TH AVE, STE F
                  MOUNTLAKE TERRACE, WA 98043

DESCRIPTION                                                                  QTY
Bookshelf                                                                    1
Coat Hanger                                                                  1
Cork Board                                                                   1
Drafting Chairs                                                              5
File Cabinets                                                                3
Industrial Shelves                                                           3 scts
Ladders                                                                      2
Lunch Table                                                                  1
Meeting/Guest table                                                          1
Microwave                                                                    1
Office Cabinets                                                              1
Office Chairs                                                                2
Office Desks                                                                 1
Press Chairs                                                                 2
Propane Heater                                                               1
Refrigerator                                                                 1
Rolling Tables                                                               6
Space Heaters                                                                2
Stationary Chairs                                                            5
Stationary Tables                                                            8
Stock Shelves                                                                4 scts
Studio RTA Computer Desk                                                     1
Toaster Oven                                                                 1
Tool Chest                                                                   1
Vacuum                                                                       1
Waiting Room/Guest Chairs                                                    2
White Boards                                                                 3

LOCATION:         SOUTH SAN FRANCISCO
                  471 LITTLEFIELD AVE SO. SAN FRANCISCO, CA 94080

DESCRIPTION                                                                  QTY
2D Filling Cab.                                                              1
36" round Table                                                              1
Bissell Vacuum                                                               1
Brother Fax Machine                                                          1
Desk                                                                         1
Folding Chairs                                                               4
Folding Tables                                                               7
Microwave                                                                    1
Rack Shelving 24x48x72                                                       4
Refrigerator                                                                 1
Rolling File Cab.                                                            2
Rolling Work Carts                                                           6
Shop Vacuum                                                                  1
Whiteboard                                                                   2
Work Station                                                                 1
Work Station Chairs                                                          4

                             CAPITAL EQUIPMENT LIST
                            3145 THUNDERBIRD CRESCENT
                                  BURNABY, B.C.


EQUIPMENT DESCRIPTION                         SERIAL NUMBER               ACQUISITION DATE
---------------------                         -------------               ----------------
Gateway 2000 Server                           0006761966                  08/21/96
Gateway 2000 WorkStation 1                    0005663223                  11/18/95
Gateway 2000 WorkStation 2                    0008260465                  06/19/97
Gateway 2000 WorkStation 3                    0007375413                  03/12/97
Gateway 2000 WorkStation 4                    8260466                     03/12/97
Euroline Printer 1                            147297                      08/01/98
Euroline Printer 2                            100108                      08/01/98
Super Stack II Dual Speed Hub                 7YAF005635                  10/28/97
Sun SPARCstation 20                           538F0524                    11/30/95
Xerox DocuPrint 390HC                         4V1-015985                  11/30/95
Xerox Xprint 4915 Plus                        1WW-012479                  11/12/96
XeroxDocuPrint N40 A                          W7F-035657                  07/30/99
Northstar Key Telephone System                n/a                         05/15/97

                             CAPITAL EQUIPMENT LIST
                            22314 - 70TH AVENUE WEST
                              MOUNTLAKE TERRACE, WA


EQUIPMENT DESCRIPTION                         SERIAL NUMBER               ACQUISITION DATE
---------------------                         -------------               ----------------
Xeikon DCP50/D A                              01-01128                    06/12/98
Xeikon DCP50/D B                              01-01256                    09/23/98
Spartanics T-30/M500 A                        8653                        06/12/98
Spartanics T-30/M500 B                        9704                        12/17/99
Winder/Re-winder unit A                       101                         06/12/99
Winder/Re-winder unit B                       102                         12/17/99
Champion 305XD manual cutter                  98X298                      06/12/98
Rosback 223 perf machine                      22383996                    10/07/98
Beseler shrinkwrap table 2016-MB-SL           798624                      10/23/98
Beseler shrinkwrap tunnel T-16-8-D            898633                      10/23/98
Stahl folder w/right angle attachment         FS49A                       12/17/99
Craftsman 40gal air compressor                301549                      08/23/98
Craftsman 40gal air compressor                9916143686                  12/17/99
Gateway E4200 Computer (S)                    10405316                    07/27/98
Gateway E4200 Computer (WS)                   10403487                    07/27/98
Apple Mac G-3 Computer (WS)                   56909BX6FQ2                 04/21/99
Brother MFC 1970 Message Centre               D97883552                   07/22/99
Cisco 1600 Router                             7959630                     07/07/98
Asante 10T Hub/8                              339M1120                    06/12/98
Adtram TSU LT                                 822B1120                    06/12/98
Nissan Forklift                               74279                       06/12/98
Attrix HCTV Toner Vac                         H-2118                      06/12/98
Pallet Jack                                   3593                        07/13/98
Iomega 250 Zip drive                          P9GW070140                  03/12/99
Pelouze 4010 Scale                            9903 56994                  11/17/99

                                CAPITAL EQUIPMENT
                            22314 - 70TH AVENUE WEST
                              MOUNTLAKE TERRACE, WA


EQUIPMENT DESCRIPTION                         SERIAL NUMBER               ACQUISITION DATE
---------------------                         -------------               ----------------
XeroxDocuPrint N40 B                          W7F-037983                  09/09/99
Lexmark Optra K 1220                          1106847                     09/11/98
Static Bar                                    n/a                         01/11/99
Static Bar                                    n/a                         04/05/99
GTE Phones                                    36701238                    07/01/98
GTE Phones                                    36701405                    07/01/98
GTE Phones                                    35700293                    07/01/98
GTE Phones                                    31700076                    07/01/98
GTE Phones                                    40900172                    07/01/98
ADT Security Keypad System                    n/a                         07/17/98


                             CAPITAL EQUIPMENT LIST
                       6920 - 220TH STREET S.W., SUITE 206
                              MOUNTLAKE TERRACE, WA

EQUIPMENT DESCRIPTION                         SERIAL NUMBER               ACQUISITION DATE
---------------------                         -------------               ----------------
3 Comm Hub                                    TP 16c                      06/27/97
Astrocom NXI                                  Model CSU/DSU               06/27/97
CD-R 4012                                     00361-008275                11/15/98
Cisco 2514 Router                             n/a                         06/27/97
Compucare P333 Computer                       n/a                         08/11/98
Epson Color 800 Printer                       3HR0008286                  10/28/97
Gateway E-3100 Computer                       8260465                     10/27/97
Gateway E-3100 Computer                       8260466                     10/28/97
Gateway E-3110 Computer                       8977338                     03/05/98
Gateway E-3110 Computer                       8977337                     03/06/98
Gateway E-3110 Computer                       8977174                     03/07/98
Gateway E-4200 Computer                       11396721                    07/22/98

Gateway E-4200 Computer                       10403486                    07/23/98
Gateway P5-166 Computer                       6386322                     09/09/96
Gateway E4200 Computer (WS)                   11396953                    07/27/98
Gateway Solo Laptop1                          898158                      02/14/98
Gateway Solo Laptop2                          898158                      01/19/00
General Datacom                               Model CSU/DSU               07/07/998
HP Magnetic Tape Drive                        91040720                    10/28/97
HP OfficeJet Fax Machine                      US664a10c5                  10/28/97
HP SureStore DAT24 Tape Drive                 GB00531541                  11/15/98
Lexmark Optra-N                               RS5-8728                    07/31/97
Meridian Key Telephone System                 n/a                         06/13/97
Umax Astra 1200s  Scanner                     H7502766300                 10/28/97
HP882C Deskjet Printer                        MY929111FX                  12/10/99
Zip Drive                                     PMAJ4428A2                  12/11/98
Dell Poweredge 2400 Server                    Many                        03/24/00
WEB Server Cabinets, Components               Many                        03/24/00
Laser Scanner                                 n/a                         05/05/97

                             CAPITAL EQUIPMENT LIST
                               12400 IMPERIAL HWY
                                   NORWALK, CA


EQUIPMENT DESCRIPTION                         SERIAL NUMBER               ACQUISITION DATE
---------------------                         -------------               ----------------
Phillipsburg Inserter #1                      11-194190-6                 01/01/00
Phillipsburg Inserter #2                      01-190191-6                 01/01/00
MCS Pro 600 Inkjet System-Computer            5323912                     01/01/00
MCS Pro 600 Inkjet System-Monitor             IJE572                      01/01/00
MCS Pro 600 Inkjet System-Keyboard            7000573                     01/01/00
MCS Pro 600 Inkjet system-Mouse               63618-OEM                   01/01/00
Inkjet Printer                                A-10933                     01/01/00
Stream Feeder                                 27300237                    01/01/00
Server-Computer                               17174684                    01/01/00
Server-Monitor                                P912183024                  01/01/00
Server-Keyboard                               Q9320A3619                  01/01/00
Server-Mouse                                  LZE02052348                 01/01/00
Hub                                           DS14C98010676               01/01/00



                             CAPITAL EQUIPMENT LIST
                                 471 LITTLEFIELD
                             SOUTH SAN FRANCISCO, CA


EQUIPMENT DESCRIPTION                         SERIAL NUMBER               ACQUISITION DATE
---------------------                         -------------               ----------------
Stall Folder W/ Right Angle                   24134                       01/01/2000
Beseler Shrink Warp                           11999938                    01/01/2000
Beseler Feed Table                            11999953                    01/01/2000
MCS Ink Jet                                   A10418                      01/01/2000
ISP Stapler                                   7258                        15/01/2000
Yale Forklift                                 Y437227                     01/01/2000
Pallet Jack                                   -                           01/01/2000
Gateway Computer - Server                     0077175367                  01/01/2000
Gateway Monitor                               P912186142                  01/01/2000

Gateway Computer - Work Station               0017175366                  01/01/2000
Gateway Monitor                               P912186142                  01/01/2000
Lexmark Printer                               4069-212                    01/01/2000
Flowpoint Router                              905-00433-06                15/01/2000
SMC Hub                                       T184200349                  15/01/2000
HP Pavilion Computer                          US94756341                  01/02/2000
Sylvania Monitor F74                          LCAA1201397                 05/04/2000
Sylvania Monitor F74                          LCAA1201700                 05/04/2000



The following are the "Permitted Encumbrances" on the Assets:

SECURED PARTY                             BASE REGISTRATION NUMBER   GENERAL COLLATERAL
-------------                             ------------------------   ------------------
U.S. Bank                                                            All inventory, chattel paper, accounts,
Business Banking Finance Centre                                      equipment and general intangibles; whether
1420 Fifth Avenue                                                    any of the foregoing is owned now or acquired
Seattle, Washington 98101                                            later; all accessions, additions,
                                                                     replacements, and substitutions relating to
                                                                     any of the foregoing; all records of any kind
                                                                     relating to any of the foregoing; all proceeds
                                                                     relating to any of the foregoing (including
                                                                     insurance, general intangibles and accounts
                                                                     proceeds) encumbrances in favour of those lessors
                                                                     of personal property set forth in Schedule "K"


B. BANK ACCOUNTS, TRUST ACCOUNTS OF SPECTRUM PRINT & MAIL SERVICES, LTD., AND THE NAMES OF ALL PERSONS AUTHORIZED TO DRAW THEREON OR WHO HAVE ACCESS THERETO.

Spectrum maintains four (4) US dollar bank accounts with the U.S. Bank, account numbers:

ACCOUNT NUMBER               ACCOUNT TYPE            ADDRESS                          AUTHORIZED SIGNATURES
--------------               ------------            -------                          ---------------------
8333292446                   Line of Credit          1420 Fifth Avenue                Deborah M. Dean
                                                     Seattle, WA 98101

1-535-0112-8406              Checking                140 Fourth Avenue South          Deborah M. Dean
                                                     Edmonds, WA 98020

1-535-9033-2984              Checking                140 Fourth Avenue South          Deborah M. Dean
                                                     Edmonds, WA 98020                David W. Dean

1-535-9072-7506              Money Market            140 Fourth Avenue South          Deborah M. Dean
                                                     Edmonds, WA 98020

Spectrum maintains one (1) US dollar bank account with Merrill Lynch, account number:

ACCOUNT NUMBER               ACCOUNT TYPE            ADDRESS                          AUTHORIZED SIGNATURES
--------------               ------------            -------                          ---------------------
62A-07211                    Working Capital         Bank One Columbus, NA            Deborah M. Dean
                             Management              Columbus, OH  43271              Jeffrey W. Dean

Spectrum maintains one (1) US dollar postage permit account with the USPS, permit number:

PERMIT NUMBER                 ACCOUNT TYPE            ADDRESS
-------------                 ------------            -------
1034                          Postage Permit          Seattle, WA 98101

Spectrum maintains one (1) CDN dollar bank account with the Royal Bank, account number:

ACCOUNT NUMBER               ACCOUNT TYPE            ADDRESS                          AUTHORIZED SIGNATURES
--------------               ------------            -------                          ---------------------
103-841-3                    Checking                1025 West Georgia Street         Deborah M. Dean
                                                     Vancouver, BC V6E 3N9

                                  SCHEDULE "B"

          FINANCIAL STATEMENTS FOR SPECTRUM PRINT & MAIL SERVICES, LTD.


Unaudited financial statements for the years ended December 31, 1996, 1997, 1998 and 1999. Unaudited financial statements for the six months ended June 30, 2000.

                                  SPECTRUM LTD.
09/05/00                          BALANCE SHEET
                               AS OF JUNE 30, 2000


                                                                                                     JUN 30, `00
                                                                                                    ------------
ASSETS
   Current Assets
    Checking/Savings
     Royal Bank                                                                                        40,784.58
      U S Bank (General)                                                                               55,036.50
      U S Bank (Money Mkt)                                                                                716.69
      U S Bank (Shop)                                                                                   1,999.96
      WCMA                                                                                                409.67
                                                                                                    ------------
    Total Checking/Savings                                                                             98,947.40
    Accounts Receivable
     Accounts Receivable
        A/R Canadian                                                                                   34,150.68
        A/R US                                                                                        108,236.30
                                                                                                    ------------
      Total Accounts Receivable                                                                       142,386.98
                                                                                                    ------------
    Total Accounts Receivable                                                                         142,386.98
    Other Current Assets
      Inventory                                                                                        97,413.75
      USPS                                                                                              4,085.05
                                                                                                    ------------
    Total Other Current Assets                                                                        101,498.80
                                                                                                    ------------
 Total Current Assets                                                                                 342,833.18
 Fixed Assets
    Computer Equipment
      Original Cost                                                                                    95,732.60
                                                                                                    ------------
    Total Computer Equipment                                                                           95,732.60
    Furniture & Fixtures
      Original Cost                                                                                    22,472.01
                                                                                                    ------------
    Total Furniture & Fixtures                                                                         22,472.01
    Production Equipment
      Original Cost                                                                                   385,623.84
                                                                                                    ------------
    Total Production Equipment                                                                        385,623.84
                                                                                                    ------------
 Total Fixed Assets                                                                                   503,828.45
 Other Assets
    Prepaid Expense                                                                                    20,108.00
    Software Products                                                                                 556,615.00
                                                                                                    ------------
Total Other Assets                                                                                    576,723.00
                                                                                                    ------------
TOTAL ASSETS                                                                                        1,423,384.63
                                                                                                    ============
LIABILITIES & EQUITY
 Liabilities
  Current Liabilities
   Accounts Payable
    Accounts Payable
          A/P Canadian                                                                                  8,864.15
          A/P US                                                                                       18,674.12
                                                                                                    ------------
        Total Accounts Payable                                                                         27,538.27
                                                                                                    ------------
      Total Accounts Payable                                                                           27,538.27
      Other Current Liabilities
        Payroll Liabilities                                                                            24,700.60
        Postage Trust Account                                                                           3,593.44
        US Bank Line of Credit                                                                         47,546.50
                                                                                                    ------------
      Total Other Current Liabilities                                                                  75,840.54
                                                                                                    ------------
    Total Current Liabilities                                                                         103,378.81
                                                                                                    ------------

                                  SPECTRUM LTD.
09/05/00                         PROFIT AND LOSS
                            JANUARY THROUGH JUNE 2000



                                            JAN - JUN '00
                                            -------------
Ordinary Income/Expense
    Income
      Income
        Canadian Operations                   126,372.72
        Commercial Print & Mail                22,129.95
        Election Services                   1,694,088.70
                                            ------------

      Total Income                          1,842,591.37
                                            ------------
    Total Income                            1,842,591.37

    Cost of Goods Sold
      Canadian COGS                            14,364.15
      Contract Labor                           38,666.26
      Election COGS                           432,343.43
      Purchased Print & Mail Services           2,174.39
      VAR Purchases                             6,206.85
                                            ------------
    Total COGS                                493,755.08
                                            ------------
  Gross Profit                              1,348,836.29

    Expense
      Automobile Expense                        7,978.99
      Bank Service Charges                        560.56
      Communications
        Telephone                              10,314.52
        Communications - Other                  4,170.66
                                            ------------
      Total Communications                     14,485.18

      Dues and Subscriptions                       39.97
      Employment Fee                            4,056.00
      Equipment Leases
        AT&T Lease                             78,591.55
        IFC Lease                              45,856.76
        Xerox Lease                            15,166.40
        Equipment Leases - Other              113,649.66
                                            ------------
      Total Equipment Leases                  253,264.37

      Equipment Rental                          6,555.82
      Facilities
        CAM                                     1,206.00
        Garbage & Recycle                       6,617.03
        Gas and Electric                        5,306.53
        Improvements                              391.14
        Rent                                   74,395.25
        Security                                  671.35
        Facilities - Other                        445.00
                                            ------------
      Total Facilities                         89,032.30

      Fuel                                        691.90
      Insurance
        Insurance - Medical                    10,845.90
        Liability Insurance                     7,277.12
        Life Insurance                          2,149.44
                                            ------------
      Total Insurance                          20,272.46

      Interest Expense                          3,994.60
      Licenses and Permits                        739.00
      Maintenance                              27,064.17
      Miscellaneous                                72.75
      Payroll - Advance                         1,493.50
      Payroll - Gross                         317,392.73
      Payroll Taxes                             4,928.93
      Professional Development                    109.00
      Professional Fees
        Legal Fees                                287.25
                                            ------------

                                  SPECTRUM LTD.
09/05/00                         PROFIT AND LOSS
                            JANUARY THROUGH JUNE 2000


                                       JAN - JUN '00
                                       -------------
         Total Professional Fees            287.25

         Repairs
           Computer Repairs                 161.81
           Equipment Repairs              1,252.47
           Facility                      13,056.51
                                        ----------
         Total Repairs                   14,470.79

         Supplies
           Office Supplies               11,342.37
           Production Supplies           57,107.06
                                        ----------
         Total Supplies                  68,449.43

         Taxes
           WA State B&O                   7,865.55
                                        ----------
         Total Taxes                      7,865.55

         Temporary Help                  19,104.72
         Transportation
           Courier                        5,945.28
           Customs Brokerage              2,667.37
           Freight                       17,478.53
           Postage                          215.57
           Transportation - Other           220.19
                                        ----------
         Total Transportation            26,526.94

         Travel & Ent
           Entertainment                    126.62
           Lodging                       12,667.80
           Meals                          2,624.43
           Parking                        1,837.96
           Travel                        44,599.86
           Travel & Ent - Other           7,850.37
                                        ----------
         Total Travel & Ent              69,707.04
                                        ----------
       Total Expense                    959,143.95
                                        ----------
   Net Ordinary Income                  389,692.34

   Other Income/Expense
     Other Income
       Interest Income                       56.14
                                        ----------
     Total Other Income                      56.14
                                        ----------
   Net Other Income                          56.14
                                        ----------
Net Income                              389,748.48
                                        ==========

                                  SPECTRUM LTD.
09/28/00                          BALANCE SHEET
                             AS OF DECEMBER 31, 1999



                                              DEC 31, '99
                                             ------------
ASSETS
   Current Assets
     Checking/Savings
       U S Bank (General)                      232,544.52
       U S Bank (Money Mkt)                        713.14
       U S Bank (Shop)                           2,227.06
       WCMA                                         86.09
                                             ------------
     Total Checking/Savings                    235,570.81

     Other Current Assets
       Inventory                                29,178.75
       USPS                                      4,085.05
                                             ------------
     Total Other Current Assets                 33,263.80
                                             ------------
   Total Current Assets                        268,834.61

   Fixed Assets
     Computer Equipment
       Original Cost                            62,422.71
                                             ------------
     Total Computer Equipment                   62,422.71

     Furniture & Fixtures
       Original Cost                            16,588.92
                                             ------------
     Total Furniture & Fixtures                 16,588.92

     Production Equipment
       Original Cost                           310,768.28
                                             ------------
     Total Production Equipment                310,768.28
                                             ------------
   Total Fixed Assets                          389,779.91

   Other Assets
     Prepaid Expense                             9,808.00
     Software Products                         324,615.00
                                             ------------
   Total Other Assets                          334,423.00
                                             ------------
TOTAL ASSETS                                   993,037.52
                                             ============
LIABILITIES & EQUITY
   Liabilities
     Current Liabilities
       Other Current Liabilities
         Payroll Liabilities                    23,454.42
         Postage Trust Account                   3,593.44
         US Bank Line of Credit                 44,120.63
                                             ------------
       Total Other Current Liabilities          71,168.49
                                             ------------
     Total Current Liabilities                  71,168.49
                                             ------------
   Total Liabilities                            71,168.49

   Equity
     Accumulated Earnings                      663,158.30
     Net Income                                561,457.10
     Distributions (Prior Years)              (357,641.30)
     Opening Bal Equity                         54,894.93
                                             ------------
   Total Equity                                921,869.03
                                             ------------
TOTAL LIABILITIES & EQUITY                     993,037.52
                                             ============

                                  SPECTRUM LTD.
09/28/00                         PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1999


                                          JAN - DEC '99
                                          -------------
           Accounting                          8,500.00
           Legal Fees                          4,573.25
           Professional Fees - Other          10,200.00
                                           ------------
         Total Professional Fees              23,273.25

         Repairs
           Computer Repairs                      200.00
                                           ------------
         Total Repairs                           200.00

         Supplies
           Office Supplies                     6,259.29
           Production Supplies                27,322.99
                                           ------------
         Total Supplies                       33,582.28

         Taxes
           WA State B&O                       30,807.47
                                           ------------
         Total Taxes                          30,807.47

         Temporary Help                        1,505.86
         Transportation
           Courier                             6,187.84
           Customs Brokerage                   6,527.98
           Freight                             3,126.26
           Postage                             3,760.27
           Transportation - Other                569.79
                                           ------------
         Total Transportation                 20,172.14

         Travel & Ent
           Entertainment                       2,427.55
           Lodging                             2,552.12
           Meals                               1,765.29
           Parking                             1,895.94
           Travel                             20,515.39
           Travel & Ent - Other                4,953.36
                                           ------------
         Total Travel & Ent                   34,109.65
                                           ------------
       Total Expense                       1,269,722.03
                                           ------------
   Net Ordinary Income                       560,167.54

   Other Income/Expense
     Other Income
       Interest Income                         1,289.56
                                           ------------
     Total Other Income                        1,289.56
                                           ------------
   Net Other Income                            1,289.56
                                           ------------
Net Income                                   561,457.10
                                           ============

--------------------------------------------------------------------------------



                                  SPECTRUM LTD.
09/28/00                         PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1999


                                            JAN - DEC `99
                                            -------------
Ordinary Income/Expense
    Income
      Income
         Canadian Operations                  240,063.00
         Commercial Print & Mail              140,786.01
         Consulting Fees                      267,952.51
         Election Services                  1,523,965.00
                                            ------------
      Total Income                          2,172,766.52
                                            ------------
    Total Income                            2,172,766.52

    Cost of Goods Sold
      Canadian COGS                             2,000.00
      Contract Labor                            9,996.50
      Election COGS                           175,266.36
      Purchased Print & Mail Services          66,664.95
      VAR Purchases                            88,949.14
                                            ------------
    Total COGS                                342,876.95
                                            ------------
  Gross Profit                              1,829,889.57

    Expense
      Automobile Expense                       15,385.12
      Bank Service Charges                        682.13
      Communications
         Internet Provider                      2,125.00
         Telephone                             20,431.77
         Communications - Other                 3,974.00
                                            ------------
      Total Communications                     26,530.77

      Contributions                               125.00
      Employment Fee                            9,760.00
      Equipment Leases
         AT&T Lease                           204,338.03
         IFC: Lease                            55,595.60
         Xerox Lease                           36,399.36
         Equipment Leases - Other             123,448.71
                                            ------------
      Total Equipment Leases                  419,781.70

      Equipment Rental                         14,357.56
      Facilities
         Fire & Safety                            142.80
         Garbage & Recycle                      4,218.02
         Gas and Electric                       3,686.96
         Rent                                  85,786.19
         Security                                 359.40
                                            ------------
      Total Facilities                         94,193.37

      Fuel                                         40.76
      Insurance
         Automobile Insurance                     231.00
         Insurance - Medical                   14,316.83
         Liability Insurance                    9,839.15
         Life Insurance                         4,298.88
         Insurance - Other                        198.30
                                            ------------
      Total Insurance                          28,884.16

      Interest Expense                         10,863.35
      Licenses and Permits                      1,074.00
      Maintenance                              40,331.87
      Marketing                                   192.50
      Miscellaneous                             3,530.88
      Moving Expense                              300.00
      Payroll - Gross                         459,333.87
      Payroll Taxes                               704.34
      Professional Amw

                                  SPECTRUM LTD.
09/28/00                          BALANCE SHEET
                             AS OF DECEMBER 31, 1998


                                                                       DEC 31, '98
                                                                      --------------
   ASSETS
     Current Assets
       Checking/Savings
         U S Bank (General)                                                 9,958.95
         WCMA                                                                 303.39
                                                                      --------------
       Total Checking/Savings                                              10,262.34

       Other Current Assets
         Inventory                                                         27,395.42
         USPS                                                                 200.00
                                                                      --------------
       Total Other Current Assets                                          27,595.42
                                                                      --------------
     Total Current Assets                                                  37,857.76

     Fixed Assets
       Computer Equipment
         Original Cost                                                     62,422.71
                                                                      --------------
       Total Computer Equipment                                            62,422.71

       Furniture & Fixtures
         Original Cost                                                     16,588.92
                                                                      --------------
       Total Furniture & Fixtures                                          16,588.92

       Production Equipment
         Original Cost                                                    175,916.99
                                                                      --------------
       Total Production Equipment                                         175,916.99
                                                                      --------------
     Total Fixed Assets                                                   254,928.62

     Other Assets
       Software Products                                                   50,000.00
                                                                      --------------
     Total Other Assets                                                    50,000.00
                                                                      --------------
   TOTAL ASSETS                                                           342,786.38
                                                                      ==============
   LIABILITIES & EQUITY
     Liabilities
       Current Liabilities
         Other Current Liabilities
           Payroll Liabilities                                             16,362.48
           US Bank Line of Credit                                           3,392.61
                                                                      --------------
         Total Other Current Liabilities                                   19,755.09
                                                                      --------------
       Total Current Liabilities                                           19,755.09
                                                                      --------------
     Total Liabilities                                                     19,755.09

     Equity
       Accumulated Earnings                                               286,226.40
       Net Income                                                         376,931.90
       Distributions (Current Year)                                      -158,311.57
       Distributions (Prior Years)                                       -236,710.37
       Opening Bal Equity                                                  54,894.93
                                                                      --------------
     Total Equity                                                         323,031.29
                                                                      --------------
   TOTAL LIABILITIES & EQUITY                                             342,786.38
                                                                      ==============

                                  SPECTRUM LTD.
09/28/00                         PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1998


                                                                       JAN - DEC '98
                                                                      --------------
Ordinary Income/Expense
     Income
       Income
         Canadian Operations                                              231,655.49
         Commercial Print & Mail                                           46,278.00
         Consulting Fees                                                   39,000.00
         Election Services                                              1,167,777.49
         VAR Sales                                                          2,510.00
                                                                      --------------
       Total Income                                                     1,487,220.98

       Reimbursed Expenses                                                    413.50
                                                                      --------------
     Total Income                                                       1,487,634.48

     Cost of Goods Sold
       Canadian COGS                                                       59,508.64
       Contract Labor                                                      37,228.25
       Election COGS                                                      342,219.83
       Purchased Print & Mail Services                                     21,867.88
       VAR Purchases                                                        3,094.64
                                                                      --------------
     Total COGS                                                           463,919.24
                                                                      --------------
   Gross Profit                                                         1,023,715.24

     Expense
       Automobile Expense                                                  13,510.55
       Bank Service Charges                                                 1,148.25
       Communications
         Internet Provider                                                  5,009.00
         Network PTP                                                        6,718.40
         Telephone                                                         15,558.07
                                                                      --------------
       Total Communications                                                27,285.47

       Director's Fee                                                       4,500.00
       Dues and Subscriptions                                                 144.97
       Equipment Leases
         AT&T Lease                                                        86,228.41
         IFC Lease                                                         23,133.18
         Truck Lease                                                        1,484.33
         Xerox Lease                                                       36,399.36
                                                                      --------------
       Total Equipment Leases                                             147,245.28

       Equipment Rental                                                     9,333.63
       Facilities
         Fire & Safety                                                        332.86
         Garbage & Recycle                                                  3,046.40
         Gas and Electric                                                   1,836.37
         Rent                                                              58,361.85
         Security                                                             154.74
                                                                      --------------
       Total Facilities                                                    63,732.22

       Insurance
         Insurance - Medical                                                8,338.32
         Liability Insurance                                                3,376.50
         Life Insurance                                                     1,074.73
                                                                      --------------
       Total Insurance                                                     12,789.55

       Interest Expense                                                     5,318.63
       Licenses and Permits                                                   727.00
       Maintenance                                                          7,933.48
       Marketing                                                            5,000.00
       Miscellaneous                                                        5,199.30
       Payroll - Gross                                                    240,026.27
       Payroll Taxes                                                          336.00
       Petty Cash                                                             101.50
       Professional Fees
         Legal Fees                                                         2,500.00
                                                                      --------------

                                  SPECTRUM LTD.
09/28/00                         PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1998


                                                                   JAN - DEC '98
                                                                 --------------
          Total Professional Fees                                      2,500.00

          Repairs
            Computer Repairs                                             595.64
            Equipment Repairs                                          3,452.55
                                                                 --------------
                                                                        4,048.19
          Total Repairs

          Supplies
            Office Supplies                                           10,075.29
            Production Supplies                                       44,618.68
                                                                 --------------
                                                                       54,693.97
          Total Supplies

          Taxes
            WA State B&O                                               4,064.62
                                                                 --------------
                                                                        4,064.62
          Total Taxes

          Transportation
            Courier                                                    4,303.07
            Customs Brokerage                                          3,297.63
            Freight                                                    5,820.28
            Postage                                                      145.64
                                                                 --------------
                                                                       13,566.62
          Total Transportation

          Travel & Ent
            Entertainment                                              3,297.89
            Meals                                                      1,276.20
            Travel                                                    11,797.35
            Travel & Ent - Other                                       7,266.30
                                                                 --------------
          Total Travel & Ent                                          23,637.74
                                                                 --------------
       Total Expense                                                 646,843.24
                                                                 --------------
   Net Ordinary Income                                               376,872.00

   Other Income/Expense
     Other Income
       Interest Income                                                    59.90
                                                                 --------------
     Total Other Income                                                   59.90
                                                                 --------------
   Net Other Income                                                       59.90
                                                                 --------------
Net Income                                                           376,931.90
                                                                 ==============

                                  SPECTRUM LTD.
09/28/00                          BALANCE SHEET
                             AS OF DECEMBER 31, 1997


                                                                        DEC 31, '97
                                                                     ---------------
ASSETS
  Current Assets
    Checking/Savings
      U S Bank (General)                                                   21,218.87
      WCMA                                                                  1,450.14
                                                                     ---------------
    Total Checking/Savings                                                 22,669.01
                                                                     ---------------
  Total Current Assets                                                     22,669.01

  Fixed Assets
    Computer Equipment
      Original Cost                                                        39,744.39
                                                                     ---------------
    Total Computer Equipment                                               39,744.39

    Furniture & Fixtures
      Original Cost                                                        11,913.79
                                                                     ---------------
    Total Furniture & Fixtures                                             11,913.79

    Production Equipment
      Original Cost                                                         6,151.21
                                                                     ---------------
    Total Production Equipment                                              6,151.21
                                                                     ---------------
  Total Fixed Assets                                                       57,809.39

  Other Assets
    Software Products                                                      50,000.00
                                                                     ---------------
  Total Other Assets                                                       50,000.00
                                                                     ---------------
TOTAL ASSETS                                                              130,478.40
                                                                     ===============
LIABILITIES & EQUITY
  Liabilities
    Current Liabilities
      Other Current Liabilities
         Payroll Liabilities                                                4,466.81
         US Bank Line of Credit                                            13,972.27
                                                                     ---------------
      Total Other Current Liabilities                                      18,439.08
                                                                     ---------------
    Total Current Liabilities                                              18,439.08
                                                                     ---------------
  Total Liabilities                                                        18,439.08

  Equity
    Accumulated Earnings                                                  143,350.90
    Net Income                                                            142,875.50
    Distributions (Current Year)                                         -229,082.01
    Opening Bal Equity                                                     54,894.93
                                                                     ---------------
  Total Equity                                                            112,039.32
                                                                     ---------------
TOTAL LIABILITIES & EQUITY                                                130,478.40
                                                                     ===============

                                  SPECTRUM LTD.
09/28/00                        PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1997


                                                                        JAN - DEC '97
                                                                      -------------
         Total Transportation                                               (116.50)
         Travel & Ent
           Entertainment                                                   1,055.50
           Meals                                                             455.39
           Travel                                                          6,870.95
           Travel & Ent - Other                                            1,348.86
                                                                      -------------
         Total Travel & Ent                                                9,730.70
                                                                      -------------
       Total Expense                                                     218,370.48
                                                                      -------------
   Net Ordinary Income                                                   142,045.12
   Other Income/Expense
     Other Income
       Interest Income                                                       830.38
                                                                      -------------
     Total Other Income                                                      830.38
                                                                      -------------
   Net Other Income                                                          830.38
                                                                      -------------
Net Income                                                               142,875.50
                                                                      =============

                                  SPECTRUM LTD.
09/28/00                         PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1997


                                        JAN - DEC '97
                                        -------------
Ordinary Income/Expense
  Income
    Income
          Canadian Operations              301,312.20
          Commercial Print & Mail           69,815.81
          Consulting Fees                   40,507.58
          Election Services                115,785.71
          MailWare Sales                    38,260.79
                                        -------------
        Total Income                       565,682.09

        Reimbursed Expenses                    561.37
                                        -------------
      Total Income                         566,243.46

      Cost of Goods Sold
        Canadian COGS                      144,481.26
        Contract Labor                      31,736.39
        VAR Purchases                       29,610.21
                                        -------------
      Total COGS                           205,827.86
                                        -------------
Gross Profit                               360,415.60

  Expense
        Automobile Expense                   7,582.94
        Bank Service Charges                   946.23
        Communications
          Internet Provider                  2,929.96
          Telephone                         16,063.53
                                        -------------
        Total Communications                18,993.49

        Contributions                          100.00
        Dues and Subscriptions                  74.94
        Equipment Leases
          Xerox Lease                       36,967.63
                                        -------------
        Total Equipment Leases              36,967.63

        Facilities
          Rent                              25,548.83
                                        -------------
        Total Facilities                    25,548.83

        Insurance
          Insurance - Medical                5,936.20
          Insurance - Other                    168.15
                                        -------------
        Total Insurance                      6,104.35

        Interest Expense                     2,020.69
        Licenses and Permits                   474.00
        Marketing                            2,534.04
        Miscellaneous                        2,154.68
        Payroll - Gross                     93,981.15
        Repairs
          Computer Repairs                     569.63
                                        -------------
                                               569.63
        Total Repairs

        Supplies
          Office Supplies                    7,355.72
          Production Supplies                1,977.85
                                        -------------
        Total Supplies                       9,333.57

        Taxes
          Other                                637.82
          WA State B&O                         732.29
                                        -------------
                                             1,370.11
        Total Taxes

        Transportation
          Courier                             (116.50)
                                        -------------

                                  SPECTRUM LTD.
09/28/00                          BALANCE SHEET
                             AS OF DECEMBER 31, 1996


                                                  DEC 31, '96
                                                 -------------
  ASSETS
      Current Assets
         Checking/Savings
           WCMA                                      24,019.58
                                                 -------------
         Total Checking/Savings                      24,019.58
                                                 -------------
      Total Current Assets                           24,019.58

      Fixed Assets
         Computer Equipment
           Original Cost                             12,738.56
                                                 -------------
         Total Computer Equipment                    12,738.56

         Furniture & Fixtures
           Original Cost                                789.13
                                                 -------------
         Total Furniture & Fixtures                     789.13

         Production Equipment
           Original Cost                              1,279.40
                                                 -------------
         Total Production Equipment                   1,279.40
                                                 -------------
      Total Fixed Assets                             14,807.09

      Other Assets
         Software Products                           50,000.00
                                                 -------------
      Total Other Assets                             50,000.00
                                                 -------------
    TOTAL ASSETS                                     88,826.67
                                                 =============
    LIABILITIES & EQUITY
       Liabilities
         Current Liabilities
           Other Current Liabilities
             Payroll Liabilities                      1,553.88
                                                 -------------
           Total Other Current Liabilities            1,553.88
                                                 -------------
         Total Current Liabilities                    1,553.88
                                                 -------------
         Total Liabilities                            1,553.88

       Equity
         Net Income                                 143,350.90
         Distributions (Current Year)              (110,973.04)
         Opening Bal Equity                          54,894.93
                                                 -------------
         Total Equity                                87,272.79
                                                 -------------
    TOTAL LIABILITIES & EQUITY                       88,826.67
                                                 =============

                                  SPECTRUM LTD.
09/28/00                         PROFIT AND LOSS
                          JANUARY THROUGH DECEMBER 1996


                                      JAN - DEC '96
                                      -------------
       Travel & Ent
           Meals                           1,504.84
           Travel                          4,125.07
           Travel & Ent - Other            3,076.87
                                      -------------
         Total Travel & Ent                8,706.78
                                      -------------
       Total Expense                      85,690.23
                                      -------------
  Net Ordinary Income                    142,707.33

  Other Income/Expense
    Other Income
       Interest Income                       643.57
                                      -------------
    Total Other Income                       643.57
                                      -------------
  Net Other Income                           643.57
Net Income                               143,350.90
                                      =============

                                  SCHEDULE "C"

                  LIST OF DIRECTORS, OFFICERS AND KEY EMPLOYEES
                     OF SPECTRUM PRINT & MAIL SERVICES, LTD.

NAME                          POSITION                                   COMPENSATION ARRANGEMENT
----                          --------                                   ------------------------
Jeffrey W. Dean               General Manager and Director               no compensation

Deborah M. Dean               President, Secretary and Director          US$144,000 per annum

T. Neil Dean                  Director                                   no compensation

Tae Kim                       Vice-President, Technical                  US$70,000 plus bonus/profit sharing

John Elder                    Vice President, Election Products and      US$70,000 plus bonus/profit sharing
                              Services

David Dean                    Production Manager                         US$70,000 plus bonus/profit sharing

Brian Clubb                   Senior Software Engineer                   US$55,000 plus bonus/profit sharing

NAME                          POSITION                                   COMPENSATION ARRANGEMENT
----                          --------                                   ------------------------

Erica Cardas                  Operations Manager - Canada                CDN$46,000 plus bonus/profit sharing

Karen Rhea                    CA Counties Project Manager                US$50,000 plus bonus/profit sharing


                   EXPLANATION OF BONUS/PROFIT SHARING PROGRAM

Since 1996, Spectrum has distributed a portion (8-10 % average) of its profits to each salaried employee. Distribution takes place during early December. The total amount of the pool has been determined by Deborah Dean. The individual amounts have been determined by a combination of formula (normalized pool % based upon salary and length of service) and then adjusted on a discretionary basis.

                                  SCHEDULE "D"

                    LIST OF ADDITIONAL MATERIAL CONTRACTS OF
                      SPECTRUM PRINT & MAIL SERVICES, LTD.

1. Spectrum is a party to an agreement with the Insurance Corporation of British Columbia ("ICBC") dated June 30, 1997, as amended by two Modification Agreements executed on July 12, 1998 and May 5, 1999, pursuant to which Spectrum provides printing and other services to ICBC and is paid CDN$49,860 per month. The agreement is to terminate March 31, 2001.

2. Spectrum is a party to an agreement with the U.S. Bank dated September 12, 1997 pursuant to which the U.S. Bank has agreed to provide a line of credit to Spectrum of up to US$50,000. Spectrum and the U.S. Bank have also entered into a Commercial Security Agreement dated September 12, 1997, pursuant to which Spectrum has granted to the U.S. Bank a security interest in certain collateral to secure any amounts to which Spectrum may be indebted to the U.S. Bank.

3. Spectrum is a party to a Joint Participation Agreement with PSI of Washington Inc. dated August 18, 1997 pursuant to which both parties have agreed to provide certain services to each other in respect of the "Vote-by-Mail" business in King County and Snohomish County, Washington.

4.     King County Records and Elections-Ballot Production          7/15/98

5.     King County Records and Elections-Absentee Process           7/10/98

6.     Fresno County Elections-Ballot Production                    2/28/99

7.     Fresno County Elections-Absentee Process                     2/28/99

8.     Tulare County Elections-Ballot Production                    9/03/99

9.     Los Angeles Elections-Absentee Process                       8/01/00

10.    Santa Clara County Elections-Absentee Process                9/12/00

11.    Sacramento County Elections-Absentee Process                 9/05/00

Purchase Orders based upon Spectrum's ballot production and absentee Statements of Work

       Santa Barbara County
       San Luis Obispo County
       Marin County
       Lassen County
       Siskiyou County
       Humboldt County
       Trinity County


Insurance Policies:


FARMERS INSURANCE GROUP: WASHINGTON
Commercial Umbrella Policy
Policy #: 60210-40-55,54


FARMERS INSURANCE GROUP: CALIFORNIA
Commercial Umbrella Policy
Policy #: 60164-98-74

                                  SCHEDULE "E"

              FINANCIAL STATEMENTS FOR GLOBAL ELECTION SYSTEMS INC.
                                   (omitted)

                                  SCHEDULE "F"

                 EMPLOYMENT AGREEMENTS AND NON-COMPETE AGREEMENT

                              EMPLOYMENT AGREEMENT

         This Agreement is between Jeffrey W. Dean (hereinafter referred to as "Employee") and GLOBAL ELECTION SYSTEMS, INC., a corporation incorporated under the laws of the State of Delaware, U.S.A. (hereinafter referred to "Employer" or the "Company").


                                   WITNESSETH:

         WHEREAS, Employer desires to employ Employee; and

         WHEREAS, Employee desires to accept employment by Employer pursuant to all of the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is AGREED as follows:

         1. PURPOSE. The purpose of this Agreement is to formalize the terms and conditions of Employee's employment with Employer. The recitals contained herein represent both parties' intentions with respect to the terms and conditions covered and cannot be amended during the term of the Agreement except by written addendum to the Agreement signed by both parties.

         2. DEFINITIONS. For the purposes of this Agreement, the following words shall have the following meanings:

                  (a) "Employer" means Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware, together with its subsidiaries, including, without limitation, Spectrum Print & Mail Services, Ltd;

                  (b) "Confidential Information" means information (1) disclosed to or known by the undersigned Employee as a consequence of or through his or her employment with the Employer; (2) not generally known outside the Employer; and (3) which relates to the Employer or its business, or its research and development activities. "Confidential Information" includes, but is not limited to, all of Employer's technical information, trade secrets, proprietary information, business plans, marketing plans, financial information, compensation and benefit information, personnel records, cost and pricing information, customer contacts, customer lists, information relating to suppliers and vendors, information relating to accounts, and information provided to the Employer by a third party under restrictions against disclosure or use by the Employer or others;

EMPLOYMENT AGREEMENT                                                      PAGE 1

                           "Copyright Works" are materials relating to the Employee for which copyright protection may be obtained including, but not limited to: literary works (including all written material), computer programs, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio-visual works, regardless of the form or manner in which documented or recorded;

                  (d) "Inventions" means inventions (whether patentable or not), discoveries, improvements, designs, and ideas (whether or not shown or described in writing or reduced to practice) including, and in addition to any such Confidential Information or Copyright Works; and

                  (e) "Patents" means any domestic or foreign patents and patent applications, including any Inventions or other subject matter described or protected by such patents and patent applications.

                  (f) "Copyright Registrations" means any domestic or foreign copyright registration and applications for such registration, including all or any portion of the Copyright Works or other subject matter identified by any such registration or application.

         3. DURATION. This Agreement shall become effective on January 1, 2001 and, unless terminated as hereinafter provided, extend until December 31, 2002. Unless Employee or Employer gives notice of his or her or its intention not to renew this Agreement no later than thirty (30) days prior to its expiration, this Agreement shall automatically continue in effect for successive additional one-year terms subject to all other terms and conditions contained herein.

         4. DUTIES AND RESPONSIBILITIES. Upon execution of this Agreement, Employee shall diligently render his or her services to Employer in accordance with the directives of Employer's President, and shall use his or her best efforts and good faith in accomplishing such directives. Employee agrees to devote his or her full-time efforts, abilities, and attention (defined to mean not less than forty (40) hours/week) to the business of the Employer, and shall not engage in any activities which will interfere with such efforts.

         5. COMPENSATION.

                  (a) In consideration for such services, Employer shall compensate Employee at an annual salary of $144,000, payable in installments in accordance with the standard payroll practices of Employer for its employees, for the first twelve (12) months of this Agreement.

                  (b) Employer shall review Employee's salary as provided for above no less frequently than each anniversary of this Agreement; however, nothing

EMPLOYMENT AGREEMENT                                                      PAGE 2
                           shall prevent the Employer from making such adjustments more frequently if determined necessary.

         6. REIMBURSEMENT FOR EXPENSES. Employer shall reimburse Employee for all reasonable expenses incurred by him or her while performing services for Employer pursuant to this Agreement, but only after Employee submits a written, itemized, and signed list of such expenses on a form supplied by Employer for such purpose.

         7. BENEFITS. Employer agrees to provide and/or make available to Employee all benefits generally provided to its management employees.

         8. TERMINATION.

                  (a) Employer may terminate Employee's employment upon his or her death, or if he or she is unable to perform the essential functions of his or her position with reasonable accommodation for three (3) consecutive months, or for a total of four (4) months during any twelve (12) month period.

                  (b) Employer may also terminate Employee's employment immediately for "Cause." Cause is defined to include, but is not limited to:

                           (1) fraud, misappropriation, or embezzlement involving Employer;

                           (2)      felony conviction;

                           (3) Employee's repeated failure to obey or carry out reasonable directives from Employer senior management which are consistent with this Agreement and pertain to Employee's employment with Employer;

                           (4) Employee's repeated failure to devote his or her full-time efforts, abilities, and attention to the business of the Employer;

                           (5)      repeated poor performance by Employee; or

                           (6) any breach or threatened breach of Paragraph 9 (a), (b), (d), (e), (f), (g) or (h), or
                                    Paragraph 10 (a), (b), (c), (d), (e) or (i)
                                    below.

         (c) Prior to January 1, 2003, if Employee is terminated other than pursuant to Section 8(a) and without cause, Employee shall be entitled to receive a lump sum payment equal to the amount which would have been paid to Employee had he remained employed until December 31, 2002, at his then current annual rate (the "Make Whole Payment"); provided, however, that

EMPLOYMENT AGREEMENT                                                      PAGE 3
                  until January 1, 2003, the term Cause shall not include
                  Section 8(b)(6). After December 31, 2002, Employer may terminate this Agreement without Cause upon ten (10) days written notice to Employee. In the event Employee is terminated pursuant to this provision after December 31, 2002, Employer can either require Employee to remain in its employ for the duration of the ten (10) days, or compensate Employee his or her normal salary for the duration of the ten (10) day period and terminate his or her employment effective immediately. If Employee is terminated pursuant to this provision after December 31, 2002, he or she will receive compensation and benefits through the end of a 90 day period commencing on the date Employee is notified of his or her termination (the "Severance Benefit").

         (d) Employee may terminate this Agreement upon ten (10) days written notice to Employer. In the event Employee terminates his or her employment in this manner, he or she shall remain in Employer's employ subject to all terms and conditions of this Agreement for the entire ten (10) day period, unless instructed otherwise by the President, but shall not be entitled to any Make Whole Payment or any Severance Benefit.

         (e) In the event Employee is terminated for Cause, his or her salary and benefits will cease immediately without payment of any Make Whole Payment or Severance Benefit.

9.       INVENTIONS, CONFIDENTIAL INFORMATION, PATENTS, AND COPYRIGHT WORKS.

         (a) NOTIFICATION OF COMPANY. Upon conception, all Inventions, Confidential Information, and Copyright Works shall become the property of the Employer (or the United States Government where required by law) whether or not patent or copyright registration applications are filed for such subject matter. Employee will communicate to the Employer promptly and fully all Inventions, or suggestions (whether or not patentable), all Confidential Information or Copyright Works made, designed, created, or conceived by Employee (whether made, designed, created, or conceived solely by Employee or jointly with others) during the period of his or her employment with the Employer: (a) which relate to the actual or anticipated business, research, activities, or development of the Employer at the time of the conception; or (b) which result from or are suggested by any work which Employee has done or may do for or on behalf of the Employer; or (c) which are developed, tested, improved, or investigated either in part or entirely on time for which Employee was paid by the Employer, or using any resources of the Employer.



EMPLOYMENT AGREEMENT                                                      PAGE 4

         (b) TRANSFER OF RIGHTS. Employee agrees, during his or her employment with the Employer, to assign and transfer to the Employer Employee's entire right, title, and interest in all Inventions, Confidential Information, Copyright Works and Patents prepared, made or conceived by or in behalf of Employee (solely or jointly with others): (a) which relate in any way to the actual or anticipated business of the Employer, or (b) which relate in any way to the actual or anticipated research or development of the Employer, or (c) which are suggested by or result, directly or indirectly, from any task assigned to Employee or in which Employee otherwise engages in behalf of the Employer. Employee also agrees to do all things necessary to transfer to the Employer Employee's entire right, title, and interest in and to all such Inventions, Confidential Information, Copyright Works or Patents as the Employer may request, on such forms as the Employer may provide, at any time during or after Employee s employment. Employee will promptly and fully assist the Employer during and subsequent to his or her employment in every lawful way to obtain, protect, and enforce the Employer's patent, copyrights, trade secret or other proprietary rights for Inventions, Confidential Information, Copyright Works or Patents in any and all countries.

         (c) NOTICE OF RIGHTS UNDER STATE STATUTES. No provision in this Agreement is intended to require assignment of any of the Employee's rights in an Invention for which no equipment, supplies, facilities, Confidential Information, Copyright Works, Inventions, Patents or information of the Employer was used, and which was (1) developed entirely on the Employee's own time; (2) does not relate to the business of the Employer or to the actual or demonstrably anticipated research or development of the Employer; and (3) does not result from any work performed by the Employee for the Employer or assigned to the Employee by the Employer.

         (d) RIGHTS IN COPYRIGHTS. Unless otherwise agreed in writing by the Employer, all Copyright Works prepared wholly or partially by Employee (alone or jointly with others) within the scope of his or her employment with the Employer, shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Employer. Employee understands that any assignment or release of such works can only be made by the Employer. Employee will do everything reasonably necessary to enable the Employer or its nominee to protect its rights in such works. Employee agrees to execute all documents and to do all things necessary to vest in the Employer Employee's right and title to copyrights in such works. Employee shall not assist or work with any third party that is not an employee of Employer to create or prepare any Copyright Works without the prior written consent of Employer.

EMPLOYMENT AGREEMENT                                                      PAGE 5

                  (e) ASSISTANCE IN PREPARATION OF APPLICATIONS. Employee will promptly and fully assist, if requested by the Employer, in the preparation and filing of Patents and Copyright Registrations in any and all countries selected by the Employer and will assign to the Employer Employee's entire right, title, and interest in and to such Patents and Copyright Registrations, as well as all Inventions or Copyright Works to which such Patents and Copyright Registrations pertain, to enable any such properties to be prosecuted under the direction of the Employer and to ensure that any Patent or Copyright Registration obtained will validly issue to the Employer.

                  (f) EXECUTE DOCUMENTS. Employee will promptly sign any and all lawful papers, take all lawful oaths, and do all lawful acts, including testifying, at the request of Employer, in connection with the procurement, grant, enforcement, maintenance, exploitation, or defense against assertion of any patent, trademark, copyright, trade secret or related rights, including applications for protection or registration thereof. Such lawful papers include, but are not limited to, any and all powers, assignments, affidavits, declarations and other papers deemed by the Employer to be necessary or advisable.

                  (g) KEEP RECORDS. Employee will keep and regularly maintain adequate and current written records of all Inventions, Confidential Information, and Copyright Works in which he or she participates in creating, conceiving, developing or manufacturing. Such records shall be kept and maintained in the form of notes, sketches, drawings, reports, or other documents relating thereto, bearing at least the date of preparation and the signatures or name of each employee contributing to the subject matter reflected in the record. Such records shall be and shall remain the exclusive property of the Employer and shall be available to the Employer at all times.

                  (h) RETURN OF DOCUMENTS, EQUIPMENT, ETC. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Inventions, Confidential Information, or Copyright Works and all equipment, components, parts, tools, and the like in Employee's custody or possession that have been obtained or prepared in the course of Employee's employment with the Employer shall be the exclusive property of the Employer, shall not be copied and/or removed from the premises of the Employer, except in pursuit of the business of the Employer, and shall be delivered to the Employer, without Employee retaining any copies, upon notification of the termination of Employee's employment or at any other time requested by the Employer. The Employer shall have the right to retain, access, and inspect all property of the Employee of any kind in the office, work area, and on the premises of

EMPLOYMENT AGREEMENT                                                      PAGE 6
                           the Employer upon termination of Employee's employment and at any time during employment by the Employer, to ensure compliance with the terms of this Agreement.

                  (i) OTHER CONTRACTS. Employee represents and warrants that he or she is not a party to any existing contract relating to the granting or assignment to others of any interest in Inventions, Confidential Information, Copyright Works or Patents hereafter made by Employee except insofar as copies of such contracts, if any, are attached to this Agreement.

                  (j) ASSIGNMENT AFTER TERMINATION. Employee recognizes that ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents relating to his or her activities while working for the Employer that are conceived or made by Employee, alone or with others, within one (1) year after termination of his or her employment may have been conceived in significant part while Employee was employed by the Employer. Accordingly, Employee agrees that such ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents shall be presumed to have been conceived and made during his or her employment with the Employer and are to be assigned to the Employer.

                  (k) PRIOR CONCEPTIONS. At the end of this Agreement, Employee has set forth what he or she represents and warrants to be a complete list of all Inventions, if any, patented or unpatented, or Copyright Works, including a brief description thereof (without revealing any confidential or proprietary information of any other party) which Employee participated in the conception, creation, development, or making of prior to his or her employment with the Employer and for which Employee claims full or partial ownership or other interest, or which are in the physical possession of a former employer and which are therefore excluded from the scope of this Agreement. If there are no such exclusions from this Agreement, Employee has so indicated by writing "None" below in his or her own handwriting.

          10. NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY. Employee recognizes and agrees that a portion of the compensation he or she is to receive pursuant to this Agreement is provided in consideration for the agreements contained in this Paragraph. Employee further acknowledges and agrees that while employed pursuant to this Agreement, he or she will have access to confidential information of Employer, will be provided with specialized training on how to perform his or her duties; and will be provided with contact with Employer's customers and potential customers. In consideration of all of the foregoing, Employee agrees as follows:



EMPLOYMENT AGREEMENT                                                      PAGE 7

                  (a) NON-COMPETITION DURING EMPLOYMENT. Employee agrees that for the duration of this Agreement, he or she will not compete with the Employer by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Employer provides, and that he or she will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc., either directly or indirectly, any individual or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Employer.

                  (b) CONFLICTS OF INTEREST. Employee agrees that for the duration of this Agreement, he or she will not engage, either directly or indirectly, in any activity (a "Conflict of Interest") which might adversely affect Employer or its affiliates, including ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business or accepting any payment, service, loan, gift, trip, entertainment, or other favor in each case having a value exceeding US $200 from a supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business, and that Employee will promptly inform Employer's President, or a corporate officer of Employer designated by the President, as to each offer received by Employee to engage in any such activity. Employee further agrees to disclose to Employer any other facts of which Employee becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest.

                  (c) NON-COMPETITION AFTER TERMINATION. Employee agrees that Employee shall not, directly or indirectly, at any time during the period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, within a geographical area encompassing 200 miles surrounding any of Employer's offices, as an employee, consultant, or director, provide any services to, or engage in or contribute Employee's knowledge to any work which is competitive with or similar to a product, process, apparatus or services provided by the Employer. Following the expiration of said two
                           (2) year period, Employee shall continue to be obligated under the Nondisclosure of Confidential Information section of this Agreement not to use or to disclose Confidential Information of the Employer so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.


EMPLOYMENT AGREEMENT                                                      PAGE 8

                  (d) NON-SOLICITATION OF CUSTOMERS. Employee further agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not solicit or accept any business from any customer or client or prospective customer or client with whom Employee dealt or solicited while employed by Employer.

                  (e) NON-SOLICITATION OF EMPLOYEES. Employee agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not either directly or indirectly, on his or her own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Employer to work for Employee or for another entity, firm, corporation, or individual.

                  (f) CONFIDENTIAL INFORMATION. Employee further agrees that Employee will not, except as the Employer may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Employer, or authorize anyone else to do these things at any time either during or subsequent to his or her employment with the Employer. This section shall continue in full force and effect after termination of Employee's employment and after the termination of this Agreement for any reason, including expiration of this Agreement. Employee's obligations under this section of this Agreement with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Employer include matters that Employee conceives or develops, as well as matters Employee learns from other employees of Employer.

                  (g) REAFFIRM OBLIGATIONS. Upon termination of his or her employment with the Employer, Employee, if requested by Employer, shall reaffirm in writing Employee's recognition of the importance of maintaining the confidentiality of the Employer's Confidential Information, disclose the identity of his or her new employer or business ventures, and reaffirm any other obligations set forth in this Agreement.

                  (h) PRIOR DISCLOSURE. Employee represents and warrants that he or she has not used or disclosed any Confidential Information he or she may have


EMPLOYMENT AGREEMENT                                                      PAGE 9
                           obtained from Employer prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.

                  (i) CONFIDENTIAL INFORMATION OF PRIOR EMPLOYERS. Employee will not disclose or use during the period of his or her employment with the Employer any proprietary or confidential information or copyright works which Employee may have acquired because of employment with an employer other than the Employer or Spectrum or acquired from any other third party, whether such information is in Employee's memory or embodied in a writing or other physical form.

                  (j) TIME PERIOD. The time periods referenced in this Paragraph shall not include any period of time during which Employee is in breach of this Agreement.

                  (k) BREACH. Employee agrees that any breach of Paragraphs 10(a), (b), (c), (d), (e) or (f) above cannot be remedied solely by money damages, and that in addition to any other remedies Employer may have, Employer is entitled to obtain injunctive relief against Employee. Nothing herein, however, shall be construed as limiting Employer's right to pursue any other available remedy at law or in equity, including recovery of damages and termination of this Agreement; provided further, that any breach of Paragraphs 10(a), (c), (d), (e) or (f) by Employee subsequent to his or her employment with Employer will result in forfeiture of all rights to pension benefits and other severance and retirement benefits.

                  (l) INDEPENDENT COVENANTS. All covenants contained in Paragraph 10 of this Agreement shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action by Employer against the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

         11. RIGHT TO ENTER AGREEMENT. Employee represents and covenants to Employer that he or she has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which he or she is a party or by which he or she is bound.

         12. ASSIGNMENT. This Agreement may be assigned by Employer, but cannot be assigned by Employee.

         13. BINDING AGREEMENT. Employee understands that his or her obligations under Section 10 of this Agreement are binding upon Employee's heirs, successors, personal representatives, and legal representatives.

EMPLOYMENT AGREEMENT                                                     PAGE 10

         14. NOTICES. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as follows:

If to Employee:                        Jeffrey W. Dean
                                       22006 - 100th Avenue West
                                       Edmonds, Washington USA 98020

with a copy to:                        Ron L. Bozzer
                                       Borden Ladner Gervais LLP
                                       1200 Waterfront Centre
                                       200 Burrard Street
                                       P.O.Box 48600
                                       Vancouver, Canada V7X 1T2


If to Employer:                        Global Election Systems, Inc.
                                       1611 Wilmeth Road
                                       McKinney, Texas U.S.A. 75069

With a copy to:                        Brice Tarzwell, Esq.
                                       Winstead Sechrest & Minick P.C.
                                       5400 Renaissance Tower
                                       1201 Elm Street
                                       Dallas, Texas 75270

         15. WAIVER. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.

         16. SEVERABILITY. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect. Furthermore, any breach by Employer of any provision of this Agreement shall not excuse Employee's compliance with the requirements of Paragraphs 9 or 10, to the extent they are otherwise enforceable.

         17. ARBITRATION. In the event any dispute arises out of Employee's employment with Employer, or separation therefrom, which cannot be resolved by the parties to this Agreement, such dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association ("AAA"). If the parties cannot agree on an arbitrator, a list of seven (7) arbitrators will be requested from AAA, and the arbitrator will be selected using alternate strikes with Employee striking first. The cost of the arbitration will be shared equally by Employee and Employer. Arbitration of such disputes is mandatory and in lieu of any and all civil causes of action and lawsuits either party may have


EMPLOYMENT AGREEMENT                                                     PAGE 11
against the other arising out of Employee's employment with Employer, or separation therefrom; provided, however, that any claim Employer has for breach of the covenants contained in Paragraphs 9 and 10 of this Agreement shall not be subject to mandatory arbitration, and may be pursued in a court of law or equity.

         18. ENTIRE AGREEMENT. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Employee's employment with Employer during the time period covered by this Agreement. This Agreement replaces and supersedes any and all existing Agreements entered into between Employee and the Company relating generally to the same subject matter, if any, and shall be binding upon Employee's heirs, executors, administrators, or other legal representatives or assigns.

         19. MODIFICATION OF AGREEMENT. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Employee and an officer or other authorized executive of Employer.

         20. UNDERSTAND AGREEMENT. Employee represents and warrants that he or she has read and understood each and every provision of this Agreement, and Employee understands that he or she is free to obtain advice from legal counsel of choice, if necessary and desired, in order to interpret any and all provisions of this Agreement, and that Employee has freely and voluntarily entered into this Agreement.

         21. EFFECTIVE DATE. It is understood by Employee that this Agreement shall be effective when signed by both Employer and Employee, and that the terms of this Agreement shall remain in full force and effect both during the continuation of Employee's employment and, except for paragraphs 4, 5, 6 and 7, after the termination of Employee's employment for any reason.

         22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

              [The balance of this page left blank intentionally.]





EMPLOYMENT AGREEMENT                                                     PAGE 12

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EMPLOYEE                               GLOBAL

Jeffrey W. Dean                        GLOBAL ELECTION SYSTEMS, INC.


/s/ Jeffrey W. Dean                    By: /s/ Robert J. Urosevich
------------------------                   --------------------------------
Employee's Name                        Robert J. Urosevich
                                       President and Chief Operating Officer


Dated: 09/29/00                        Dated: 09/29/00
      ---------                              ---------








EMPLOYMENT AGREEMENT                                                     PAGE 13

                              EMPLOYMENT AGREEMENT

          This Agreement is between David W. Dean (hereinafter referred to as "Employee") and SPECTRUM PRINT & MAIL SERVICES, LTD., a corporation incorporated under the laws of the State of Delaware, U.S.A. (hereinafter referred to "Employer" or the "Company"), and Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware ("Global").

                                   WITNESSETH:

          WHEREAS, Employer desires to employ Employee; and

          WHEREAS, Employee desires to accept employment by Employer pursuant to all of the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is AGREED as follows:

          1. PURPOSE. The purpose of this Agreement is to formalize the terms and conditions of Employee's employment with Employer. The recitals contained herein represent both parties' intentions with respect to the terms and conditions covered and cannot be amended during the term of the Agreement except by written addendum to the Agreement signed by both parties.

          2. DEFINITIONS. For the purposes of this Agreement, the following words shall have the following meanings:

                  (a) "Employer" means Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware, together with its subsidiaries, including, without limitation, Spectrum Print & Mail Services, Ltd;

                  (b) "Confidential Information" means information (1) disclosed to or known by the undersigned Employee as a consequence of or through his or her employment with the Employer; (2) not generally known outside the Employer; and (3) which relates to the Employer or its business, or its research and development activities. "Confidential Information" includes, but is not limited to, all of Employer's technical information, trade secrets, proprietary information, business plans, marketing plans, financial information, compensation and benefit information, personnel records, cost and pricing information, customer contacts, customer lists, information relating to suppliers and vendors, information relating to


EMPLOYMENT AGREEMENT                                                      PAGE 1
                           accounts, and information provided to the Employer by a third party under restrictions against disclosure or use by the Employer or others;

                  (c) "Copyright Works" are materials relating to the Employee for which copyright protection may be obtained including, but not limited to: literary works (including all written material), computer programs, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio-visual works, regardless of the form or manner in which documented or recorded;

                  (d) "Inventions" means inventions (whether patentable or not), discoveries, improvements, designs, and ideas (whether or not shown or described in writing or reduced to practice) including, and in addition to any such Confidential Information or Copyright Works; and

                  (e) "Patents" means any domestic or foreign patents and patent applications, including any Inventions or other subject matter described or protected by such patents and patent applications.

                  (f) "Copyright Registrations" means any domestic or foreign copyright registration and applications for such registration, including all or any portion of the Copyright Works or other subject matter identified by any such registration or application.

         3. DURATION. This Agreement shall become effective on September 29, 2000 and, unless terminated as hereinafter provided, extend until December 31, 2000. Unless Employee or Employer gives notice of his or her or its intention not to renew this Agreement no later than thirty (30) days prior to its expiration, this Agreement shall automatically continue in effect for successive additional one-year terms subject to all other terms and conditions contained herein.

         4. DUTIES AND RESPONSIBILITIES. Upon execution of this Agreement, Employee shall diligently render his or her services to Employer in accordance with the directives of Employer's President, and shall use his or her best efforts and good faith in accomplishing such directives. Employee agrees to devote his or her full-time efforts, abilities, and attention (defined to mean not less than forty (40) hours/week) to the business of the Employer, and shall not engage in any activities which will interfere with such efforts.

         5. COMPENSATION.

                  (a) In consideration for such services, Employer shall compensate Employee at an annual salary of $70,000, payable in installments in accordance with the standard payroll practices of Employer for its employees, for the first twelve (12) months of this Agreement.

EMPLOYMENT AGREEMENT                                                      PAGE 2

                   (b) Employer shall review Employee's salary as provided for above no less frequently than each anniversary of this Agreement; however, nothing shall prevent the Employer from making such adjustments more frequently if determined necessary.

         6. REIMBURSEMENT FOR EXPENSES. Employer shall reimburse Employee for all reasonable expenses incurred by him or her while performing services for Employer pursuant to this Agreement, but only after Employee submits a written, itemized, and signed list of such expenses on a form supplied by Employer for such purpose.

         7. BENEFITS. Employer agrees to provide and/or make available to Employee all benefits generally provided to its management employees.

         8. TERMINATION.

                  (a) Employer may terminate Employee's employment upon his or her death, or if he or she is unable to perform the essential functions of his or her position with reasonable accommodation for three (3) consecutive months, or for a total of four (4) months during any twelve (12) month period.

                  (b) Employer may also terminate Employee's employment immediately for "Cause." Cause is defined to include, but is not limited to:

                           (1) fraud, misappropriation, or embezzlement involving Employer;

                           (2)      felony conviction;

                           (3) Employee's repeated failure to obey or carry out reasonable directives from Employer senior management which are consistent with this Agreement and pertain to Employee's employment with Employer;

                           (4) Employee's repeated failure to devote his or her full-time efforts, abilities, and attention to the business of the Employer;

                           (5)      repeated poor performance by the Employee;
                                    or

                           (6) any breach or threatened breach of Paragraph 9 (a), (b), (d), (e), (f), (g) or (h), or
                                    Paragraph 10 (a), (b), (c), (d), (e) or (f)
                                    below.

                  (c) Employer may terminate this Agreement without cause upon ten (10) days written notice to Employee. In the event Employee is terminated pursuant to this provision, Employer can either require Employee to remain in its

EMPLOYMENT AGREEMENT                                                      PAGE 3
                           employ for the duration of the ten (10) days, or compensate Employee his or her normal salary for the duration of the ten (10) day period and terminate his or her employment effective immediately. If Employee is terminated pursuant to this provision, he or she will receive compensation and benefits through the end of a 30 day period commencing on the date Employee is notified of his or her termination (the "Severance Benefit").

                  (d) Employee may terminate this Agreement upon ten (10) days written notice to Employer. In the event Employee terminates his or her employment in this manner, he or she shall remain in Employer's employ subject to all terms and conditions of this Agreement for the entire ten (10) day period, unless instructed otherwise by the President, but shall not be entitled to any Severance Benefit.

                  (e) In the event Employee is terminated for Cause, his or her salary and benefits will cease immediately without payment of any Severance Benefit.

         9.       INVENTIONS, CONFIDENTIAL INFORMATION, PATENTS, AND COPYRIGHT
                  WORKS.

                  (a) NOTIFICATION OF COMPANY. Upon conception, all Inventions, Confidential Information, and Copyright Works shall become the property of the Employer (or the United States Government where required by law) whether or not patent or copyright registration applications are filed for such subject matter. Employee will communicate to the Employer promptly and fully all Inventions, or suggestions (whether or not patentable), all Confidential Information or Copyright Works made, designed, created, or conceived by Employee (whether made, designed, created, or conceived solely by Employee or jointly with others) during the period of his or her employment with the
                           Employer: (a) which relate to the actual or anticipated business, research, activities, or development of the Employer at the time of the conception; or (b) which result from or suggested by any work which Employee has done or may do for or on behalf of the Employer; or (c) which are developed, tested, improved, or investigated either in part or entirely on time for which Employee was paid by the Employer, or using any resources of the Employer.

                  (b) TRANSFER OF RIGHTS. Employee agrees, during his or her employment with the Employer, to assign and transfer to the Employer Employee's entire right, title, and interest in all Inventions, Confidential Information, Copyright Works and Patents prepared, made or conceived by or in behalf of Employee (solely or jointly with others): (a) which relate in any way to the actual or anticipated business of the Employer, or (b) which relate in any way to the actual or anticipated research or development of the

EMPLOYMENT AGREEMENT                                                      PAGE 4

                           Employer, or (c) which are suggested by or result, directly or indirectly, from any task assigned to Employee or in which Employee otherwise engages in behalf of the Employer. Employee also agrees to do all things necessary to transfer to the Employer Employee's entire right, title, and interest in and to all such Inventions, Confidential Information, Copyright Works or Patents as the Employer may request, on such forms as the Employer may provide, at any time during or after Employee's employment. Employee will promptly and fully assist the Employer during and subsequent to his or her employment in every lawful way to obtain, protect, and enforce the Employer's patent, copyrights, trade secret or other proprietary rights for Inventions, Confidential Information, Copyright Works or Patents in any and all countries.

                  (c) NOTICE OF RIGHTS UNDER STATE STATUTES. No provision in this Agreement is intended to require assignment of any of the Employee's rights in an Invention for which no equipment, supplies, facilities, Confidential Information, Copyright Works, Inventions. Patents or information of the Employer was used, and which was (1) developed entirely on the Employee's own time; (2) does not relate to the business of the Employer or to the actual or demonstrably anticipated research or development of the Employer; and (3) does not result from any work performed by the Employee for the Employer or assigned to the Employee by the Employer.

                  (d) RIGHTS IN COPYRIGHTS. Unless otherwise agreed in writing by the Employer, all Copyright Works prepared wholly or partially by Employee (alone or jointly with others) within the scope of his or her employment with the Employer, shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Employer. Employee understands that any assignment or release of such works can only be made by the Employer. Employee will do everything reasonably necessary to enable the Employer or its nominee to protect its rights in such works. Employee agrees to execute all documents and to do all things necessary to vest in the Employer Employee's right and title to copyrights in such works. Employee shall not assist or work with any third party that is not an employee of Employer to create or prepare any Copyright Works without the prior written consent of Employer.

                  (e) ASSISTANCE IN PREPARATION OF APPLICATIONS. Employee will promptly and fully assist, if requested by the Employer, in the preparation and filing of Patents and Copyright Registrations in any and all countries selected by the Employer and will assign to the Employer Employee's entire right, title, and interest in and to such Patents and Copyright Registrations, as well as all Inventions or Copyright Works to which such Patents and Copyright Registrations pertain, to enable any such properties to be

EMPLOYMENT AGREEMENT                                                      PAGE 5
                           prosecuted under the direction of the Employer and to ensure that any Patent or Copyright Registration obtained will validly issue to the Employer.

                  (f) EXECUTE DOCUMENTS. Employee will promptly sign any and all lawful papers, take all lawful oaths, and do all lawful acts, including testifying, at the request of Employer, in connection with the procurement, grant, enforcement, maintenance, exploitation, or defense against assertion of any patent, trademark, copyright, trade secret or related rights, including applications for protection or registration thereof. Such lawful papers include, but are not limited to, any and all powers, assignments, affidavits, declarations and other papers deemed by the Employer to be necessary or advisable.

                  (g) KEEP RECORDS. Employee will keep and regularly maintain adequate and current written records of all Inventions, Confidential Information, and Copyright Works in which he or she participates in creating, conceiving, developing or manufacturing. Such records shall be kept and maintained in the form of notes, sketches, drawings, reports, or other documents relating thereto, bearing at least the date of preparation and the signatures or name of each employee contributing to the subject matter reflected in the record. Such records shall be and shall remain the exclusive property of the Employer and shall be available to the Employer at all times.

                  (h) RETURN OF DOCUMENTS, EQUIPMENT, ETC. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Inventions, Confidential Information, or Copyright Works and all equipment, components, parts, tools, and the like in Employee's custody or possession that have been obtained or prepared in the course of Employee's employment with the Employer shall be the exclusive property of the Employer, shall not be copied and/or removed from the premises of the Employer, except in pursuit of the business of the Employer, and shall be delivered to the Employer, without Employee retaining any copies, upon notification of the termination of Employee's employment or at any other time requested by the Employer. The Employer shall have the right to retain, access, and inspect all property of the Employee of any kind in the office, work area, and on the premises of the Employer upon termination of Employee's employment and at any time during employment by the Employer, to ensure compliance with the terms of this Agreement.

                  (i) OTHER CONTRACTS. Employee represents and warrants that he or she is not a party to any existing contract relating to the granting or assignment to others of any interest in Inventions, Confidential Information, Copyright

EMPLOYMENT AGREEMENT                                                      PAGE 6

                           Works or Patents hereafter made by Employee except insofar as copies of such contracts, if any, are attached to this Agreement.

                  (j) ASSIGNMENT AFTER TERMINATION. Employee recognizes that ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents relating to his or her activities while working for the Employer that are conceived or made by Employee, alone or with others, within one (1) year after termination of his or her employment may have been conceived in significant part while Employee was employed by the Employer. Accordingly, Employee agrees that such ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents shall be presumed to have been conceived and made during his or her employment with the Employer and are to be assigned to the Employer.

                  (k) PRIOR CONCEPTIONS. At the end of this Agreement, Employee has set forth what he or she represents and warrants to be a complete list of all Inventions, if any, patented or unpatented, or Copyright Works, including a brief description thereof (without revealing any confidential or proprietary information of any other party) which Employee participated in the conception, creation, development, or making of prior to his or her employment with the Employer and for which Employee claims full or partial ownership or other interest, or which are in the physical possession of a former employer and which are therefore excluded from the scope of this Agreement. If there are no such exclusions from this Agreement, Employee has so indicated by writing "None" below in his or her own handwriting.

         10. NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY. Employee recognizes and agrees that a portion of the compensation he or she is to receive pursuant to this Agreement is provided in consideration for the agreements contained in this Paragraph. Employee further acknowledges and agrees that while employed pursuant to this Agreement, he or she will have access to confidential information of Employer, will be provided with specialized training on how to perform his or her duties; and will be provided with contact with Employer's customers and potential customers. In consideration of all of the foregoing, Employee agrees as follows:

                  (a) NON-COMPETITION DURING EMPLOYMENT. Employee agrees that for the duration of this Agreement, he or she will not compete with the Employer by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Employer provides, and that he or she will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc., either directly or indirectly, any individual

EMPLOYMENT AGREEMENT                                                      PAGE 7
                           or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Employer.

                  (b) CONFLICTS OF INTEREST. Employee agrees that for the duration of this Agreement, he or she will not engage, either directly or indirectly, in any activity (a "Conflict of Interest") which might adversely affect Employer or its affiliates, including ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business or accepting any payment, service, loan, gift, trip, entertainment, or other favor in each case having a value exceeding US $200 from a supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business, and that Employee will promptly inform Employer's President, or a corporate officer of Employer designated by the President, as to each offer received by Employee to engage in any such activity. Employee further agrees to disclose to Employer any other facts of which Employee becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest.

                  (c) NON-COMPETITION AFTER TERMINATION. Employee agrees that Employee shall not, directly or indirectly, at any time during the period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, within a geographical area encompassing 200 miles surrounding any of Employer's offices, as an employee, consultant, or director, provide any services to, or engage in or contribute Employee's knowledge to any work which is competitive with or similar to a product, process, apparatus or services provided by the Employer. Following the expiration of said two
                           (2) year period, Employee shall continue to be obligated under the Nondisclosure of Confidential Information section of this Agreement not to use or to disclose Confidential Information of the Employer so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.

                  (d) NON-SOLICITATION OF CUSTOMERS. Employee further agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not solicit or accept any business from any customer or client or prospective customer or client with whom Employee dealt or solicited while employed by Employer.

EMPLOYMENT AGREEMENT                                                      PAGE 8

                  (e) NON-SOLICITATION OF EMPLOYEES. Employee agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not either directly or indirectly, on his or her own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Employer to work for Employee or for another entity, firm, corporation, or individual.

                  (f) CONFIDENTIAL INFORMATION. Employee further agrees that Employee will not, except as the Employer may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Employer, or authorize anyone else to do these things at any time either during or subsequent to his or her employment with the Employer. This section shall continue in full force and effect after termination of Employee's employment and after the termination of this Agreement for any reason, including expiration of this Agreement. Employee's obligations under this section of this Agreement with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Employer include matters that Employee conceives or develops, as well as matters Employee learns from other employees of Employer.

                  (g) REAFFIRM OBLIGATIONS. Upon termination of his or her employment with the Employer, Employee, if requested by Employer, shall reaffirm in writing Employee's recognition of the importance of maintaining the confidentiality of the Employer's Confidential Information, disclose the identity of his or her new employer or business ventures, and reaffirm any other obligations set forth in this Agreement.

                  (h) PRIOR DISCLOSURE. Employee represents and warrants that he or she has not used or disclosed any Confidential Information he or she may have obtained from Employer prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.

                  (i) CONFIDENTIAL INFORMATION OF PRIOR EMPLOYERS. Employee will not disclose or use during the period of his or her employment with the Employer any proprietary or confidential information or copyright works which Employee may have acquired because of employment with an employer other than the Employer or Spectrum or acquired from any other

EMPLOYMENT AGREEMENT                                                      PAGE 9
                           third party, whether such information is in Employee's memory or embodied in a writing or other physical form.

                  (j) TIME PERIOD. The time periods referenced in this Paragraph shall not include any period of time during which Employee is in breach of this Agreement.

                  (k) BREACH. Employee agrees that any breach of Paragraphs 10(a), (b), (c), (d), (e) or (l) above cannot be remedied solely by money damages, and that in addition to any other remedies Employer may have, Employer is entitled to obtain injunctive relief against Employee. Nothing herein, however, shall be construed as limiting Employer's right to pursue any other available remedy at law or in equity, including recovery of damages and termination of this Agreement; provided further, that any breach of Paragraphs 10(a), (c), (d), (e) or (f) by Employee subsequent to his or her employment with Employer will result in forfeiture of all rights to pension benefits and other severance and retirement benefits.

                  (l) INDEPENDENT COVENANTS. All covenants contained in Paragraph 10 of this Agreement shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action by Employer against the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

         11. RIGHT TO ENTER AGREEMENT. Employee represents and covenants to Employer that he or she has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which he or she is a party or by which he or she is bound.

         12. ASSIGNMENT. This Agreement may be assigned by Employer, but cannot be assigned by Employee.

         13. BINDING AGREEMENT. Employee understands that his or her obligations under Section 10 of this Agreement are binding upon Employee's heirs, successors, personal representatives, and legal representatives.

         14. NOTICES. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as follows:

                   If to Employee:
                                             -------------------------------

                                             -------------------------------

                                             -------------------------------

EMPLOYMENT AGREEMENT                                                     PAGE 10
           with a copy to:
                                             -------------------------------

                                             -------------------------------

                                             -------------------------------

           If to Employer:                   Global Election Systems, Inc.
                                             1611 Wilmeth Road
                                             McKinney, Texas U.S.A. 75069

           with a copy to:                   Brice Tarzwell, Esq.
                                             Winstead Sechrest & Minick P.C.
                                             5400 Renaissance Tower
                                             1201 Elm Street
                                             Dallas, Texas 75270

         15. WAIVER. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.

         16. SEVERABILITY. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect. Furthermore, any breach by Employer of any provision of this Agreement shall not excuse Employee's compliance with the requirements of Paragraphs 9 or 10, to the extent they are otherwise enforceable.

         17. ARBITRATION. In the event any dispute arises out of Employee's employment with Employer, or separation therefrom, which cannot be resolved by the parties to this Agreement, such dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association ("AAA"). If the parties cannot agree on an arbitrator, a list of seven (7) arbitrators will be requested from AAA, and the arbitrator will be selected using alternate strikes with Employee striking first. The cost of the arbitration will be shared equally by Employee and Employer. Arbitration of such disputes is mandatory and in lieu of any and all civil causes of action and lawsuits either party may have against the other arising out of Employee's employment with Employer, or separation therefrom; provided, however, that any claim Employer has for breach of the covenants contained in Paragraphs 9 and 10 of this Agreement shall NOT be subject to mandatory arbitration, and may be pursued in a court of law or equity.

         18. ENTIRE AGREEMENT. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Employee's employment with Employer during the time period covered by this Agreement. This Agreement replaces and supersedes any

EMPLOYMENT AGREEMENT                                                     PAGE 11
and all existing Agreements entered into between Employee and the Company relating generally to the same subject matter, if any, and shall be binding upon Employee's heirs, executors, administrators, or other legal representatives or assigns.

         19. MODIFICATION OF AGREEMENT. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Employee and an officer or other authorized executive of Employer.

         20. UNDERSTAND AGREEMENT. Employee represents and warrants that he or she has read and understood each and every provision of this Agreement, and Employee understands that he or she is free to obtain advice from legal counsel of choice, if necessary and desired, in order to interpret any and all provisions of this Agreement, and that Employee has freely and voluntarily entered into this Agreement.

         21. EFFECTIVE DATE. It is understood by Employee that this Agreement shall be effective when signed by both Employer and Employee, and that the terms of this Agreement shall remain in full force and effect both during the continuation of Employee's employment and, except for paragraphs 4, 5, 6 and 7, after the termination of Employee's employment for any reason.

         22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         23. BENEFICIARY OF AGREEMENT. This Agreement is being made for the benefit of Global, which shall have all rights and remedies available to it under this Agreement as the Company, and shall be able to claim all rights and remedies available to the Company hereunder.

              [The balance of this page left blank intentionally.]









EMPLOYMENT AGREEMENT                                                     PAGE 12

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EMPLOYEE                                GLOBAL

David W. Dean                           GLOBAL ELECTION SYSTEMS, INC.


/s/ David W. Dean                       By: /s/ Robert J. Urosevich
----------------------                     ----------------------------------
Employee's Name                         Robert J. Urosevich
                                        President and Chief Operating Officer


Dated: 09/29/00                         Dated: 09/29/00
       --------                                --------











EMPLOYMENT AGREEMENT                                                     PAGE 13

                              EMPLOYMENT AGREEMENT

          This Agreement is between Tae Yon Kim (hereinafter referred to as "Employee") and SPECTRUM PRINT & MAIL SERVICES, LTD., a corporation incorporated under the laws of the State of Delaware, U.S.A. (hereinafter referred to "Employer" or the "Company"), and Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware ("Global").

                                   WITNESSETH:

          WHEREAS, Employer desires to employ Employee; and

          WHEREAS, Employee desires to accept employment by Employer pursuant to all of the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is AGREED as follows:

          1. PURPOSE. The purpose of this Agreement is to formalize the terms and conditions of Employee's employment with Employer. The recitals contained herein represent both parties' intentions with respect to the terms and conditions covered and cannot be amended during the term of the Agreement except by written addendum to the Agreement signed by both parties.

         2. DEFINITIONS. For the purposes of this Agreement, the following words shall have the following meanings:

                  (a) "Employer" means Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware, together with its subsidiaries, including, without limitation, Spectrum Print & Mail Services, Ltd;

                  (b) "Confidential Information" means information (1) disclosed to or known by the undersigned Employee as a consequence of or through his or her employment with the Employer; (2) not generally known outside the Employer; and (3) which relates to the Employer or its business, or its research and development activities. "Confidential Information" includes, but is not limited to, all of Employer's technical information, trade secrets, proprietary information, business plans, marketing plans, financial information, compensation and benefit information, personnel records, cost and pricing information, customer contacts, customer lists, information relating to suppliers and vendors, information relating to

EMPLOYMENT AGREEMENT                                                      PAGE 1
                           accounts, and information provided to the Employer by a third party under restrictions against disclosure or use by the Employer or others;

                  (c) "Copyright Works" are materials relating to the Employee for which copyright protection may be obtained including, but not limited to: literary works (including all written material), computer programs, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio-visual works, regardless of the form or manner in which documented or recorded;

                  (d) "Inventions" means inventions (whether patentable or not), discoveries, improvements, designs, and ideas (whether or not shown or described in writing or reduced to practice) including, and in addition to any such Confidential Information or Copyright Works; and

                  (e) "Patents" means any domestic or foreign patents and patent applications, including any Inventions or other subject matter described or protected by such patents and patent applications.

                  (f) "Copyright Registrations" means any domestic or foreign copyright registration and applications for such registration, including all or any portion of the Copyright Works or other subject matter identified by any such registration or application.

         3. DURATION. This Agreement shall become effective on September 29, 2000 and, unless terminated as hereinafter provided, extend until December 31, 2000. Unless Employee or Employer gives notice of his or her or its intention not to renew this Agreement no later than thirty (30) days prior to its expiration, this Agreement shall automatically continue in effect for successive additional one-year terms subject to all other terms and conditions contained herein.

         4. DUTIES AND RESPONSIBILITIES. Upon execution of this Agreement, Employee shall diligently render his or her services to Employer in accordance with the directives of Employer's President, and shall use his or her best efforts and good faith in accomplishing such directives. Employee agrees to devote his or her full-time efforts, abilities, and attention (defined to mean not less than forty (40) hours/week) to the business of the Employer, and shall not engage in any activities which will interfere with such efforts.

         5. COMPENSATION.

                  (a) In consideration for such services, Employer shall compensate Employee at an annual salary of $70,000, payable in installments in accordance with the standard payroll practices of Employer for its employees, for the first twelve (12) months of this Agreement.

EMPLOYMENT AGREEMENT                                                      PAGE 2

                  (b) Employer shall review Employee's salary as provided for above no less frequently than each anniversary of this Agreement; however, nothing shall prevent the Employer from making such adjustments more frequently if determined necessary.

         6. REIMBURSEMENT FOR EXPENSES. Employer shall reimburse Employee for all reasonable expenses incurred by him or her while performing services for Employer pursuant to this Agreement, but only after Employee submits a written, itemized, and signed list of such expenses on a form supplied by Employer for such purpose.

         7. BENEFITS. Employer agrees to provide and/or make available to Employee all benefits generally provided to its management employees.

         8. TERMINATION.

                  (a) Employer may terminate Employee's employment upon his or her death, or if he or she is unable to perform the essential functions of his or her position with reasonable accommodation for three (3) consecutive months, or for a total of four (4) months during any twelve (12) month period.

                  (b) Employer may also terminate Employee's employment immediately for "Cause." Cause is defined to include, but is not limited to:

                           (1) fraud, misappropriation, or embezzlement involving Employer;

                           (2)      felony conviction;

                           (3) Employee's repeated failure to obey or carry out reasonable directives from Employer senior management which are consistent with this Agreement and pertain to Employee's employment with Employer;

                           (4) Employee's repeated failure to devote his or her full-time efforts, abilities, and attention to the business of the Employer;

                           (5)      repeated poor performance by the Employee;
                                    or

                           (6) any breach or threatened breach of Paragraph 9 (a), (b), (d), (e), (f), (g) or (h), or
                                    Paragraph 10 (a), (b), (c), (d), (e) or (f)
                                    below.

                  (c) Employer may terminate this Agreement without cause upon ten (10) days written notice to Employee. In the event Employee is terminated pursuant to this provision, Employer can either require Employee to remain in its

EMPLOYMENT AGREEMENT                                                      PAGE 3
                           employ for the duration of the ten (10) days, or compensate Employee his or her normal salary for the duration of the ten (10) day period and terminate his or her employment effective immediately. If Employee is terminated pursuant to this provision, he or she will receive compensation and benefits through the end of a 30 day period commencing on the date Employee is notified of his or her termination (the "Severance Benefit").

                  (d) Employee may terminate this Agreement upon ten (10) days written notice to Employer. In the event Employee terminates his or her employment in this manner, he or she shall remain in Employer's employ subject to all terms and conditions of this Agreement for the entire ten (10) day period, unless instructed otherwise by the President, but shall not be entitled to any Severance Benefit.

                  (e) In the event Employee is terminated for Cause, his or her salary and benefits will cease immediately without payment of any Severance Benefit.

         9. INVENTIONS, CONFIDENTIAL INFORMATION, PATENTS, AND COPYRIGHT WORKS.

                  (a) NOTIFICATION OF COMPANY. Upon conception, all Inventions, Confidential Information, and Copyright Works shall become the property of the Employer (or the United States Government where required by law) whether or not patent or copyright registration applications are filed for such subject matter. Employee will communicate to the Employer promptly and fully all Inventions, or suggestions (whether or not patentable), all Confidential Information or Copyright Works made, designed, created, or conceived by Employee (whether made, designed, created, or conceived solely by Employee or jointly with others) during the period of his or her employment with the
                           Employer: (a) which relate to the actual or anticipated business, research, activities, or development of the Employer at the time of the conception; or (b) which result from or suggested by any work which Employee has done or may do for or on behalf of the Employer; or (c) which are developed, tested, improved, or investigated either in part or entirely on time for which Employee was paid by the Employer, or using any resources of the Employer.

                  (b) TRANSFER OF RIGHTS. Employee agrees, during his or her employment with the Employer, to assign and transfer to the Employer Employee's entire right, title, and interest in all Inventions, Confidential Information, Copyright Works and Patents prepared, made or conceived by or in behalf of Employee (solely or jointly with others): (a) which relate in any way to the actual or anticipated business of the Employer, or (b) which relate in any way to the actual or anticipated research or development of the

EMPLOYMENT AGREEMENT                                                      PAGE 4

                           Employer, or (c) which are suggested by or result, directly or indirectly, from any task assigned to Employee or in which Employee otherwise engages in behalf of the Employer. Employee also agrees to do all things necessary to transfer to the Employer Employee's entire right, title, and interest in and to all such Inventions, Confidential Information, Copyright Works or Patents as the Employer may request, on such forms as the Employer may provide, at any time during or after Employee's employment. Employee will promptly and fully assist the Employer during and subsequent to his or her employment in every lawful way to obtain, protect, and enforce the Employer's patent, copyrights, trade secret or other proprietary rights for Inventions, Confidential Information, Copyright Works or Patents in any and all countries.

                  (c) NOTICE OF RIGHTS UNDER STATE STATUTES. No provision in this Agreement is intended to require assignment of any of the Employee's rights in an Invention for which no equipment, supplies, facilities, Confidential Information, Copyright Works, Inventions. Patents or information of the Employer was used, and which was (1) developed entirely on the Employee's own time; (2) does not relate to the business of the Employer or to the actual or demonstrably anticipated research or development of the Employer; and (3) does not result from any work performed by the Employee for the Employer or assigned to the Employee by the Employer.

                  (d) RIGHTS IN COPYRIGHTS. Unless otherwise agreed in writing by the Employer, all Copyright Works prepared wholly or partially by Employee (alone or jointly with others) within the scope of his or her employment with the Employer, shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Employer. Employee understands that any assignment or release of such works can only be made by the Employer. Employee will do everything reasonably necessary to enable the Employer or its nominee to protect its rights in such works. Employee agrees to execute all documents and to do all things necessary to vest in the Employer Employee's right and title to copyrights in such works. Employee shall not assist or work with any third party that is not an employee of Employer to create or prepare any Copyright Works without the prior written consent of Employer.

                  (e) ASSISTANCE IN PREPARATION OF APPLICATIONS. Employee will promptly and fully assist, if requested by the Employer, in the preparation and filing of Patents and Copyright Registrations in any and all countries selected by the Employer and will assign to the Employer Employee's entire right, title, and interest in and to such Patents and Copyright Registrations, as well as all Inventions or Copyright Works to which such Patents and Copyright Registrations pertain, to enable any such properties to be

EMPLOYMENT AGREEMENT                                                      PAGE 5
                           prosecuted under the direction of the Employer and to ensure that any Patent or Copyright Registration obtained will validly issue to the Employer.

                  (f) EXECUTE DOCUMENTS. Employee will promptly sign any and all lawful papers, take all lawful oaths, and do all lawful acts, including testifying, at the request of Employer, in connection with the procurement, grant, enforcement, maintenance, exploitation, or defense against assertion of any patent, trademark, copyright, trade secret or related rights, including applications for protection or registration thereof. Such lawful papers include, but are not limited to, any and all powers, assignments, affidavits, declarations and other papers deemed by the Employer to be necessary or advisable.

                  (g) KEEP RECORDS. Employee will keep and regularly maintain adequate and current written records of all Inventions, Confidential Information, and Copyright Works in which he or she participates in creating, conceiving, developing or manufacturing. Such records shall be kept and maintained in the form of notes, sketches, drawings, reports, or other documents relating thereto, bearing at least the date of preparation and the signatures or name of each employee contributing to the subject matter reflected in the record. Such records shall be and shall remain the exclusive property of the Employer and shall be available to the Employer at all times.

                  (h) RETURN OF DOCUMENTS, EQUIPMENT, ETC. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Inventions, Confidential Information, or Copyright Works and all equipment, components, parts, tools, and the like in Employee's custody or possession that have been obtained or prepared in the course of Employee's employment with the Employer shall be the exclusive property of the Employer, shall not be copied and/or removed from the premises of the Employer, except in pursuit of the business of the Employer, and shall be delivered to the Employer, without Employee retaining any copies, upon notification of the termination of Employee's employment or at any other time requested by the Employer. The Employer shall have the right to retain, access, and inspect all property of the Employee of any kind in the office, work area, and on the premises of the Employer upon termination of Employee's employment and at any time during employment by the Employer, to ensure compliance with the terms of this Agreement.

                  (i) OTHER CONTRACTS. Employee represents and warrants that he or she is not a party to any existing contract relating to the granting or assignment to others of any interest in Inventions, Confidential Information, Copyright

EMPLOYMENT AGREEMENT                                                      PAGE 6

                           Works or Patents hereafter made by Employee except insofar as copies of such contracts, if any, are attached to this Agreement.

                  (j) ASSIGNMENT AFTER TERMINATION. Employee recognizes that ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents relating to his or her activities while working for the Employer that are conceived or made by Employee, alone or with others, within one (1) year after termination of his or her employment may have been conceived in significant part while Employee was employed by the Employer. Accordingly, Employee agrees that such ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents shall be presumed to have been conceived and made during his or her employment with the Employer and are to be assigned to the Employer.

                  (k) PRIOR CONCEPTIONS. At the end of this Agreement, Employee has set forth what he or she represents and warrants to be a complete list of all Inventions, if any, patented or unpatented, or Copyright Works, including a brief description thereof (without revealing any confidential or proprietary information of any other party) which Employee participated in the conception, creation, development, or making of prior to his or her employment with the Employer and for which Employee claims full or partial ownership or other interest, or which are in the physical possession of a former employer and which are therefore excluded from the scope of this Agreement. If there are no such exclusions from this Agreement, Employee has so indicated by writing "None" below in his or her own handwriting.

         10. NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY. Employee recognizes and agrees that a portion of the compensation he or she is to receive pursuant to this Agreement is provided in consideration for the agreements contained in this Paragraph. Employee further acknowledges and agrees that while employed pursuant to this Agreement, he or she will have access to confidential information of Employer, will be provided with specialized training on how to perform his or her duties; and will be provided with contact with Employer's customers and potential customers. In consideration of all of the foregoing, Employee agrees as follows:

                  (a) NON-COMPETITION DURING EMPLOYMENT. Employee agrees that for the duration of this Agreement, he or she will not compete with the Employer by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Employer provides, and that he or she will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc., either directly or indirectly, any individual

EMPLOYMENT AGREEMENT                                                      PAGE 7
                           or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Employer.

                  (b) CONFLICTS OF INTEREST. Employee agrees that for the duration of this Agreement, he or she will not engage, either directly or indirectly, in any activity (a "Conflict of Interest") which might adversely affect Employer or its affiliates, including ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business or accepting any payment, service, loan, gift, trip, entertainment, or other favor in each case having a value exceeding US $200 from a supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business, and that Employee will promptly inform Employer's President, or a corporate officer of Employer designated by the President, as to each offer received by Employee to engage in any such activity. Employee further agrees to disclose to Employer any other facts of which Employee becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest.

                  (c) NON-COMPETITION AFTER TERMINATION. Employee agrees that Employee shall not, directly or indirectly, at any time during the period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, within a geographical area encompassing 200 miles surrounding any of Employer's offices, as an employee, consultant, or director, provide any services to, or engage in or contribute Employee's knowledge to any work which is competitive with or similar to a product, process, apparatus or services provided by the Employer. Following the expiration of said two
                           (2) year period, Employee shall continue to be obligated under the Nondisclosure of Confidential Information section of this Agreement not to use or to disclose Confidential Information of the Employer so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.

                  (d) NON-SOLICITATION OF CUSTOMERS. Employee further agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not solicit or accept any business from any customer or client or prospective customer or client with whom Employee dealt or solicited while employed by Employer.

EMPLOYMENT AGREEMENT                                                      PAGE 8

                  (e) NON-SOLICITATION OF EMPLOYEES. Employee agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not either directly or indirectly, on his or her own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Employer to work for Employee or for another entity, firm, corporation, or individual.

                  (f) CONFIDENTIAL INFORMATION. Employee further agrees that Employee will not, except as the Employer may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Employer, or authorize anyone else to do these things at any time either during or subsequent to his or her employment with the Employer. This section shall continue in full force and effect after termination of Employee's employment and after the termination of this Agreement for any reason, including expiration of this Agreement. Employee's obligations under this section of this Agreement with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Employer include matters that Employee conceives or develops, as well as matters Employee learns from other employees of Employer.

                  (g) REAFFIRM OBLIGATIONS. Upon termination of his or her employment with the Employer, Employee, if requested by Employer, shall reaffirm in writing Employee's recognition of the importance of maintaining the confidentiality of the Employer's Confidential Information, disclose the identity of his or her new employer or business ventures, and reaffirm any other obligations set forth in this Agreement.

                  (h) PRIOR DISCLOSURE. Employee represents and warrants that he or she has not used or disclosed any Confidential Information he or she may have obtained from Employer prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.

                  (i) CONFIDENTIAL INFORMATION OF PRIOR EMPLOYERS. Employee will not disclose or use during the period of his or her employment with the Employer any proprietary or confidential information or copyright works which Employee may have acquired because of employment with an employer other than the Employer or Spectrum or acquired from any other

EMPLOYMENT AGREEMENT                                                      PAGE 9
                           third party, whether such information is in Employee's memory or embodied in a writing or other physical form.

                  (j) TIME PERIOD. The time periods referenced in this Paragraph shall not include any period of time during which Employee is in breach of this Agreement.

                  (k) BREACH. Employee agrees that any breach of Paragraphs 10(a), (b), (c), (d), (e) or (l) above cannot be remedied solely by money damages, and that in addition to any other remedies Employer may have, Employer is entitled to obtain injunctive relief against Employee. Nothing herein, however, shall be construed as limiting Employer's right to pursue any other available remedy at law or in equity, including recovery of damages and termination of this Agreement; provided further, that any breach of Paragraphs 10(a), (c), (d), (e) or (f) by Employee subsequent to his or her employment with Employer will result in forfeiture of all rights to pension benefits and other severance and retirement benefits.

                  (l) INDEPENDENT COVENANTS. All covenants contained in Paragraph 10 of this Agreement shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action by Employer against the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

         11. RIGHT TO ENTER AGREEMENT. Employee represents and covenants to Employer that he or she has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which he or she is a party or by which he or she is bound.

         12. ASSIGNMENT. This Agreement may be assigned by Employer, but cannot be assigned by Employee.

         13. BINDING AGREEMENT. Employee understands that his or her obligations under Section 10 of this Agreement are binding upon Employee's heirs, successors, personal representatives, and legal representatives.

         14. NOTICES. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as follows:


                   If to Employee:
                                       -------------------------------

                                       -------------------------------

                                       -------------------------------

EMPLOYMENT AGREEMENT                                                     PAGE 10
           with a copy to:
                                       -------------------------------

                                       -------------------------------

                                       -------------------------------


           If to Employer:             Global Election Systems, Inc.
                                       1611 Wilmeth Road
                                       McKinney, Texas U.S.A. 75069

           with a copy to:             Brice Tarzwell, Esq.
                                       Winstead Sechrest & Minick P.C.
                                       5400 Renaissance Tower
                                       1201 Elm Street
                                       Dallas, Texas 75270


         15. WAIVER. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.

         16. SEVERABILITY. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect. Furthermore, any breach by Employer of any provision of this Agreement shall not excuse Employee's compliance with the requirements of Paragraphs 9 or 10, to the extent they are otherwise enforceable.

         17. ARBITRATION. In the event any dispute arises out of Employee's employment with Employer, or separation therefrom, which cannot be resolved by the parties to this Agreement, such dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association ("AAA"). If the parties cannot agree on an arbitrator, a list of seven (7) arbitrators will be requested from AAA, and the arbitrator will be selected using alternate strikes with Employee striking first. The cost of the arbitration will be shared equally by Employee and Employer. Arbitration of such disputes is mandatory and in lieu of any and all civil causes of action and lawsuits either party may have against the other arising out of Employee's employment with Employer, or separation therefrom; provided, however, that any claim Employer has for breach of the covenants contained in Paragraphs 9 and 10 of this Agreement shall NOT be subject to mandatory arbitration, and may be pursued in a court of law or equity.

         18. ENTIRE AGREEMENT. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Employee's employment with Employer during the time period covered by this Agreement. This Agreement replaces and supersedes any

EMPLOYMENT AGREEMENT                                                     PAGE 11
and all existing Agreements entered into between Employee and the Company relating generally to the same subject matter, if any, and shall be binding upon Employee's heirs, executors, administrators, or other legal representatives or assigns.

         19. MODIFICATION OF AGREEMENT. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Employee and an officer or other authorized executive of Employer.

         20. UNDERSTAND AGREEMENT. Employee represents and warrants that he or she has read and understood each and every provision of this Agreement, and Employee understands that he or she is free to obtain advice from legal counsel of choice, if necessary and desired, in order to interpret any and all provisions of this Agreement, and that Employee has freely and voluntarily entered into this Agreement.

         21. EFFECTIVE DATE. It is understood by Employee that this Agreement shall be effective when signed by both Employer and Employee, and that the terms of this Agreement shall remain in full force and effect both during the continuation of Employee's employment and, except for paragraphs 4, 5, 6 and 7, after the termination of Employee's employment for any reason.

         22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         23. BENEFICIARY OF AGREEMENT. This Agreement is being made for the benefit of Global, which shall have all rights and remedies available to it under this Agreement as the Company, and shall be able to claim all rights and remedies available to the Company hereunder.

              [The balance of this page left blank intentionally.]












EMPLOYMENT AGREEMENT                                                     PAGE 12

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EMPLOYEE                           GLOBAL

Tae Yon Kim                        GLOBAL ELECTION SYSTEMS, INC.


/s/ Tae Yon Kim                    By: /s/ Robert J. Urosevich
--------------------                  ----------------------------------
Employee's Name                    Robert J. Urosevich
                                   President and Chief Operating Officer


Dated: 09/29/00                    Dated: 09/29/00
       --------                           --------


COMPANY

SPECTRUM PRINT & MAIL SERVICES, LTD.


BY: /s/ Tae Yon Kim
   -----------------------
Title: V.P. MBR Tech Group









EMPLOYMENT AGREEMENT                                                     PAGE 13

                              EMPLOYMENT AGREEMENT

          This Agreement is between John L. Elder (hereinafter referred to as "Employee") and SPECTRUM PRINT & MAIL SERVICES, LTD., a corporation incorporated under the laws of the State of Delaware, U.S.A. (hereinafter referred to "Employer" or the "Company"), and Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware ("Global").


                                   WITNESSETH:

          WHEREAS, Employer desires to employ Employee; and

          WHEREAS, Employee desires to accept employment by Employer pursuant to all of the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is AGREED as follows:

          1. PURPOSE. The purpose of this Agreement is to formalize the terms and conditions of Employee's employment with Employer. The recitals contained herein represent both parties' intentions with respect to the terms and conditions covered and cannot be amended during the term of the Agreement except by written addendum to the Agreement signed by both parties.

          2. DEFINITIONS. For the purposes of this Agreement, the following words shall have the following meanings:

                    (a) "Employer" means Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware, together with its subsidiaries, including, without limitation, Spectrum Print & Mail Services, Ltd;

                    (b) "Confidential Information" means information (1) disclosed to or known by the undersigned Employee as a consequence of or through his or her employment with the Employer; (2) not generally known outside the Employer; and (3) which relates to the Employer or its business, or its research and development activities. "Confidential Information" includes, but is not limited to, all of Employer's technical information, trade secrets, proprietary information, business plans, marketing plans, financial information, compensation and benefit information, personnel records, cost and pricing information, customer contacts, customer lists, information relating to suppliers and vendors, information relating to


EMPLOYMENT AGREEMENT                                                      PAGE 1
                              accounts, and information provided to the Employer by a third party under restrictions against disclosure or use by the Employer or others;

                    (c) "Copyright Works" are materials relating to the Employee for which copyright protection may be obtained including, but not limited to: literary works (including all written material), computer programs, artistic and graphic works (including designs, graphs, drawings, blueprints, and other works), recordings, models, photographs, slides, motion pictures, and audio-visual works, regardless of the form or manner in which documented or recorded;

                    (d) "Inventions" means inventions (whether patentable or not), discoveries, improvements, designs, and ideas (whether or not shown or described in writing or reduced to practice) including, and in addition to any such Confidential Information or Copyright Works; and

                    (e) "Patents" means any domestic or foreign patents and patent applications, including any Inventions or other subject matter described or protected by such patents and patent applications.

                    (f) "Copyright Registrations" means any domestic or foreign copyright registration and applications for such registration, including all or any portion of the Copyright Works or other subject matter identified by any such registration or application.

          3. DURATION. This Agreement shall become effective on September 29, 2000 and, unless terminated as hereinafter provided, extend until December 31, 2000. Unless Employee or Employer gives notice of his or her or its intention not to renew this Agreement no later than thirty (30) days prior to its expiration, this Agreement shall automatically continue in effect for successive additional one-year terms subject to all other terms and conditions contained herein.

          4. DUTIES AND RESPONSIBILITIES. Upon execution of this Agreement, Employee shall diligently render his or her services to Employer in accordance with the directives of Employer's President, and shall use his or her best efforts and good faith in accomplishing such directives. Employee agrees to devote his or her full-time efforts, abilities, and attention (defined to mean not less than forty (40) hours/week) to the business of the Employer, and shall not engage in any activities which will interfere with such efforts.

          5. COMPENSATION.

                    (a) In consideration for such services, Employer shall compensate Employee at an annual salary of $70,000, payable in installments in accordance with the standard payroll practices of Employer for its employees, for the first twelve (12) months of this Agreement.


EMPLOYMENT AGREEMENT                                                     PAGE 2

                   (b) Employer shall review Employee's salary as provided for above no less frequently than each anniversary of this Agreement; however, nothing shall prevent the Employer from making such adjustments more frequently if determined necessary.

          6. REIMBURSEMENT FOR EXPENSES. Employer shall reimburse Employee for all reasonable expenses incurred by him or her while performing services for Employer pursuant to this Agreement, but only after Employee submits a written, itemized, and signed list of such expenses on a form supplied by Employer for such purpose.

          7. BENEFITS. Employer agrees to provide and/or make available to Employee all benefits generally provided to its management employees.

          8. TERMINATION.

                    (a) Employer may terminate Employee's employment upon his or her death, or if he or she is unable to perform the essential functions of his or her position with reasonable accommodation for three
                              (3) consecutive months, or for a total of four (4) months during any twelve (12) month period.

                    (b) Employer may also terminate Employee's employment immediately for "Cause." Cause is defined to include, but is not limited to:

                              (1) fraud, misappropriation, or embezzlement involving Employer;

                              (2)       felony conviction;

                              (3) Employee's repeated failure to obey or carry out reasonable directives from Employer senior management which are consistent with this Agreement and pertain to Employee's employment with Employer;

                              (4) Employee's repeated failure to devote his or her full-time efforts, abilities, and attention to the business of the Employer;

                              (5)       repeated poor performance by the
                                        Employee; or

                              (6)       any breach or threatened breach of
                                        Paragraph 9 (a), (b), (d), (e), (f), (g)
                                        or (h), or Paragraph 10 (a), (b), (c),
                                        (d), (e) or (f) below.

                    (c) Employer may terminate this Agreement without cause upon ten (10) days written notice to Employee. In the event Employee is terminated pursuant to this provision, Employer can either require Employee to remain in its

EMPLOYMENT AGREEMENT                                                     PAGE 3
                              employ for the duration of the ten (10) days, or compensate Employee his or her normal salary for the duration of the ten (10) day period and terminate his or her employment effective immediately. If Employee is terminated pursuant to this provision, he or she will receive compensation and benefits through the end of a 30 day period commencing on the date Employee is notified of his or her termination (the "Severance Benefit").

                    (d)       Employee may terminate this Agreement upon ten
                              (10) days written notice to Employer. In the event Employee terminates his or her employment in this manner, he or she shall remain in Employer's employ subject to all terms and conditions of this Agreement for the entire ten (10) day period, unless instructed otherwise by the President, but shall not be entitled to any Severance Benefit.

                    (e) In the event Employee is terminated for Cause, his or her salary and benefits will cease immediately without payment of any Severance Benefit.

          9. INVENTIONS, CONFIDENTIAL INFORMATION, PATENTS, AND COPYRIGHT WORKS.

                    (a) NOTIFICATION OF COMPANY. Upon conception, all Inventions, Confidential Information, and Copyright Works shall become the property of the Employer (or the United States Government where required by law) whether or not patent or copyright registration applications are filed for such subject matter. Employee will communicate to the Employer promptly and fully all Inventions, or suggestions (whether or not patentable), all Confidential Information or Copyright Works made, designed, created, or conceived by Employee (whether made, designed, created, or conceived solely by Employee or jointly with others) during the period of his or her employment with the
                              Employer: (a) which relate to the actual or anticipated business, research, activities, or development of the Employer at the time of the conception; or (b) which result from or suggested by any work which Employee has done or may do for or on behalf of the Employer; or (c) which are developed, tested, improved, or investigated either in part or entirely on time for which Employee was paid by the Employer, or using any resources of the Employer.

                    (b) TRANSFER OF RIGHTS. Employee agrees, during his or her employment with the Employer, to assign and transfer to the Employer Employee's entire right, title, and interest in all Inventions, Confidential Information, Copyright Works and Patents prepared, made or conceived by or in behalf of Employee (solely or jointly with others): (a) which relate in any way to the actual or anticipated business of the Employer, or (b) which relate in any way to the actual or anticipated research or development of the

EMPLOYMENT AGREEMENT                                                     PAGE 4

                              Employer, or (c) which are suggested by or result, directly or indirectly, from any task assigned to Employee or in which Employee otherwise engages in behalf of the Employer. Employee also agrees to do all things necessary to transfer to the Employer Employee's entire right, title, and interest in and to all such Inventions, Confidential Information, Copyright Works or Patents as the Employer may request, on such forms as the Employer may provide, at any time during or after Employee's employment. Employee will promptly and fully assist the Employer during and subsequent to his or her employment in every lawful way to obtain, protect, and enforce the Employer's patent, copyrights, trade secret or other proprietary rights for Inventions, Confidential Information, Copyright Works or Patents in any and all countries.

                    (c) NOTICE OF RIGHTS UNDER STATE STATUTES. No provision in this Agreement is intended to require assignment of any of the Employee's rights in an Invention for which no equipment, supplies, facilities, Confidential Information, Copyright Works, Inventions. Patents or information of the Employer was used, and which was (1) developed entirely on the Employee's own time; (2) does not relate to the business of the Employer or to the actual or demonstrably anticipated research or development of the Employer; and (3) does not result from any work performed by the Employee for the Employer or assigned to the Employee by the Employer.

                    (d) RIGHTS IN COPYRIGHTS. Unless otherwise agreed in writing by the Employer, all Copyright Works prepared wholly or partially by Employee (alone or jointly with others) within the scope of his or her employment with the Employer, shall be deemed a "work made for hire" under the copyright laws and shall be owned by the Employer. Employee understands that any assignment or release of such works can only be made by the Employer. Employee will do everything reasonably necessary to enable the Employer or its nominee to protect its rights in such works. Employee agrees to execute all documents and to do all things necessary to vest in the Employer Employee's right and title to copyrights in such works. Employee shall not assist or work with any third party that is not an employee of Employer to create or prepare any Copyright Works without the prior written consent of Employer.

                    (e) ASSISTANCE IN PREPARATION OF APPLICATIONS. Employee will promptly and fully assist, if requested by the Employer, in the preparation and filing of Patents and Copyright Registrations in any and all countries selected by the Employer and will assign to the Employer Employee's entire right, title, and interest in and to such Patents and Copyright Registrations, as well as all Inventions or Copyright Works to which such Patents and Copyright Registrations pertain, to enable any such properties to be

EMPLOYMENT AGREEMENT                                                      PAGE 5
                              prosecuted under the direction of the Employer and to ensure that any Patent or Copyright Registration obtained will validly issue to the Employer.

                    (f) EXECUTE DOCUMENTS. Employee will promptly sign any and all lawful papers, take all lawful oaths, and do all lawful acts, including testifying, at the request of Employer, in connection with the procurement, grant, enforcement, maintenance, exploitation, or defense against assertion of any patent, trademark, copyright, trade secret or related rights, including applications for protection or registration thereof. Such lawful papers include, but are not limited to, any and all powers, assignments, affidavits, declarations and other papers deemed by the Employer to be necessary or advisable.

                    (g) KEEP RECORDS. Employee will keep and regularly maintain adequate and current written records of all Inventions, Confidential Information, and Copyright Works in which he or she participates in creating, conceiving, developing or manufacturing. Such records shall be kept and maintained in the form of notes, sketches, drawings, reports, or other documents relating thereto, bearing at least the date of preparation and the signatures or name of each employee contributing to the subject matter reflected in the record. Such records shall be and shall remain the exclusive property of the Employer and shall be available to the Employer at all times.

                    (h) RETURN OF DOCUMENTS, EQUIPMENT, ETC. All writings, records, and other documents and things comprising, containing, describing, discussing, explaining, or evidencing any Inventions, Confidential Information, or Copyright Works and all equipment, components, parts, tools, and the like in Employee's custody or possession that have been obtained or prepared in the course of Employee's employment with the Employer shall be the exclusive property of the Employer, shall not be copied and/or removed from the premises of the Employer, except in pursuit of the business of the Employer, and shall be delivered to the Employer, without Employee retaining any copies, upon notification of the termination of Employee's employment or at any other time requested by the Employer. The Employer shall have the right to retain, access, and inspect all property of the Employee of any kind in the office, work area, and on the premises of the Employer upon termination of Employee's employment and at any time during employment by the Employer, to ensure compliance with the terms of this Agreement.

                    (i) OTHER CONTRACTS. Employee represents and warrants that he or she is not a party to any existing contract relating to the granting or assignment to others of any interest in Inventions, Confidential Information, Copyright

EMPLOYMENT AGREEMENT                                                      PAGE 6

                              Works or Patents hereafter made by Employee except insofar as copies of such contracts, if any, are attached to this Agreement.

                    (j) ASSIGNMENT AFTER TERMINATION. Employee recognizes that ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents relating to his or her activities while working for the Employer that are conceived or made by Employee, alone or with others, within one
                              (1) year after termination of his or her employment may have been conceived in significant part while Employee was employed by the Employer. Accordingly, Employee agrees that such ideas, Inventions, Confidential Information, Copyright Works, Copyright Registrations or Patents shall be presumed to have been conceived and made during his or her employment with the Employer and are to be assigned to the Employer.

                    (k) PRIOR CONCEPTIONS. At the end of this Agreement, Employee has set forth what he or she represents and warrants to be a complete list of all Inventions, if any, patented or unpatented, or Copyright Works, including a brief description thereof (without revealing any confidential or proprietary information of any other party) which Employee participated in the conception, creation, development, or making of prior to his or her employment with the Employer and for which Employee claims full or partial ownership or other interest, or which are in the physical possession of a former employer and which are therefore excluded from the scope of this Agreement. If there are no such exclusions from this Agreement, Employee has so indicated by writing "None" below in his or her own handwriting.

          10. NON-COMPETITION, NON-SOLICITATION, AND CONFIDENTIALITY. Employee recognizes and agrees that a portion of the compensation he or she is to receive pursuant to this Agreement is provided in consideration for the agreements contained in this Paragraph. Employee further acknowledges and agrees that while employed pursuant to this Agreement, he or she will have access to confidential information of Employer, will be provided with specialized training on how to perform his or her duties; and will be provided with contact with Employer's customers and potential customers. In consideration of all of the foregoing, Employee agrees as follows:

                    (a) NON-COMPETITION DURING EMPLOYMENT. Employee agrees that for the duration of this Agreement, he or she will not compete with the Employer by engaging in the conception, design, development, production, marketing, or servicing of any product or service that is substantially similar to the products or services which the Employer provides, and that he or she will not work for, in any capacity, assist, or become affiliated with as an owner, partner, etc., either directly or indirectly, any individual

EMPLOYMENT AGREEMENT                                                      PAGE 7
                              or business which offers or performs services, or offers or provides products substantially similar to the services and products provided by Employer.

                    (b) CONFLICTS OF INTEREST. Employee agrees that for the duration of this Agreement, he or she will not engage, either directly or indirectly, in any activity (a "Conflict of Interest") which might adversely affect Employer or its affiliates, including ownership of a material interest in any supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business or accepting any payment, service, loan, gift, trip, entertainment, or other favor in each case having a value exceeding US $200 from a supplier, contractor, distributor, subcontractor, customer or other entity with which Employer does business, and that Employee will promptly inform Employer's President, or a corporate officer of Employer designated by the President, as to each offer received by Employee to engage in any such activity. Employee further agrees to disclose to Employer any other facts of which Employee becomes aware which might involve or give rise to a Conflict of Interest or potential Conflict of Interest.

                    (c) NON-COMPETITION AFTER TERMINATION. Employee agrees that Employee shall not, directly or indirectly, at any time during the period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, within a geographical area encompassing 200 miles surrounding any of Employer's offices, as an employee, consultant, or director, provide any services to, or engage in or contribute Employee's knowledge to any work which is competitive with or similar to a product, process, apparatus or services provided by the Employer. Following the expiration of said two (2) year period, Employee shall continue to be obligated under the Nondisclosure of Confidential Information section of this Agreement not to use or to disclose Confidential Information of the Employer so long as it shall not be publicly available. It is understood that the geographical area set forth in this covenant is divisible so that if this clause is invalid or unenforceable in an included geographic area, that area is severable and the clause remains in effect for the remaining included geographic areas in which the clause is valid.

                    (d) NON-SOLICITATION OF CUSTOMERS. Employee further agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not solicit or accept any business from any customer or client or prospective customer or client with whom Employee dealt or solicited while employed by Employer.

EMPLOYMENT AGREEMENT                                                      PAGE 8

                    (e) NON-SOLICITATION OF EMPLOYEES. Employee agrees that for the duration of this Agreement, and for a period of two (2) years after the termination of this Agreement for any reason, including expiration of the Agreement, he or she will not either directly or indirectly, on his or her own behalf or on behalf of others, solicit, attempt to hire, or hire any person employed by Employer to work for Employee or for another entity, firm, corporation, or individual.

                    (f) CONFIDENTIAL INFORMATION. Employee further agrees that Employee will not, except as the Employer may otherwise consent or direct in writing, reveal or disclose, sell, use, lecture upon, publish or otherwise disclose to any third party any Confidential Information or proprietary information of the Employer, or authorize anyone else to do these things at any time either during or subsequent to his or her employment with the Employer. This section shall continue in full force and effect after termination of Employee's employment and after the termination of this Agreement for any reason, including expiration of this Agreement. Employee's obligations under this section of this Agreement with respect to any specific Confidential Information and proprietary information shall cease when that specific portion of the Confidential Information and proprietary information becomes publicly known, in its entirety and without combining portions of such information obtained separately. It is understood that such Confidential Information and proprietary information of the Employer include matters that Employee conceives or develops, as well as matters Employee learns from other employees of Employer.

                    (g) REAFFIRM OBLIGATIONS. Upon termination of his or her employment with the Employer, Employee, if requested by Employer, shall reaffirm in writing Employee's recognition of the importance of maintaining the confidentiality of the Employer's Confidential Information, disclose the identity of his or her new employer or business ventures, and reaffirm any other obligations set forth in this Agreement.

                    (h) PRIOR DISCLOSURE. Employee represents and warrants that he or she has not used or disclosed any Confidential Information he or she may have obtained from Employer prior to signing this Agreement, in any way inconsistent with the provisions of this Agreement.

                    (i) CONFIDENTIAL INFORMATION OF PRIOR EMPLOYERS. Employee will not disclose or use during the period of his or her employment with the Employer any proprietary or confidential information or copyright works which Employee may have acquired because of employment with an employer other than the Employer or Spectrum or acquired from any other

EMPLOYMENT AGREEMENT                                                      PAGE 9
                              third party, whether such information is in Employee's memory or embodied in a writing or other physical form.

                    (j) TIME PERIOD. The time periods referenced in this Paragraph shall not include any period of time during which Employee is in breach of this Agreement.

                    (k) BREACH. Employee agrees that any breach of Paragraphs 10(a), (b), (c), (d), (e) or (l) above cannot be remedied solely by money damages, and that in addition to any other remedies Employer may have, Employer is entitled to obtain injunctive relief against Employee. Nothing herein, however, shall be construed as limiting Employer's right to pursue any other available remedy at law or in equity, including recovery of damages and termination of this Agreement; provided further, that any breach of Paragraphs 10(a), (c), (d), (e) or (f) by Employee subsequent to his or her employment with Employer will result in forfeiture of all rights to pension benefits and other severance and retirement benefits.

                    (l) INDEPENDENT COVENANTS. All covenants contained in Paragraph 10 of this Agreement shall be construed as agreements independent of any other provision of this Agreement, and the existence of any claim or cause of action by Employer against the Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

          11. RIGHT TO ENTER AGREEMENT. Employee represents and covenants to Employer that he or she has full power and authority to enter into this Agreement and that the execution of this Agreement will not breach or constitute a default of any other agreement or contract to which he or she is a party or by which he or she is bound.

          12. ASSIGNMENT. This Agreement may be assigned by Employer, but cannot be assigned by Employee.

          13. BINDING AGREEMENT. Employee understands that his or her obligations under Section 10 of this Agreement are binding upon Employee's heirs, successors, personal representatives, and legal representatives.

          14. NOTICES. All notices pursuant to this Agreement shall be in writing and sent certified mail, return receipt requested, addressed as follows:


EMPLOYMENT AGREEMENT                                                     PAGE 10

           If to Employee:
                                   -------------------
                                   -------------------
                                   -------------------

           with a copy to:
                                   -------------------
                                   -------------------
                                   -------------------


           If to Employer:         Global Election Systems, Inc.
                                   1611 Wilmeth Road
                                   McKinney, Texas U.S.A. 75069

           with a copy to:         Brice Tarzwell, Esq.
                                   Winstead Sechrest & Minick P.C.
                                   5400 Renaissance Tower
                                   1201 Elm Street
                                   Dallas, Texas 75270

          15. WAIVER. No waiver by either party to this Agreement of any right to enforce any term or condition of this Agreement, or of any breach hereof, shall be deemed a waiver of such right in the future or of any other right or remedy available under this Agreement.

          16. SEVERABILITY. If any provision of this Agreement is determined to be void, invalid, unenforceable, or against public policy, such provisions shall be deemed severable from the Agreement, and the remaining provisions of the Agreement will remain unaffected and in full force and effect. Furthermore, any breach by Employer of any provision of this Agreement shall not excuse Employee's compliance with the requirements of Paragraphs 9 or 10, to the extent they are otherwise enforceable.

           17. ARBITRATION. In the event any dispute arises out of Employee's employment with Employer, or separation therefrom, which cannot be resolved by the parties to this Agreement, such dispute shall be submitted to final and binding arbitration. The arbitration shall be conducted in accordance with the American Arbitration Association ("AAA"). If the parties cannot agree on an arbitrator, a list of seven (7) arbitrators will be requested from AAA, and the arbitrator will be selected using alternate strikes with Employee striking first. The cost of the arbitration will be shared equally by Employee and Employer. Arbitration of such disputes is mandatory and in lieu of any and all civil causes of action and lawsuits either party may have against the other arising out of Employee's employment with Employer, or separation therefrom; provided, however, that any claim Employer has for breach of the covenants contained in Paragraphs 9 and 10 of this Agreement shall NOT be subject to mandatory arbitration, and may be pursued in a court of law or equity.

          18. ENTIRE AGREEMENT. The terms and provisions contained herein shall constitute the entire agreement between the parties with respect to Employee's employment with Employer during the time period covered by this Agreement. This Agreement replaces and supersedes any

EMPLOYMENT AGREEMENT                                                     PAGE 11
and all existing Agreements entered into between Employee and the Company relating generally to the same subject matter, if any, and shall be binding upon Employee's heirs, executors, administrators, or other legal representatives or assigns.

          19. MODIFICATION OF AGREEMENT. This Agreement may not be changed or modified or released or discharged or abandoned or otherwise terminated, in whole or in part, except by an instrument in writing signed by the Employee and an officer or other authorized executive of Employer.

          20. UNDERSTAND AGREEMENT. Employee represents and warrants that he or she has read and understood each and every provision of this Agreement, and Employee understands that he or she is free to obtain advice from legal counsel of choice, if necessary and desired, in order to interpret any and all provisions of this Agreement, and that Employee has freely and voluntarily entered into this Agreement.

          21. EFFECTIVE DATE. It is understood by Employee that this Agreement shall be effective when signed by both Employer and Employee, and that the terms of this Agreement shall remain in full force and effect both during the continuation of Employee's employment and, except for paragraphs 4, 5, 6 and 7, after the termination of Employee's employment for any reason.

          22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

          23. BENEFICIARY OF AGREEMENT. This Agreement is being made for the benefit of Global, which shall have all rights and remedies available to it under this Agreement as the Company, and shall be able to claim all rights and remedies available to the Company hereunder.

              [The balance of this page left blank intentionally.]






EMPLOYMENT AGREEMENT                                                     PAGE 12

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


EMPLOYEE                           GLOBAL

John L. Elder                      GLOBAL ELECTION SYSTEMS, INC.


/s/ John L. Elder                  By: /s/ Robert J. Urosevich
----------------------                -------------------------------------
Employee's Name                       Robert J. Urosevich
                                      President and Chief Operating Officer


Dated: 09/29/00                       Dated: 09/29/00
      ---------                              --------




EMPLOYMENT AGREEMENT                                                     PAGE 13

                  NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

         This Agreement is made with effect as of August 10, 2000, by and between Global Election Systems, Inc., a corporation incorporated under the laws of the State of Delaware, USA, and having its principal place of business in McKinney, Texas, USA ("Purchaser"), and Jeffrey W. Dean ("Founder"), an individual residing in the State of Washington, and Deborah M. Dean ("Vendor"), an individual residing in the State of Washington (Founder and Vendor are sometimes collectively referred to herein as the "Deans").


                                   WITNESSETH:

         WHEREAS, Purchaser has entered into a Share Purchase Agreement (the "Purchase Agreement") made effective as of August 10, 2000, among Vendor, Founder, Spectrum Print and Mail Services Ltd., a corporation incorporated under the laws of the State of Delaware ("Spectrum") Global Election Systems Inc., a corporation incorporated under the laws of British Columbia, and the Purchaser, pursuant to which Purchaser has agreed to purchase all of the issued and outstanding shares of Spectrum capital stock (hereinafter, the transactions contemplated by the Purchase Agreement being referred to as the "Acquisition"); and

         WHEREAS, Deans are husband and wife; and

         WHEREAS, Deans, prior to the execution of the Purchase Agreement, had control over Spectrum and are each familiar with the Business (as herein defined), affairs, finances, management, marketing programs, philosophy, and methods of operation of Spectrum; and

         WHEREAS, competition by either of the Deans with Purchaser or use of such knowledge, information, and business acumen, or disclosure by either of the Deans of confidential and proprietary information of Spectrum will result directly in damage to Purchaser and its business, properties, assets, and goodwill, and will cause the loss by Purchaser of some of the benefits of the Acquisition; and

         WHEREAS, Purchaser would suffer irreparable harm if either of the Deans were to use such knowledge, information, and business acumen in competition with Purchaser; and

         WHEREAS, as a condition to the consummation of the Acquisition, each of the Deans has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1. DEFINITIONS.

                  (a)      "Area" means the United States of America.

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT - PAGE 1

                  (b) "Business" means the business of Spectrum before the consummation of the Acquisition including, but not limited to the design and implementation of solutions for the printing and distribution of election materials using variable database applications that control the process.

                  (c) "Competing Business" means any business or enterprise which is engaged in a business that is the same or essentially the same as the Business; provided, however, Competing Business shall not include any operations of Purchaser or Spectrum.

                  (d) "Confidential Information" means all technical information, secret processes, all customer lists, sales and marketing information, personnel records, costs and pricing information, financial information, and information relating to accounts, customers and employees relating to or arising out of the Business or Founder's employment with Purchaser or Vendor's employment with Spectrum, and all physical embodiments of the foregoing, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by the Deans or to the extent the Deans or Purchaser are required by applicable law or judicial, regulatory, or governmental proceeding to disclose such information.

                  (e)      "Trade Secrets" means Confidential Information which
                           (i) derives economic value, actual or potential, from not being generally known to other person who can obtain economic value from its disclosure or use;
                           (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality; and (iii) is protected as a Trade Secret under applicable law.

         2. AGREEMENT NOT TO COMPETE. Each of the Deans agrees that for a period of five (5) years from the date hereof, or two (2) years after his or her employment terminates with Purchaser for any reason, whichever is longer, he or she will not become engaged within the Area, either directly or indirectly, on his or her own behalf or on behalf of others as a shareholder (other than ownership of less than five percent (5%) of the outstanding voting securities of an entity whose voting securities are traded on a national securities exchange or quoted on the NASDAQ/NMS but not including Global Canada), officer, director, partner, joint venturer, trustee, consultant, or executive employee for any Competing Business.

         3. AGREEMENT NOT TO SOLICIT CUSTOMERS. Each of the Deans agrees that for a period of five (5) years from the date hereof, or two (2) years after his or her employment terminates with Purchaser for any reason, whichever is longer, he or she will not, either directly or indirectly, on his or her own behalf or on behalf of others (other than Purchaser or its affiliates), solicit or accept business from any customer or prospective customer who he worked with or solicited while employed by Purchaser or by Spectrum.


NON-COMPETITION AND CONFIDENTIALITY AGREEMENT - PAGE 2

         4. AGREEMENT NOT TO SOLICIT EMPLOYEES. Each of the Deans agrees that for a period of five (5) years from the date hereof, or two (2) years after his or her employment terminates with Purchaser for any reason, whichever is longer, he or she will not, either directly or indirectly, on his or her own behalf or in the service or on behalf of others solicit or hire, or attempt to solicit or hire, or make an offer of employment to any person employed by Purchaser or that was employed by Spectrum at the time of the Acquisition, whether or not a full-time or temporary employee.

         5. OWNERSHIP AND NON-DISCLOSURE AND NON-USE OF CONFIDENTIAL
INFORMATION.

                  (a) Each of the Deans acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, are confidential to and shall be and remain the sole and exclusive property of Purchaser.

                  (b) Each of the Deans agrees that he or she will not disclose or make available any Confidential Information to any person or entity, nor shall he or she make or cause to be made, or permit or allow (to the extent within his or her control), either on his or her own behalf or on behalf of others, any use of such Confidential Information except in the ordinary course of their employment or consulting arrangement with the Purchaser or its affiliates. The obligations of confidentiality contained in this Agreement will apply (i) with respect to Trade Secrets so long as the information remains Trade Secret; and (ii) for Confidential Information for a period of five (5) years from the date hereof, or two (2) years after his or her employment with the Purchaser ceases for any reason, whichever is longer.

         6. ACKNOWLEDGMENT BY FOUNDER OF IRREPARABLE HARM.

                  (a) Each of the Deans acknowledges and agrees that he or she has acquired unique knowledge of the Business and operations of Spectrum; that each of the covenants and agreements contained in Sections 2, 3, 4, and 5 of this Agreement is made by him or her in consequence of and as an inducement to Purchaser to enter into the Purchase Agreement and to protect and preserve to Purchaser the benefit of the Acquisition, whereby Purchaser acquires the Shares of Spectrum; that each of the covenants contained in Sections 2, 3, 4, and 5 of this Agreement is reasonable and necessary to protect and preserve the benefits of such Acquisition; that Purchaser is engaged in and throughout the Area in the Business and beyond; that irreparable loss and damage will be suffered by Purchaser should either of the Deans breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and this Agreement; that the unenforceability of any such covenant or other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, Purchaser shall be

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT - PAGE 3
                           entitled to both temporary and permanent injunctions to prevent a breach or contemplated breach by Founder of any of such covenants or agreements. In the event that Purchaser should seek an injunction hereunder, each of the Deans hereby waives any requirement that Purchaser submit proof of the economic value of any Confidential Information or that Purchaser post a bond or any other security.

                  (b) In the event that either of the Deans shall breach any of the covenants set forth in Sections 2, 3, 4, or 5 hereof, the running of the period of the restriction set forth in such Section shall be tolled during the continuation of any such breach by either of the Deans.

         7. NOTICES.

                  (a) All notices, requests, demands, and other communications hereunder shall be in writing and effective when delivered, whether by hand, by United States registered or certified mail, return receipt requested, first class postage prepaid, or by Federal Express or similar overnight courier service to the parties or their permitted assignees, addressed as follows:

If to the Deans:              Deborah M. Dean and
                              Jeffrey W. Dean

                              ------------------------------
                              ------------------------------

with a copy to:               Ron L. Bozzer, Esq.
                              Borden Ladner Gervais L.L.P.
                              1200 Waterfront Centre
                              200 Burrad Street
                              P.0. Box 48600
                              Vancouver, B.C., Canada V7XJT2


If to Purchaser:              Global Election Systems, Inc.
                              1611 Wilmeth Road
                              McKinney, TX  75069

with a copy to:               Brice Tarzwell, Esq.
                              Winstead Sechrest & Minick P.C.
                              5400 Renaissance Tower
                              1201 Elm Street
                              Dallas, Texas, USA 75270

                  (b) Any party hereto may change its address specified for notices herein by designating a new address in writing.

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT - PAGE 4

         8. MISCELLANEOUS.

                  (a) Assignment. This Agreement may be assigned by Purchaser solely to a company, firm, or person that acquires substantially all the assets or voting securities of Purchaser and shall inure to the benefit of such assignee. Neither this Agreement nor any right to either of the Deans hereunder may be assigned by the Deans, nor may either of the Deans in any way delegate the performance of his or her covenants and obligations hereunder.

                  (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                  (c) Entire Agreement. This Agreement and the Share Purchase Agreement together constitute the entire agreement of the parties hereto concerning the transactions contemplated herein and supersede all prior agreements or understandings among the parties hereto relating to the subject matter hereof. The parties recognize that the Employment Agreement between Purchaser and the Founder being executed contemporaneously with this Agreement contains in
                           Section 10 thereof similar provision to those found in this Agreement. As between the Founder and the Purchaser, the provision of this Agreement shall govern in the event of any conflict between Section 10 of the Employment Agreement and this Agreement. No oral representation, agreement or understandings made by any party hereto shall be valid or binding upon such party or any other party hereto. Any amendment to this Agreement must be in writing and executed by both parties. The failure of any party to exercise any power or right hereunder or to insist upon strict compliance with the obligations hereunder shall not constitute a waiver of a party's right to demand exact compliance with the terms hereof.

                  (d) Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable, and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein. If a covenant is deemed to be unenforceable, the court or the parties shall modify the covenant to make it enforceable pursuant to applicable law and the intent of the parties.

                  (e) Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                           [The balance of this page intentionally left blank.]


NON-COMPETITION AND CONFIDENTIALITY AGREEMENT - PAGE 5

          IN WITNESS WHEREOF, Purchaser and Founder have each executed and delivered this Agreement as of the date first shown above.


PURCHASER:                                     FOUNDER:
GLOBAL ELECTION SYSTEMS, INC.


By:  /s/ Robert J. Urosevich                   /s/ Jeffrey W. Dean
---------------------------------              ---------------------------
Robert J. Urosevich, President                 Jeffrey W. Dean
And Chief Operating Officer


Dated: Sept. 29th/2000                         Dated: Sept. 29th/2000




                                               VENDOR:

                                               /s/ Deborah M. Dean
                                               ---------------------------
                                               Deborah M. Dean
                                               Dated:  Sept. 29, 2000








NON-COMPETITION AND CONFIDENTIALITY AGREEMENT - PAGE 6

                                  SCHEDULE "G"

                FORM OF VENDOR AND FOUNDER'S SOLICITOR'S OPINION
                                   (omitted)

                                  SCHEDULE "H"

                     FORM OF PURCHASER'S SOLICITOR'S OPINION
                                   (omitted)





                                  SCHEDULE "I"

                          CERTIFICATE OF CONFIRMATION


Pursuant to subparagraph 6.2(g) of the Share Purchase Agreement made effective as of the 10th day of August, 2000 (the "Agreement") among Deborah M. Dean (the "Vendor"), Jeffrey W. Dean (the "Founder"), Spectrum Print & Mail Services, Ltd., Global Election Systems Inc. ( "Global Canada") and Global Election Systems, Inc. ("Global USA") (collectively, Global Canada and Global USA are referred to as "Global"), the Vendor and the Founder jointly and severally confirm to Global that the representations and warranties of the Vendor and the Founder contained in paragraph 1.1 of the Agreement, elsewhere in the Agreement or contained in any certificates or documents delivered by them pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement being 12 o'clock p.m. local time in Vancouver, B.C. on the 29th day of September, 2000.

Dated at Vancouver, British Columbia, this 29th day of September, 2000.




                                       Deborah M. Dean


                                       Jeffrey W. Dean

                                  SCHEDULE "J"

                           CERTIFICATE OF CONFIRMATION


Pursuant to subparagraph 6.3(f) of the Share Purchase Agreement made the 10th day of August, 2000 (the "Agreement") among Deborah M. Dean (the "Vendor"), Jeffrey W. Dean (the "Founder"), Spectrum Print & Mail Services, Ltd., Global Election Systems Inc. ("Global Canada") and Global Election Systems Inc., Global Canada confirms to the Vendor and the Founder that the representations and warranties of the Purchaser contained in paragraph 1.3 of the Agreement, elsewhere in the Agreement or contained in any certificates or documents delivered by it pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, being 12 o'clock p.m. local time in Vancouver, B.C. on the 29th day of September, 2000

Dated at McKinney, Texas and Vancouver, British Columbia, this 29th day of September, 2000.


GLOBAL ELECTION SYSTEMS INC.

Per:
    -------------------------------------------
    Robert J. Urosevich, Director and President

Per:
    -------------------------------------------
    Clinton H. Rickards, Director

                                  SCHEDULE "K"

                            PERSONAL PROPERTY LEASES


1. Lease dated July 8, 1998 between Spectrum, as lessee, and IFC Credit Corporation for Model 500 Ballot Die Cutting System. The term of the lease for this equipment is sixty months beginning October 1,1998. The lease requires one payment of US$7,438.00 and fifty-nine payments at US$3,719.00, plus applicable taxes.

2. Lease dated November 24, 1999 between Spectrum, as lessee, and IFC Credit Corporation for Model 500 Decorated Material Blanking System. The term of the lease for this equipment is sixty-one months beginning December 1,1999. The lease requires one payment of US$1,973.70 and sixty payments at US$3,948.70, plus applicable taxes.

3. Lease dated July 8, 1998 between Spectrum, as lessee, and IFC Credit Corporation for two Phillipsburg High-Speed 6 Station Inserters, two Ink Jetters and one Stahl 20' x 26' RA Folder. The term of the lease for this equipment is sixty-one months beginning on December 1, 1999. The lease requires one payment of US$316.35 and sixty monthly payments at US$3,240 plus applicable taxes.

4. Lease dated July 8, 1998 between Spectrum, as lessee, and IFC Credit Corporation for Model 500 Ballot Die Cutting System. The term of the lease for this equipment is sixty months beginning September 1, 2000. The lease requires sixty months payments at US$3,901.00, plus applicable taxes.

5. Lease dated July 8, 1998 between Spectrum, as lessee, and IFC Credit Corporation for Model 500 Ballot Die Cutting System. The term of the lease for this equipment is sixty months beginning September 1, 2000. The lease requires one payment of US$7,438.00 and fifty-nine payments at US$3,901.00, plus applicable taxes.

6. Lease dated March 1, 2000 between Spectrum, as lessee, and Copelco Capital, Inc. for two Xeikon DCP 50D. The term of the lease for this equipment is forty-eight months beginning March 1, 2000. The lease requires three monthly payments of US$8,000.00 and forty-five monthly payments of US$21,751.45, plus applicable taxes.

7. Lease dated July 2, 1998 between Spectrum, as lessee, and Newcourt Financial for Xeikon D50. The term of the lease for this equipment is forty-one months beginning August 1, 1998. The lease requires one payment of US$31,436.58 and forty payments at US$15,718.31, plus applicable taxes.

8. Lease dated December 4, 1998 between Spectrum, as lessee, and BankVest Capital Corp. for Xeikon DCP/50D. The term of the lease for this equipment is forty-two months beginning January 1,1999. The lease requires one payment of US$80,000.00 and forty-one payments at US$11,222.61, plus applicable taxes.

9. Lease dated November 10, 1995 between Spectrum, as lessee, and Xerox for DP390HCZ. The term of the lease for this equipment is sixty months beginning January 1, 1996. The lease requires one payment of US$16,600 and fifty-nine payments at US$3,033.28, plus applicable taxes.

                                  SCHEDULE "L"

                              REAL PROPERTY LEASES


1. Lease dated May 19, 1997, by and between First Commercial Management on behalf of Washington Credit Union, a partnership, as the landlord, and Spectrum, as tenant, pursuant to which Spectrum leases certain premises on land commonly known by the street address of 6950 - 220th Street SW, Suite 206, Mountlake Terrace, Washington. Such premises consist of office space totaling approximately 2,412 square feet. The lease commenced May 5, 1997 and is for the term of 4 years. Monthly rent payable under the lease is US$5,624.00.

2. Lease dated June 16, 1998, by and between Castle Harbor, L.L.C., a partnership, as the landlord, and Spectrum, as tenant, pursuant to which Spectrum leases certain premises on land commonly known by the street address of 22314 70th Avenue W, Suite F, Mountlake Terrace, Washington. Such premises consist of warehouse space totaling approximately 7,200 square feet and including seven parking spaces. The lease commenced July 1, 1998 and is for the term of 4 years. Monthly rent payable under the lease is US$4,844.14.

3. Lease dated December 23, 1999, by and between Encore Properties, a partnership, as the landlord, and Spectrum, as tenant, pursuant to which Spectrum leases certain premises on land commonly known by the street address of 471 Littlefield Avenue, South San Francisco, California. Such premises consist of warehouse and office space totaling approximately 5,120 square feet, including approximately 724 square feet of office space and including four parking spaces. The lease commenced January 1, 2000 and is for the term of 5 years. Monthly rent payable under the lease is US$4,608.00.

                                  SCHEDULE "M"

                 LIST OF SPECTRUM'S INTELLECTUAL PROPERTY RIGHTS


A. TRADEMARKS

As of the Effective Date, Spectrum has no registered trademarks and has not filed any applications therefor.

Spectrum uses the following trade name in addition to its corporate name:

         Spectrum Ltd.

Spectrum currently uses the unregistered trademarks "FrontEnd", "VoteRemote"and "MailWare" in connection with its business. Spectrum does not utilize any brand names of its own not otherwise disclosed in this Schedule. The Vendor and the Founder do not make any representation, warranty or covenant that all or any of such marks are capable of registration.

Spectrum Logo:

                                [SPECTRUM LOGO]

B. COMPUTER PROGRAMS, COPYRIGHTS AND INDUSTRIAL DESIGNS

         FrontEnd(TM)

                  A collection of software utilities supporting a methodology that 1) allows print objects, in an extensive variety of formats, to be placed on an electronic "virtual page," from a source database, in postscript format; 2) controls the RIP, printing, finishing and distribution of the printed material.

         VoteRemote(TM)

                  A software application that organizes the entire Absentee Ballot Process with data management, that produces envelopes by any data supported grouping, encodes voter specific information for the outgoing mail process and decodes returned absentee voter data in the incoming process. These data are uploaded to the county's voter registration database system with updated voter information for signature verification. This software drives the entire Absentee Ballot Process methodology.

         MailWare(TM)

                  MailWare is a product which simplifies and automates address coding without having to go through complicated and time-consuming import/export routines. MailWare uses the United States Postal Service ("USPS") database to lookup and code addresses. The Postal Coding Wizard allows you to code any data file structure with the necessary information to create an eleven-digit barcode, which means significant postage savings and delivery time on mailings. MailWare creates a Coding Accuracy Support System (CASS) report, which is recognized by the USPS in determining the qualification accuracy of your mailing. All necessary bar code fonts are included. The unique feature of MailWare is the integration with Microsoft Access database as an add-on.

         Ballot Production

                  Optical Scan Ballot production requires the ability to produce a ballot with accurate, complete front-to-back registration, which can be read by an optical scanner. Printing and setup times are limited and controlled by arbitrary state government regulations. This fact, coupled with ever increasing voter populations, continues the trend away from traditional printing methods due to their need for costly setup time and plate charges. Offset press methodology does not support proofs and/or last minute changes. Ballot styles (precinct specific variations) and ballot types (absentee, precinct, or mail) mandate the use of variable data and unlimited use of color. Spectrum's FrontEnd software produces quality ballots with little human intervention. FrontEnd controls page layout, merging of variable data overlays to correct postscript files, unlimited use of color for county coding purposes, red ovals and the ability to produce proofs and on-demand reprints. Spectrum's XEIKON 50D Digital Press provides the accuracy, flexibility, and reliability needed to insure that all types and styles of ballots can be produced on-time with complete registration and accuracy.

         RealTimeBallots(TM)

                  Real Time Ballots is a software system and methodology to produce Global ballots on demand by using a desktop PC and a postscript laser printer. The functional goal of Real Time Ballots is to produce a ballot in "real time" for a voter by entering a criteria. The criteria can be a voter ID, name, address, or birth date. Once a criteria is selected and entered, the system produces a ballot and a corresponding reply envelope that is printed to a desktop printer. This process is most useful for counties that have many precincts and have different issues per precinct.

C. PATENTS

         None.

D. DOMAIN NAMES

         Spectrumltd.com
         Vote-Remote.com
         Vote-Remote.net
         Vote-Remote.org
         VoteRemote.net
         VoteRemote.org

E. THIRD PARTY IP CONTRACT AND OPERATIONAL CONTRACTS

         None.

                                  SCHEDULE "N"

                                    CUSTOMERS
                                   (omitted)

                                  SCHEDULE "O"

              OPTIONS, WARRANTS AND AGREEMENTS TO ISSUE SECURITIES
                                OF GLOBAL CANADA


Incentive Stock Options outstanding as at August 10, 2000:

                                     NO. OF SHARES SUBJECT       EXERCISE PRICE PER
NAME OF HOLDER                             TO OPTION                COMMON SHARE                EXPIRY DATE
--------------                       ---------------------       ------------------             -----------
Ken Clark                                    40,000                     $2.05          October 15, 2001
Cathleen Colgan                              40,000                      1.25          August 22, 2002
Brian Courtney                               50,000                      1.25          August 2, 2005
Robert Diekmann                              25,000                      2.05          October 15, 2001
Larry Dix                                    50,000                      2.05          October 15, 2001
Larry Ensminger                              50,000                      1.25          August 22, 2002
J. Gregory Forsythe                          50,000                      1.25          August 22, 2002
Ingrid Giordano                              25,000                      1.25          August 22, 2002
Nicholas Glass                               50,000                      1.49          December 17, 2002
Barry Herron                                 50,000                      1.25          August 22, 2002
Jeff Hintz                                   15,000                      1.25          August 22, 2002
Frank Kaplan                                 50,000                      1.25          August 22, 2002
Steve Knecht                                 50,000                      1.25          August 22, 2002
Wes Krivanek                                 15,000                      1.25          August 22, 2002
Sin Din Eric Lau                             20,000                      1.25          August 22, 2002
Mark Langer                                  40,000                      1.25          August 22, 2002
John W. Larmer II                            50,000                      1.69          February 8, 2005
Sophia Lee                                   30,000                      1.25          August 22, 2002
John McLaurin                                50,000                      1.25          August 22, 2002
Mickey Martin                                50,000                      1.25          August 22, 2002
Josef Mueller                                50,000                      1.25          August 22, 2002
Robert Pickett                               50,000                      1.25          August 22, 2002
Clint Rickards                               50,000                      1.25          August 22, 2002
Juan Rivera                                  40,000                      2.05          October 15, 2001
Sherry Rose                                  50,000                      2.05          October 15, 2001
Maurice Sokulski                            100,000                      1.25          August 22, 2002
Bob Urosevich                               120,000                      1.25          August 22, 2002
Howard T. Van Pelt                           50,000                      1.25          August 22, 2002
Donald Vopalensky                            40,000                      1.25          August 22, 2002
TOTAL:                                    1,350,000

Warrants outstanding as at August 10, 2000:

                                 NO. OF SHARES AVAILABLE ON      EXERCISE PRICE PER
NAME OF HOLDER                   EXERCISE OF WARRANTS              COMMON SHARE                 EXPIRY DATE
--------------                   --------------------------      ------------------             -----------
David Ross                                   83,333                      $1.88                March 31, 2001
Victoria Ross                                83,334                       1.88                March 31, 2001
TOTAL:                                      166,667

                                  SCHEDULE "P"

                       LIST OF GLOBAL'S COMPUTER PROGRAMS


Computer Programs

ES-2000 AccuVote optical scan voting system
AccuVote touch screen voting system
GEMS application software
Voter Tally System (VTS) application software

                                  SCHEDULE "Q"

ESCROW AGREEMENT

                                ESCROW AGREEMENT

This is an Agreement respecting certain securities (the "Securities") described in Schedule A.

AMONG:

   BORDEN LADNER GERVAIS LLP Lawyers P.O. Box 48600, Waterfront Centre 1200 -
                   200 Burrard Street Vancouver, B.C. V7X 1T2

                               (the "Depository")

AND:

      DEBORAH M. DEAN 22006 - 100th Avenue West Edmonds, Washington USA 98020

                                  (the "Owner")

AND:

         GLOBAL ELECTION SYSTEMS INC. AND GLOBAL ELECTION SYSTEMS, INC.
                  1611 Wilmeth Road McKinney, Texas USA 75069

                            (collectively, "Global")



The Depository acknowledges receipt from the Owner of the Securities and an irrevocable stock power of attorney executed by the Owner in favour of Global Canada (the "Power of Attorney") (collectively, the Securities and the Power of Attorney are defined as the "Escrow Documents") which are received by the Depository for the purposes of Section 2.2(b) of the Share Purchase Agreement described in Schedule B (the "Escrow Provisions").

The following are the terms and conditions on which the Escrow Documents are received by the Depository:

1. The Depository shall exercise the same degree of care respecting the Escrow Documents and safeguard them to the same extent as the Depository does with respect to securities held by the Depository for its own benefit, but the Depository shall not be construed or deemed to be an insurer of the Escrow Documents and shall not be liable for any damage thereto or loss thereof unless such damage or loss is caused by the gross negligence or wilful misconduct of the Depository.

2. In caring for and safeguarding the Escrow Documents, the Depository may use the services of any agent or employee.

3. Where the Escrow Documents are being held as a security for performance of any obligation by the Owner,

         (1) particulars of the obligation secured are as set out in Schedule B to this Agreement;

         (2) the Escrow Documents shall remain in the possession of the Depository until the complete performance of the Owner's obligations in accordance with the respective agreements and the terms and covenants therein contained; and

         (3) any loss of or in respect of securities received by the Depository from the Owner, whether occasioned through the fault of the Depository or otherwise, shall not discharge or limit or lessen the liability of the Owner under any loan or other credit facility agreement or any guarantee agreement executed in favour of the Depository.

4. The Depository shall forthwith cause the Escrowed Documents to be delivered to the persons entitled as per the procedure set out in Schedule C to this Agreement.

5. The Owner indemnifies and shall save the Depository harmless against any cost (including legal costs on a solicitor and client basis), liability, claim, damage or expense arising from any claim brought by any third party by reason of the Depository having possession of the Securities or by reason of the Depository complying with the terms of this Agreement.

6.       (1)      Any notice required or permitted by law or this Agreement to be given to or served upon either of the parties shall be sufficiently served if given personally or if sent by telex or fax (where the intended recipient is equipped to receive such a form of telecommunication) or by prepaid courier or certified or registered mail,

         (1) in the case of the Depository, to the office of the Depository set forth on the first page hereof; and

         (2) in the case of the Owner, to the address of the Owner set forth on the first page hereof;

         and either party may by notice given in accordance with this section change its address for the purposes of this Agreement.

         (2) Any notice shall be deemed (in the absence of evidence of prior receipt) to have been received by the intended recipient the same day if personally served, the next business day if sent by telex or fax, and on the third business day next following where sent by prepaid courier or by registered or certified mail.

SIGNED, SEALED AND DELIVERED as of the date first above written.



BORDEN LADNER GERVAIS

     "Ron L. Bozzer"
     -----------------------------
Per: "Deborah M. Dean"
     DEBORAH M. DEAN

GLOBAL ELECTION SYSTEMS INC.

    "Clinton H. Rickards"
    ----------------------------------
    Per: Clinton H. Rickards, Director


GLOBAL ELECTION SYSTEMS, INC.

    "Clinton H. Rickards"
    ----------------------------------
    Per: Clinton H. Rickards, Director

                                   SCHEDULE A

                                   SECURITIES




DESCRIPTION OF ITEM                                                        MATURITY DATE
500,000 Common Shares of Global Election Systems Inc.                      September 27, 2002

                                   SCHEDULE B

                        OBLIGATION SECURITY BY SECURITIES

Any Claims against Owner of shares for breach of representations and warranties under the Share Purchase Agreement made as of August 10, 2000, among Deborah M. Dean, Jeffrey W. Dean, Spectrum Print & Mail Services, Ltd., Global Election Systems Inc. and Global Election Systems, Inc.

                                   SCHEDULE C

                            ESCROW RELEASE PROCEDURE

1. Pursuant to section 4.1 of the Share Purchase Agreement described in Schedule B (the "SHARE PURCHASE AGREEMENT"), if any of the representations, warranties or acknowledgements given by the Owner in the Share Purchase Agreement are found to be untrue during the period of 36 months following the closing or there is a breach of any covenant or agreement in the Share Purchase Agreement on the part of the Owner, the Owner has indemnified Global from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees and disbursements as charged by a lawyer to his own client), damages and expenses of any kind whatsoever which may be brought or made against Global by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by Global, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement (the "INDEMNIFICATION RIGHT").

2. In the event that Global, on or prior to the Maturity Date set forth in Schedule A, claims to be entitled to a payment under the Indemnification Right it may exercise such claim by delivering written notice to the Owner (with a copy to the Depository) demanding from the Owner a specified dollar amount (the "CLAIM"), as being the amount covered by the Indemnification Right. Such Claim shall specify the breach alleged and the calculation of the amount of the damages claimed. Such Claim shall be denominated in Canadian Dollars based upon the average of the buy and sell rate for US Dollars of Bank of Nova Scotia main branch in Vancouver at noon on the day prior to the date of the Claim. If the Claim is not disputed in accordance with section 4 of this Schedule C, Global shall have the right to satisfy the Claim by the transfer to Global of such number of the Securities as is equal to the amount of the Claim based upon the Market Value (as defined below) of Global's shares at the time of the Claim.

3. The Market Value of Global's shares for a particular date on which a Claim is made (the "CLAIM DATE") shall be determined as follows:

         (a) for each organized trading facility on which Global's shares are listed, "Market Value" will be the average of the closing prices of Global's shares on the 10 trading days immediately preceding the Claim Date;

         (b) if Global's shares trade on an organized trading facility outside of Canada, then the "Market Value" determined for that organized trading facility will be converted into Canadian dollars at a conversion rate determined by the Depository having regard for the published conversion rates as of the Claim Date;

         (c) if Global's shares are listed on more than one organized trading facility, then "Market Value" shall be the simple average of the Market Values determined for each organized trading facility on which those Global shares are listed as determined for each organized trading facility in accordance with subparagraphs (a) and (b) above;

         (d) if Global's shares are listed on one or more organized trading facility but have not traded during the ten trading day period immediately preceding the Claim Date, then the "Market Value" will be, subject to the necessary approvals of the applicable regulatory authorities, such value as is determined by the auditors of Global, acting reasonably; and

         (e) if Global's shares are not listed on any organized trading facility, then the Market Value will be, subject to the necessary approvals of the applicable regulatory authorities, such value as is determined by the auditors of Global, acting reasonably.

4. If the Owner has delivered to the Depository and to Global a written objection to a Claim (an "OBJECTION") within 10 business days of Global's delivery of notice of the Claim to the Owner, or there is otherwise a dispute between Global and the Owner as to the amount of the Claim, the Depository's sole obligation will be to hold the Escrow Documents until such dispute has been settled by agreement between the parties or by adjudication and all rights of review or appeal of any decision resulting from such adjudication have been exhausted. Upon receipt by the Depository of a certified copy of any such final decision or agreement, the Depository will act in accordance with the terms of such final decision or agreement.

5. If the Owner has not delivered to the Depository and to Global an Objection to a Claim within 10 business days of delivery of notice of the Claim to the Owner, the Depository shall forthwith deliver such number of Securities, as calculated by the auditors of Global as are required to fully satisfy the Claim to Global's Registrar and Transfer Agent. Prior thereto, the Depository shall complete the Power of Attorney by inserting on the Power of Attorney the number of Global shares transferable by the Owner to Global in satisfaction of the Claim (the "CLAIMED SHARES"), based upon the Market Value of Global's shares and the amount of the Claim and shall deliver same to Global's Registrar and Transfer Agent.

6. If the number of Claimed Shares is less than the number of Global shares which the Depository holds (the "SECURITY SHARES"), Global shall require the Transfer Agent to return to the Depository a Global share certificate representing such number of Global shares as is equal to the number of Security Shares less the Claimed Shares (the "REMAINING SHARES"). The Depository shall forthwith provide written notice to the Owner of its receipt of the Remaining Shares. Within 10 business days of the Owner's receipt of such written notice, the Owner shall provide to the Depository another duly executed Power of Attorney in favour of Global leaving blank the number of shares to be transferred.

7. At noon, Vancouver time, on September 30, 2002, provided that there is no outstanding Claim, the Depository is hereby authorized and shall deliver to the Owner all Escrowed Documents and any remaining Security Shares and any Power of Attorney it holds pursuant to this Escrow Agreement without further act of any party.